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                                APPRAISAL REPORT
                                 SHILO INN HOTEL

                                   Located At
                              780 LINDSAY BOULEVARD
                            IDAHO FALLS, IDAHO 83404

                                      As Of
                                DECEMBER 1, 1996

                                  Prepared for:
                                     KEYCORP
                           REAL ESTATE CAPITAL MARKETS
                          700 FIFTH AVENUE, 52nd FLOOR
                            SEATTLE, WASHINGTON 98104

                                  Prepared by:
                       JAMES RATKOVICH & ASSOCIATES, INC.
                             1224 EAST GREEN STREET
                           PASADENA, CALIFORNIA 91106

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                       JAMES RATKOVICH & ASSOCIATES, INC.
                             1224 EAST GREEN STREET
                           PASADENA, CALIFORNIA 91106
                            TELEPHONE: (818) 795-5087

December 9, 1996

Mr. David Thatcher
Senior Vice President
KeyCorp
Real Estate Capital Markets
700 Fifth Avenue, 52nd Floor
Seattle, Washington  98104

Re:  Appraisal Report of Shilo Inn
     780 Lindsay Boulevard
     Idaho Falls, Idaho   83404

Dear Mr. Thatcher:

In conjunction with the above captioned appraisal report ("Report"), we have conducted the required investigation, gathered the necessary data, and made certain analyses that were used in forming the opinion of the market value of the above referenced Property.

The function of this Report is for the exclusive use of KeyCorp and Merrill Lynch Mortgage Capital Inc. to evaluate the collateral to secure a proposed loan. This Report is intended to comply with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP), as promulgated by the Appraisal Standards Board of the Appraisal Foundation.

The purpose of this Report is to express our opinion of the market value of the Property subject to the definitions of value, the assumptions and limiting conditions and the certification contained in the attached Report. The Report:

     o May be relied upon by Merrill Lynch Mortgage Capital Inc. in determining whether to make a loan(s) evidenced by a note ("Property Note") secured by the Property;

     o May be relied upon by any purchaser in determining whether to purchase the Property Notes for these transactions from Merrill Lynch Mortgage Capital Inc.;

     o May be relied upon by any Rating Agency in rating securities issued by Merrill Lynch Mortgage Capital Inc. and representing an interest in the Property Notes;


                                                                          Page i

Mr. David Thatcher
December 9, 1996
Page -2-

     o May be included with and referred to in materials offering the Property Notes or an interest in the Property Notes for sale.

The subject property is a hotel complex which contains 162 rooms, and an O'Callahan's Restaurant and Lounge and Conference Center. The property is located at 780 Lindsay Boulevard, in the City of Idaho Falls, Bonneville County, Idaho 83404. It is situated in the north central part of the city. The site has approximately 600 feet of frontage on Lindsay Boulevard.

The subject has a total site area of 324,170 SF (7.44 acres), including the site of the O'Callahan's Restaurant and the Shilo Conference Center. The improvements consist of one, four-story, Good quality, Class D building, and one, one-story, Good quality, Class D building which collectively encompass 162,857 SF (gross) of improved building area. The main hotel building consists of 161 guest suites plus a managers unit, and common area amenities including, a Pool & Spa; three meeting rooms; an exercise gym, steam and sauna rooms and men's and women's locker room/restrooms. The restaurant has three meeting rooms and an adjoining lounge. The Conference Center can be divided into six rooms and seat a total of about 800 diners. The property is owned and operated by the Shilo Inn Hotel Group (Mark S. Hemstreet).

The subject property and comparables were last inspected November 8, 1996. Based on the investigation and analysis outlined in the report and subject to the assumptions and limiting conditions as set forth within the context of this report, the estimated market value of the Fee Simple Estate, as a going concern with existing furniture, fixture and equipment, As Is, as of December 1, 1996 was:

                                   $10,200,000
                    TEN MILLION TWO HUNDRED THOUSAND DOLLARS

The report that follows sets forth the identification of the property, the assumptions and limiting conditions, pertinent facts regarding the area and the subject property, comparable data and the reasoning leading to the conclusions set forth.

Sincerely,


/s/ M. Hammad
M. Hammad, MAI
Certified General Appraiser
CA No. AG002849
ID No. CGAP-247


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780 Lindsay Boulevard, Idaho Falls, ID

                                TABLE OF CONTENTS

ASSUMPTIONS AND LIMITING CONDITIONS                                            V

SALIENT FACTS AND CONCLUSIONS                                                VII

SUBJECT PHOTOGRAPHS                                                            8

IDENTIFICATION OF THE PROPERTY                                                17

PURPOSE OF THE APPRAISAL                                                      17

FUNCTION OF THE APPRAISAL                                                     17

DATE OF VALUATION                                                             18

HISTORY AND OWNERSHIP                                                         18

SCOPE OF THE ASSIGNMENT                                                       18

MARKETING AND EXPOSURE PERIODS                                                18

AMERICAN DISABILITIES ACT COMPLIANCE                                          19

PROPERTY RIGHTS APPRAISED                                                     19

HAZARDOUS MATERIAL STATEMENT                                                  19

COMPETENCY PROVISION                                                          20

DEFINITIONS                                                                   20

REGIONAL OVERVIEW                                                             22

AREA DESCRIPTION                                                              32

HOTEL INDUSTRY OVERVIEW                                                       34

SITE DESCRIPTION                                                              41

PLAT MAP                                                                      45


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780 Lindsay Boulevard, Idaho Falls, ID

TABLE OF CONTENTS (CONTINUED)

IMPROVEMENT DESCRIPTION                                                       46

HIGHEST AND BEST USE ANALYSIS                                                 56

VALUATION                                                                     60

COST APPROACH                                                                 63

DIRECT COMPARISON APPROACH                                                    78

INCOME APPROACH                                                               92

RECONCILIATION AND FINAL VALUE CONCLUSIONS                                   111

CERTIFICATIONS                                                               113

APPRAISER'S QUALIFICATIONS

ADDENDA

Restaurant Lease
Historical Operating Data
Smith Travel Research Hotel Operating Statistics
PKF Industry Standards
Smith Travel Research Report


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780 Lindsay Boulevard, Idaho Falls, ID

                        Assumptions & Limiting Conditions

The analysis of the property is predicated upon the following assumptions and conditions:

The date of value to which the opinions expressed in this report apply is set forth in the letter of transmittal. The Appraiser assumes no responsibility for economic or physical factors occurring at some later date which may affect the opinions herein stated.

No opinion is intended to be expressed for legal matters or that would require specialized investigation or knowledge beyond that ordinarily employed by real estate appraisers, although such matters may be discussed in the report.

No opinion as to title is rendered. Data on ownership and the legal description were obtained from sources generally considered reliable. Title is assumed to be marketable and free and clear of all liens and encumbrances, easements, and restrictions except those specifically discussed in the report.

The property is appraised assuming it to be under responsible ownership and competent management and available for its highest and best use.

No engineering survey has been made by the Appraiser. Except as specifically stated, data relative to size and area were taken from sources considered reliable, and no encroachment of real property improvements is assumed to exist.

Maps, plats, and exhibits included herein are for illustration only, as an aid in visualizing matters discussed within the report. They should not be considered as surveys or relied upon for any other purpose.

No opinion is expressed as to the value of subsurface oil, gas, or mineral rights and the property is not subject to surface entry for the exploration or removal of such material except as expressly stated.

Testimony or attendance in court or at any other hearing is not required by reason of rendering this appraisal unless such arrangements are made and compensation is agreed in advance.

No soil studies covering the subject property were available to the Appraiser, therefore, assumptions as to soil qualities employed in this report are not conclusive but have been considered consistent with information available to the Appraiser.

Earthquakes are not common in the area. No responsibility is assumed due to their possible effects on individual properties unless detailed geological reports are made available.

The property has been personally inspected by the appraisers so designated in the Certification and have found no obvious evidence of structural deficiencies except as stated in the report; however, no responsibility for hidden defects or conformity to specific governmental requirements such as fire, building and safety, earthquake, or occupancy codes can be assumed without provision of specific professional or governmental inspections.


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James Ratkovich & Associates, Inc.                                             v
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780 Lindsay Boulevard, Idaho Falls, ID

Assumptions & Limiting Conditions (continued)

No consideration has been given in this appraisal to personal property located on the premises unless specifically addressed within this report. Only real property items have been considered unless specifically mentioned.

The rental areas herein discussed have been calculated in accord with standards developed by the American Standards Association as included in Real Estate Terminology.

This report is based, in part, upon information assembled from a wide range of sources. An impractical and uneconomic expenditure of time would be required in attempting to furnish unimpeachable verification in all instances, particularly as to market related information, therefore, the incorporated data cannot be guaranteed.

The dollar amount of any value opinion herein rendered is based upon the purchasing power of the United States dollar existing at the date of value.

The Appraiser reserves the right to make such adjustments to the valuation herein reported as may be required by consideration of additional or more reliable data that may become available.

In the event this report is placed in the hands of a third party, such party must be made cognizant of any and all limiting conditions resulting from the basis of our employment and discussions related thereto as well as those set forth herein.

When improvements are labeled proposed or when development type properties are concerned, the property has been appraised subject to certain assumptions as to the quality and nature of the completed buildings, tenant improvements, land improvements or infrastructure. The basis for these assumptions were provided by the client, his representative, or government officials. Any deviation from these specifications will render the conclusions, which are based on those assumptions, useless and void.

Hazardous substances, if present within a facility, can introduce an actual or potential liability that will adversely affect the marketability and value of the facility. Such liability may be in the form of immediate recognition of existing hazardous conditions requiring correction and the future obligation that can stem from the release of currently non-hazardous contaminants, such as asbestos fibers or toxic vapors from urea formaldehyde foam insulation, through aging or building renovations. In the development of our opinion of value, no consideration has been given to such liability or its impact on value. The Appraiser is not qualified to make an investigation to determine the possible presence of toxic materials requiring either immediate or future correction. There are experts in this special field who can conduct such investigations and provide guidance regarding the impact of toxic materials that may be present in the subject property.

Disclosure of the contents of this appraisal report is governed by the bylaws and regulations of the Appraisal Institute. Neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of the appraisers or the firm with which they are connected, or any reference to the Appraisal Institute or the MAI, SRPA, RM, SRA, or SREA designations) shall be disseminated to the public through advertising media, public relations media, news media, sales media, or any other public means of communication without the prior written consent and approval of the undersigned.


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James Ratkovich & Associates, Inc.                                            vi
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780 Lindsay Boulevard, Idaho Falls, ID

                    SUMMARY OF SALIENT FACTS AND CONCLUSIONS

LOCATION:                           Shilo Inn
                                    780 Lindsay Boulevard
                                    Idaho Falls, Idaho  83404

ASSESSOR'S PARCEL NO.:              RPA2130001001O  Hotel Real Estate
                                    PP1SHILINN01A   Hotel Personal Property
                                    PP1SHILLIN02A   Restaurant Personal Property

PROPERTY RIGHTS APPRAISED:          Fee Simple Estate

OWNER OF RECORD:                    Mark S. Hemstreet

PROPERTY TYPE:                      162 Unit All Suites Hotel

ZONING:                             HC-1, Limited Retail and Service Business;
                                             City  of Idaho Falls, Idaho

SITE AREA:                          7.44 acres; (324,170 square feet)

IMPROVEMENTS:                       The subject improvements consists of one,
                                    four-story, good quality, Class D, double wall constructed hotel buildings with 162 rooms encompassing 162,857 square feet gross. The hotel totals 107,390 square feet and the restaurant & conference center total
                                    55,467 square feet.

HIGHEST AND BEST USE:               As Vacant:   Commercial development
                                    As Improved: Existing Hotel Use

VALUE CONCLUSIONS:
  Land Value:                       $1,460,000
  F F & E:                          $567,000 ($3,500/room)
  Cost Approach:                    $14,070,000
  Direct Sales Comparison:          $10,600,000
  Income Capitalization Approach:   $10,200,000

  Final Value Estimate              $10,200,000

ESTIMATED MARKETING TIME:           Twelve Months

LAST DATE OF INSPECTION:            November 8, 1996

DATE OF VALUE:                      December 1, 1996


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James Ratkovich & Associates, Inc.                                           vii
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780 Lindsay Boulevard, Idaho Falls, ID

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  View of front of subject motel building looking east across Lindsay Boulevard

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     View of subject conference center looking east across Lindsay Boulevard

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James Ratkovich & Associates, Inc.


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780 Lindsay Boulevard, Idaho Falls, ID

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 View of rear of subject from Memorial Drive looking west across the Snake River

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View from typical balcony room looking southeast across the Porter Canal and the
Snake River toward the Central Business District (LDS Temple in right midground)


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James Ratkovich & Associates, Inc.                                             9
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780 Lindsay Boulevard, Idaho Falls, ID

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                                [PHOTO OMITTED]

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           Front and north end view of subject looking southeast from adjoining (north) Quality Inn

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     Front and south end view of subject looking northeast adjoining (south)
             Sandpiper restaurant Convention Center is in foreground


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James Ratkovich & Associates, Inc.                                            10
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780 Lindsay Boulevard, Idaho Falls, ID

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   Rear and north end view of subject looking southwest from the Porter Canal

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            Rear and south end view of subject looking northwest from
                           southeast property corner


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James Ratkovich & Associates, Inc.                                            11
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780 Lindsay Boulevard, Idaho Falls, ID

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              Representative view of interior of typical King Suite

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              Representative view of interior of typical Queen room


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James Ratkovich & Associates, Inc.                                            12
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780 Lindsay Boulevard, Idaho Falls, ID

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                 Interior view of second room in Shilo Inn suite

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  Representative interior view of meeting room (one of three) in hotel building


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James Ratkovich & Associates, Inc.                                            13
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                                [PHOTO OMITTED]

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                  Representative interior view of Pool/Spa area

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              Representative interior view O'Callahan's restaurant


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James Ratkovich & Associates, Inc.                                            14
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780 Lindsay Boulevard, Idaho Falls, ID

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                Representative interior view O'Callahan's lounge

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                Representative interior view of conference center


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James Ratkovich & Associates, Inc.                                            15
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780 Lindsay Boulevard, Idaho Falls, ID

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                  Representative view of the restaurant kitchen

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                 Street scene on Lindsay Boulevard looking north


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James Ratkovich & Associates, Inc.                                            16
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780 Lindsay Boulevard, Idaho Falls, ID

                         IDENTIFICATION OF THE PROPERTY

The subject property, known as the Shilo Inn is located at 780 Lindsay Boulevard, just southeast of the U. S. Highway 20 interchange and north of Broadway Street in Idaho Falls, Idaho. The subject site is irregularly shaped, primarily rectangular, and is bounded on the west property line by Lindsay Boulevard. The subject site has approximately 600 feet frontage on Lindsay Boulevard at a depth of 518 feet.

Legal Description

The subject property is legally described as Lot 1, Block 1, Shilo Inn Subdivision in the City of Idaho Falls, Idaho.

                            PURPOSE OF THE APPRAISAL

The purpose of the appraisal is to express our opinion of the market value, "As-is" of the Fee Simple Estate, of the going concern, in the subject property, as of the stated appraisal date.

                            FUNCTION OF THE APPRAISAL

The function of this Report is for the exclusive use of KeyCorp and Merrill Lynch Mortgage Capital Inc. to evaluate the collateral for a proposed loan for its underwriting purposes. This appraisal is intended to comply with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP), as promulgated by the Appraisal Standards Board of the Appraisal.

     o May be relied upon by KeyCorp and Merrill Lynch Mortgage Capital Inc. in determining whether to make a loan(s) evidenced by a note ("Property Note") secured by the Property;

     o May be relied upon by any purchaser in determining whether to purchase the Property Notes for these transactions from Merrill Lynch Mortgage Capital Inc.;

     o May be relied upon by any Rating Agency in rating securities issued by Merrill Lynch Mortgage Capital Inc. and representing an interest in the Property Notes;

     o May be included with and referred to in materials offering the Property Notes or an interest in the Property Notes for sale.


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James Ratkovich & Associates, Inc.                                            17
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780 Lindsay Boulevard, Idaho Falls, ID

                                DATE OF VALUATION

The date of valuation is December 1, 1996. The subject and the comparables were last inspected on November 8, 1996.

                              HISTORY AND OWNERSHIP

The apparent owner of the subject property is Mark Hemstreet who purchased the property in 1987 and developed the improvements in 1988.

                             SCOPE OF THE ASSIGNMENT

This appraisal has been made in accordance with the accepted techniques, standards, methods and procedures as stated in the Uniform Standards of Professional Appraisal Practice of the Appraisal Institute. The value set forth herein was estimated after application and analysis by the Direct Sales Comparison Approach to value and an Income Approach analysis using capitalization and discounting methods.

The appraiser researched the market for sales of vacant land similar to the subject's land. This was added to the estimated depreciated cost to build the improvements to arrive at a reasonable Cost Approach to value. The subject market area was surveyed to obtain an indication of overall market rents, typical expenses and occupancy levels, in order to analyze the subject income stream for the Income Approach to value. Additionally, sales of improved properties similar to the subject property were analyzed to determine both the demand for and to estimate market value of the subject property. The three approaches were correlated to arrive at a final value. This is a complete appraisal/self contained report. All the data gathered was verified and adjusted according to superiority or inferiority relative to the subject property in order to obtain a value indication for the subject property.

                         MARKETING AND EXPOSURE PERIODS

According to Korpacz Real Estate Investor Survey, Second Quarter 1996, the average marketing time for national investment property is 9.89 months as compared to 11.01 months a year prior. According to CB Commercial Investor Survey, First Quarter 1996, the marketing time for hotels ranges between 6-18 months and averages 8.4 months. Sales used in our market approach analysis indicate a range between 1 and 12 months marketing time. Hotel and motel brokers indicate that properties similar to the subject are expected to have marketing periods of approximately 9 to 12 months. This appraisal is based on a 12 month marketing period. Exposure period is a retrospective indication of market time and for the subject property is estimated to be the same as the marketing period.


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James Ratkovich & Associates, Inc.                                            18
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780 Lindsay Boulevard, Idaho Falls, ID

                      AMERICAN DISABILITIES ACT COMPLIANCE

The subject property is appraised without a specific compliance survey having been constructed to determine if the property is or is not in conformance with the requirements of the Americans with Disabilities Act (ADA). The presence of architectural and communications barriers that are structural in nature that would restrict access by disabled individuals may adversely affect the property's value, marketability or utility.

                            PROPERTY RIGHTS APPRAISED

The rights in realty are typically identified with respect to properties such as the subject are the Fee Simple, Leased Fee, and Leasehold Estate. These are defined as follows:(1)

Fee Simple Estate: An absolute fee; a fee without limitations to any particular class of heirs or restrictions, but subject to the limitations of eminent domain, escheat, police power and taxation. An inheritable estate.

Leased Fee Estate: A property held in fee with the right of use and occupancy conveyed by lease to others. A property consisting of the right to receive rentals over a period of time, plus the right of ultimate repossession at the termination of the lease.

Leasehold Estate: A property held under tenure of lease. The right of use and occupancy of real property by virtue of a lease agreement. The right of a lessee to use and enjoy real estate for a stated term and upon certain conditions, such as the payment of rent.

The property rights appraised within the context of this report are described as the Fee Simple Estate.

                          HAZARDOUS MATERIAL STATEMENT

In this appraisal assignment, unless otherwise stated, the existence of potentially hazardous material used in the construction or maintenance of the building, such as the presence of toxic waste, which may or may not be present on the property, was not observed by the appraiser; nor do we have any knowledge of the existence of such materials on or in the property. The appraiser is not qualified to detect such substances. The presence of potentially hazardous insulation may have an effect on the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for engineering or scientific knowledge required to discover such materials. The client is urged to retain an expert in this field, if so desired.

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(1) Real Estate Terminology; American Institute of Real Estate Appraisers; Burl
N. Boyce, Ph.D.; Ballinger Company; 1975.


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James Ratkovich & Associates, Inc.                                            19
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780 Lindsay Boulevard, Idaho Falls, ID

                              COMPETENCY PROVISION

We attest that the writer of this report has attained a level of competency necessary to complete the assignment in a diligent manner, utilizing all the commonly recognized analysis techniques considered normal for a prudent evaluation effort. The reader is referred to the appraisers' qualifications in the addenda for further confirmation of the appraisers' training and background.

Definitions

"(2) 'Market value'(2) means:

    (i) The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

          A.   buyer and seller are typically motivated;

          B. both parties are well informed or well advised, and each acting in what he considers his own best interest;

          C.   a reasonable time is allowed for exposure in the open market;

          D. payment is made in terms of cash in US dollars or in terms of financial arrangements comparable thereto; and

          E. the price represents a normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

(ii) Adjustments to the comparables must be made for special or creative financing or sales concessions. No adjustments are necessary for those costs that are normally paid by sellers as a result of tradition or law in a market area; these cost are readily identifiable since the seller pays these costs in virtually all sales transactions. Special or creative financing adjustments can be made to the comparable property by comparisons to financing terms offered by a third party institution lender that is not already involved in the property or transaction. Any adjustment should not be calculated on a mechanical dollar for dollar cost of the financing or concession, but the dollar amount of any adjustment should approximate the market's reaction to the financing or concessions based on the appraiser's judgment."

Going Concern Value

According to the Dictionary of Real Estate Appraisal, Third Edition, going concern value is defined as: the value created by a proven operation; considered as a separate entity to be valued with a specific business establishment.

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(2) This definition of market value is predicated on the Uniform Standards of
Professional Appraisal Practice (USPAP) and fully complies with those requirements mandated by the Office of Thrift Supervision (OTS), Office of the Comptroller of Currency (OCC), Federal Deposit Insurance Corporation (FDIC), National Credit Union Administration (NCUA), Federal Home Loan Bank Board (FHLBB), and the Resolution Trust Corporation (RTC).


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James Ratkovich & Associates, Inc.                                            20
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780 Lindsay Boulevard, Idaho Falls, ID

                                  Regional Map

                               [GRAPHIC OMITTED]


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James Ratkovich & Associates, Inc.                                            21
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780 Lindsay Boulevard, Idaho Falls, ID

                                REGIONAL OVERVIEW

Location

Idaho Falls is located in the western part of Bonneville County, and is situated in the Upper Snake River Valley. The surrounding towns of Ammon, Iona, Lincoln and Ucon are "bedroom" communities of Idaho Falls. Boise, the capitol of Idaho, is 272 miles west of Idaho Falls. Salt Lake City, Utah is 224 miles south and Pocatello is fifty miles south. The Upper Snake River Valley plain is a fertile agricultural region in the northern Rocky Mountains lying just west of the Continental Divide. Soils in the area are loams and sandy loams of loess and alluvial deposits overlying basaltic lava flows. Where irrigated, these soils are capable of producing good to excellent crops of potatoes, hay, grains and sugar beets, along with other secondary cash crops. With the closure of local processing facilities, sugar beets have not been an economic crop for about twenty years.

Idaho Falls, first known as Eagle Rock, originated in the 1860's as a crossing point on the Snake River for miners traveling north from Salt Lake City to the gold mines of Idaho and Montana. A railroad crossing was built in 1880 and the community continued to develop with a variety of services related to the mining and trading industries of the area. Agricultural development followed with cultivation of the surrounding lands of the Snake River plain. About 42% of the county's land area is in private ownership. The remainder is state or federally owned, primarily in national forests.

The Idaho Falls community has continued to grow and is presently the second largest urban area in the state. The city serves as a focal point for farming and ranching areas and related food processing and transportation industries. The Idaho National Engineering Laboratory west of Idaho Falls originated in 1949. That facility expanded with development of a variety of nuclear energy research facilities relating to civilian and defense programs. It remains a major economic factor of the region, although the role of many programs has changed in the recent past, and several others have been dropped and new ones added, particularly in the fields of environmental remediation and waste management.


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James Ratkovich & Associates, Inc.                                            22
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780 Lindsay Boulevard, Idaho Falls, ID

AREA AND REGIONAL DATA  (continued)

Access and Transportation:

Primary highway access to Idaho Falls is via Interstate 15 which runs north through Butte and south through Salt Lake City. Travel to the state capitol is via Interstate 84. Other major highways intersecting at Idaho Falls include U.
S. Highway 91, which runs north through Montana and south through Utah, U. S. Highway 20, which runs west to Mountain Home and U. S. Highway 26, which runs east through central Wyoming. Overall, highway access to the city from most geographical regions is good. Rail traffic throughout southern Idaho is moderately extensive and is operated by the Union Pacific Railroad, a main line of which extends through Idaho Falls. Several spur lines have been removed in some of the smaller outlying communities; however, the main rail line through Idaho Falls will continue to serve the area for the foreseeable future.

Climate:

The region has a semi-arid mountain valley climate; annual temperatures in the Idaho Falls area range from a maximum in the summer of near 100(Degree) to a low in the winter months of -20(Degree) with rare daily extremes being somewhat above or below these temperatures. Average annual temperature is 44(Degree). Average annual precipitation is approximately 9.8 inches and the growing season is typically about 120 days, running from late May through late September. The mountain watersheds provide sufficient runoff to replenish the ground water for deep well irrigation and the major surface stream drainages. Additionally, runoff is harnessed for significant hydroelectric production throughout the region by the Bonneville Power Administration, various power companies, and the city.

Government and Services:

Idaho Falls, the Bonneville County seat, has a mayor-council form of government and a well organized city fire and police department. The city and county have adopted comprehensive zoning ordinances, as well as long range development plans. The state of Idaho has a general income tax, sales tax and ad valorem property taxes. In Idaho Falls, the property tax levy has been about 2.5% to 2.9% of assessed market value in the recent past with a decrease in the rate for 1995 to 2.6%.

The infrastructure of the city is generally well constructed and maintained. Roadways are generally adequate with some congestion developing at peak times along the more intensively developed part of 17th Street near the east city limits. The city furnishes full sewer, water and garbage service, a full storm drainage system, street lighting and fire hydrant water. In addition, the city generates approximately about 50% of the current total consumption of electricity from its four hydroelectric sites on the Snake River. Areas outside of the city limits are served by Utah Power & Light at significantly higher rates. Natural gas, telephone and cable television service are all typical of these smaller metropolitan areas. Idaho Falls has two television stations and several radio stations.


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James Ratkovich & Associates, Inc.                                            23
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780 Lindsay Boulevard, Idaho Falls, ID

AREA AND REGIONAL DATA  (continued)

The city and county have two secondary school districts. District 91, which covers the city of Idaho Falls, has thirteen elementary schools, three junior high schools and two senior high schools. District 93 is organized over the remainder of the county and has eight elementary schools, two junior high schools and two senior high schools. Idaho Falls is the site of the Eastern Idaho Technical College, a vocational school.

Construction has been completed on the first phase of University Place, a higher education center at the north city limits. Two years of college credit are now available in a limited number of subjects there. A new, 246 bed regional hospital began service in 1986, replacing two older community hospitals. A major expansion, including two medical office buildings and an outpatient services wing, have been completed there.

City Growth and Development:

The city of Idaho Falls is generally laid out in an east to west direction, but is expanding to the southeast. The town of Ammon is located adjacent east of Idaho Falls and tends to encourage growth at that end of the city. The central business district is located adjacent east of the Snake River. The street system is of average quality and historically of a primarily rectangular pattern, with the exception of most newer residential subdivisions. These have more contemporary street designs for traffic safety and noise abatement.

New commercial buildings are being constructed at unimproved suburban sites. Many retail businesses have left the downtown area due to competition from shopping centers which have been built at peripheral locations near the north central city limits and on East 17th Street where the Grand Teton Mall was built in 1982. A significant number of other retail developments have been built in this area since then. There is currently little redevelopment occurring in the city. As a result, the tenant mix in the city center has become more service oriented. Two new banks have recently been built at the fringe of the downtown area and branch banks have recently been constructed along East 17th Street and near the DOE and Lockheed office complexes at the north city limits.

Extensive renovation and conversion of several older downtown buildings to good quality offices has occurred in the last four years with subsequent quick rent-up and sustained high occupancy. Otherwise, professional office buildings are being constructed primarily in the southeast part of the city with a smaller amount of west side development. Light industrial development has occurred and is occurring predominantly at the north, south and south-central city limits. There are few heavy-industrial operations in the immediate area. Exceptions are three local concrete plants and one concrete products manufacturer. Industrial development has slowed significantly in the recent past. An exception is the recently completed Anheuser-Busch malting barley plant, a $50 million facility at the (extended) south city limits. Another industrial park is proposed in that area.


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James Ratkovich & Associates, Inc.                                            24
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780 Lindsay Boulevard, Idaho Falls, ID

AREA AND REGIONAL DATA  (continued)

Demographics:

The 1994 census estimated the Idaho Falls population at 49,928, up from about 39,590 in 1980. Since 1960, it has grown at an average annual rate of just under 1% per year. However, from 1990 to 1992, the population grew by 2.7%. It is projected to grow at an annual rate of approximately 1% through the year 2010. The 1992 Bonneville County population was 74,150, up from about 66,000 in 1980, and has averaged over 1.4% per year since 1960 with the growth rate projected to decrease to about .5% through 2010.

About 60% of the Bonneville county population lives in Idaho Falls. About 91% of the total county population lives in the Idaho Falls CCD, the area immediately surrounding the city. Over the last thirty years, the county has experienced a higher average growth rate than the city, but those rates of growth appear to have been about equal for the last ten to fifteen years. As shown in the chart below, the population is relatively young and is well-educated. The high level of education of the populace is related primarily to technical and engineering operations at the Idaho National Engineering Laboratory. The unemployment level is low as is the percent of population living in poverty.

Economy:

The economic base of Idaho Falls and the surrounding area is dependent on agriculture and related industries. Research operations at the Idaho National Engineering Laboratory of the Department of Energy in Idaho Falls and on the desert west of Idaho Falls are a major part of the economy. The DOE has a full time work force which averaged about 38% of the overall non-agricultural, civilian county work force at its peak. About 68% of DOE employment comes from Bonneville County. Total INEL employment is about 8,500, down from its peak of about 12,900 in 1992. Otherwise, there is a relatively broad range of employers in the community. Those based primarily in Idaho Falls, including those at the INEL, are as follows:

Over 1,000 employees:

  Lockheed Idaho Technologies
  School District No. 91
  Eastern Idaho Regional Medical Center
  Melaleuca, Inc.

500 to 1,000 employees:

  Argonne National Laboratory
  School District No. 93
  City of Idaho Falls
  MK Ferguson


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James Ratkovich & Associates, Inc.                                            25
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780 Lindsay Boulevard, Idaho Falls, ID

AREA AND REGIONAL DATA  (continued)

250 to 500 employees:

Department of Energy

100 to 250 employees:

Albertson's
Bingham Mechanical
the Bon
Bonneville county
Fred Meyer

Because of the research-related nature of projects at the INEL, the work force is highly educated. As a result, income levels are relatively high as shown in the following chart, based in part on 1990 data.

                                 IDAHO        BONNEVILLE     IDAHO      UNITED
                                 FALLS          COUNTY       STATE      STATES
--------------------------------------------------------------------------------

  Median Age (1992) -             29.9            28.7        31.5       32.9

  Household size -                2.82            3.08        2.85       3.13

  Education -
    Undergraduate Degree:         17.5%           16.1%       12.4%      13.1%
    Graduate Degree:               8.2%            7.2%        5.3%       7.2%

  Per Capita Income
    (% of U.S.) -                 94.9% (est.)    88.6%       81.6%     100.0%

  Effective Buying Income
    (% of U.S.) -                108.5%          110.6%       89.8%     100.0%

  Poverty Level -                 10.5%            9.9%       13.3%      13.1%

    Unemployment Rate -            n/a             4.2%        4.4%       5.9%

Employment Trends:

Population growth in the city has been fairly uniform and an average growth rate projection over the longer term, at about 1% per year, is considered probable. Community growth will most likely be cyclical, as it has been in the past and as the national economy has fluctuated. Largely because of the INEL, the population is well educated and has sustained the purchasing power of the area and encouraged a strong commercial economy. However, as the national budget deficit has worsened, and the defense requirements of the country have decreased due to changes in the international environment, cutbacks at the INEL have been announced. These have affected and will continue to affect existing projects there, along with their attendant work forces. Because the operations of the INEL are dependent on political processes, rather than economic forces, the outlook for the future impact on the local economy is indeterminate.


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James Ratkovich & Associates, Inc.                                            26

780 Lindsay Boulevard, Idaho Falls, ID

Some of the recent changes at the INEL have included cutbacks to some operations at the Idaho Chemical Processing Plant and operation of the Naval training facility. Most of this reduction has been general and through attrition. The Navy has placed its two training reactors on standby, eliminating about 1,800 personnel from a current total of 2,250. The remainder of that work force will continue there for several years as part of a shutdown crew. Other recent cutbacks include a project run by Babcock and Wilcox which produces tank armor, eliminating part of a 480 person work force.

As part of its contract negotiations, Lockheed conducted a voluntary retirement initiative which reduced its work force by 1,250 in 1995. Congress has recently voted to shut down operations at the Integral Fast Reactor program which is an experimental breeder reactor project designed to consume nuclear fuel and produce inexpensive electricity in the process. This facility is run by Argonne and is independent of most operations managed by Lockheed. The shutdown will require several years. However, funding for a sizable portion of the current 900 jobs there in alternative programs was recently announced and will replace many of those which would otherwise be lost as a result of the announced cutbacks.

There are other possible and likely offsets to these announced reductions, such as conversion of ICPP to waste management operations, including vitrification technology development which could result in a small net employment change there. The INEL was recently awarded a $500 million, five year contract for technology development to clean up mixed wastes (hazardous and radioactive). The INEL currently stores most of that type of waste. There are currently two proposals to convert idle reactors to cancer treatment facilities. The Boron Neutron Capture Therapy technology program could possibly create a national cancer treatment center at the INEL.

EG&G (the predecessor to the current manager, Lockheed) moved into a new 256,000 square foot office building in 1993, consolidating some operations from several scattered locations in the community to this building. As a result, some vacancies appeared in scattered, privately-owned properties which had been converted to offices for EG&G but are now no longer needed. Vacancies in better buildings, such as Centennial Plaza where a majority of the building had been occupied by EG&G, were absorbed within only a few months at relatively high rates. Some consolidation has continued to occur with the DOE and its subcontractors locating to several buildings at the north city limits.

The State of Idaho and the Departments of Energy and the Navy have just reached a comprehensive agreement to allow resumption of spent fuel and waste shipments for processing at the INEL. The agreement is over a 40 year period and involves over 1,100 potential shipments of material from the Navy, DOE and foreign countries. In turn, the INEL will receive an additional $765 million through 2005 for waste cleanup, $400 million for construction of new handling and storage facilities, and eastern Idaho will receive $30 million for economic diversification. The agreement calls for transuranic waste to be moved out of Idaho by 2018 and the rest of the material to be moved out of Idaho by the year 2035. If the deadline is not met, the state will receive $60,000 per day in penalties.


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James Ratkovich & Associates, Inc.                                            27
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780 Lindsay Boulevard, Idaho Falls, ID

AREA AND REGIONAL DATA  (continued)

While opinions vary, persons interviewed in the community, including developers and lenders, feel that operations at the INEL will now slow on a permanent basis and employment will remain below the recent peak levels. However, the new waste and spent fuel agreement will likely add new jobs at the INEL by an as yet unknown amount. The general attitude in the community though is that diversification of the economic base away from dependence on the INEL is necessary. The ongoing residential and commercial development in the community indicates that this diversification is progressing.

In order to decrease reliance on the INEL and DOE, a citizen's group, Initiative 2000, has been formed which has assumed an objective of recruiting businesses to the community with potential for creating up to 1,800 new jobs and diversifying the economy. While the operations of this group are new, it does express a commitment to widening the employment base in the community. Initiative 2000 has been selected as the Community Reuse Organization to negotiate with the DOE for planning and implementation grants for offsetting the effects of "rightsizing" its operations. The DOE has recently awarded $325,000 for planning to determine local initiatives which will help ease the region's dependence on the INEL. Implementation plans submitted by other communities have ranged from $5 million to $20 million. None has been submitted by Initiative 2000.

Development Trends:

Based on projects underway and planned as of October, 1996, city officials state that commercial construction could set new records in spite of the reductions at the INEL. Other projects planned or underway, reported by the Idaho Falls Planning Office include:

o    New Fred Meyer superstore at North Yellowstone Highway and Anderson Street
o    New Bonneville Power Administration building
o    New AmeriTel Motel on Lindsay Boulevard
o    New Country Kitchen or Appleby's restaurant on Lindsay Boulevard
o    New Supper Checker auto supply store
o    New fast food restaurant on West Broadway
o    New retail shopping center on Lincoln Road
o    Three new franchise restaurants just built on 17th Street
o    New auto service center on Channing Way
o    Two new apartment complexes
o    Two new assisted living apartment complexes
o    New medical office complex on Channing Way and Coronado Street
o    New dental clinic on Channing Way
o    New Target store in the recently built Ammon Towne Center complex
o    New addition to EITC
o    Two new subsidized housing complexes, on in Ammon, the other in Idaho Falls
o    New food products manufacturing plant at South Yellowstone Highway
o    Renovation of the old Firestone building into an auto service center


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James Ratkovich & Associates, Inc.                                            28
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780 Lindsay Boulevard, Idaho Falls, ID

AREA AND REGIONAL DATA  (continued)

o    Renovation of the old Colonial Theater into an arts center
o    New elementary school in Shamrock Park subdivision
o    New commercial subdivision along Hitt Road

As indicated above, current and proposed commercial development in Idaho Falls remains very strong. The former K-Mart store on West Broadway is now occupied by Ernst Home Center. It is one of the stores Ernst will not close as part of its restructuring program. The first phase of the Ammon Towne Center, a major shopping center has been completed at the intersection of East 17th Street and Hitt Road, adjacent east of the Grand Teton Mall. One anchor is the largest Albertson's store in the state. Smaller owner-occupied buildings will likely continue to be developed at a moderate rate. The center will ultimately include three phases, with the second phase including a new Target store. In addition, there is a continuation of new development near the new K-Mart store on East 17th Street in Ammon.

A new Hampton Inn motel has just been built on Channing Way and another AmeriTel motel is being built on Lindsay Boulevard. Denny's restaurant has recently opened on Lindsay Boulevard. Another shopping center, anchored by Waremart, had been scheduled for construction but is now on hold. A new facility for Anderson Lumber on 17th Street in Ammon is under construction. A new Barnes & Noble bookstore near the Grand Teton Mall has just been completed. That building is one of three built in a smaller center with room for a fourth store available.

Bonneville County, in conjunction with the INEL and the city of Idaho Falls, has just completed construction of a $5 million technology park at the north city limits, and the DOE is constructing a $1.6 million Interim Engineering Demonstration facility there to advance technology transfer to the private sector. There has been some interest in occupancy of the entire building by one firm. An earlier incubation center developed by the city and county on the North Yellowstone Highway is fully occupied. Vacancy rates in most of these retail and professional offices remain low.

Through September 1996, total construction permit value for Idaho Falls is just over $32.1 million. As of September 30, 1995 total construction permit value was about $24.7 million and for the entire year was about $29.7 million. While residential development has slowed dramatically on a local and statewide basis in the last one to two years from record levels, general real estate growth has continued and will likely continue at a moderate to strong rate over the longer term. The current exception is the industrial market, which is near static at present. Continued residential development at the south and southeast fringes of the city will have a positive influence on the neighborhood in the future. However, the rate of residential construction has slowed significantly as shown in the following chart.


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James Ratkovich & Associates, Inc.                                            29
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780 Lindsay Boulevard, Idaho Falls, ID

AREA AND REGIONAL DATA  (continued)

Area Residential Construction History:

Single-Family Permits Issued

YEAR              1988    1989    1990    1991    1992    1993    1994    1995
--------------------------------------------------------------------------------

IDAHO FALLS        183     204     341     325     267     266     175     113
AMMON               15      15      12      26       24     28      31      14
COUNTY OTHER        64      69     107     105     127     114     104     105
                    ------------------------------------------------------------
TOTAL               262    288    460     456      418    408     310      232

Four new suburban subdivisions with larger "estate" lots are planned or have been completed for the area adjacent south of the city limits. The developer of Cedar Ridge, one of the largest single-family residential subdivisions in Idaho Falls, and Spring Creek, another residential subdivision, is applying for approval of the final phases of those developments with construction of the lots planned for 1996. Those subdivisions are located at the south central city limits and are built up with homes ranging typically from $130,000 to $200,000. Construction also continues in the Stonebrook, Victorian Village and Ridgewood subdivisions, all located in the south part of the city and being developed with average to above average quality homes. The Westridge subdivision is being built up with low cost homes and a third addition there is scheduled for construction in 1996.

These statistics indicate that developers in the region anticipate a continuation of residential construction, albeit at a slower rate than in 1990-91. The cyclical pattern in residential and commercial development has been predominant over the last fifty years and will likely continue for the foreseeable future.


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James Ratkovich & Associates, Inc.                                            30
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780 Lindsay Boulevard, Idaho Falls, ID

                                Neighborhood Map

                               [GRAPHIC OMITTED]


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James Ratkovich & Associates, Inc.                                            31
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780 Lindsay Boulevard, Idaho Falls, ID

                                    AREA DATA

Neighborhood Description

The Appraisal Institute defines a neighborhood as "a group of complementary land uses" 4. A Neighborhood may be more specifically defined as "a portion of a larger community, or an entire community, in which there is a homogeneous grouping of inhabitants, buildings or business enterprises." 4 "...neighborhood boundaries may consist of well defined natural or manmade barriers or they may be more or less well defined by a distinct change in land use..."(3)

The subject neighborhood is located in the north central part of the city of Idaho Falls nearly adjacent east of Interstate 15 and just south of the U. S. Highway 20 interchange on Lindsay Boulevard. The neighborhood is about one-half mile northwest of the central business district and has experienced a significant rate of new development since Lindsay Boulevard was widened and improved about six years ago.

The neighborhood has been historically regarded as a secondary commercial location relative to the more established commercial/retail and office districts of the city. The neighborhood is generally defined as those properties fronting on Lindsay Boulevard from the U. S. Highway 20 interchange south to Broadway Street, and including Utah Avenue from its Lindsay Boulevard intersection to Broadway Street. Total length of the neighborhood is approximately one mile. The neighborhood also includes River Parkway, a tertiary one-way arterial generally flanking the subject and other motels in the neighborhood and providing a byway along the west bank of the river.

Area Development Trends

The subject neighborhood is experiencing an on-going trend of new development and renovation of existing commercial properties. Most of the major motels are located in this area. Lindsay Boulevard is one of the connectors from the city center to U. S. Highway 20 which provides access to the municipal airport and the headquarters of the U. S. Department of Energy (DOE) and its primary subcontractor, Lockheed, Idaho. These agencies are located along the north flank of the city. In addition, Broadway Street is a primary commercial arterial, extending from the city center west to the city limits, continuing thereon as U.
S. Highway 20.

The subject neighborhood is the location of two of the four most recently built motels in the community. These include a near new AmeriTel Inn which has been sold and re-flagged by a regional franchise and affiliated with Best Western. A new AmeriTel Inn is nearing completion of construction southwest of the subject. Other motels include a Comfort Inn to the north near Broadway Street and a Hampton Inn in the southeast part of the city.

----------
(3) The Appraisal of Real Estate; 10th Edition, The Appraisal Institute; 1992


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James Ratkovich & Associates, Inc.                                            32
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780 Lindsay Boulevard, Idaho Falls, ID

NEIGHBORHOOD DATA (continued)

There are two sites in the neighborhood which have been considered at numerous times for development of restaurants. Such development will likely occur in the near future, although specific plans are unknown at this time. In addition, the Weston Inn, adjacent north of the subject, has been renovated and affiliated with Holiday Inn. The Westbank and Stardust Inns have also undergone significant renovation in the recent past. A new Denny's restaurant has recently been built at the U.S. Highway 20 interchange just north of the subject.

There are several light industrial buildings along the west side of Lindsay Boulevard which are left overs from the former predominant use of the arterial. These are relatively obsolete but will be replaced only at a very slow rate due to lack of visibility of the river and the difficulty of construction on lava substrata. There are no other undeveloped tracts similar to the subject with frontage on or unobstructed views of the river. The subject was the last of these to be developed although the Art Guild recently acquired a tract but is completing plans for a swap with the city for another site. Following that swap, development rights to that tract will be held by the city and it will become part of the greenbelt.

Summary

Regional and local economic trends appear moderately favorable for continued community growth and real estate development. The economic growth of Bonneville County at large and the city of Idaho Falls specifically has been fueled by a combination of growth and development in the retail sector and the consolidation and expansion of the local hospital as a regional medical center with specialties in, among other things, cardiac care. Development of the two incubation centers in the community and attempts to diversify the economic base have apparently resulted in a sustainable economy in spite of recent cutbacks at the INEL. With employment there apparently stabilized, community economic growth and development should continue at a moderate rate.


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James Ratkovich & Associates, Inc.                                            33
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780 Lindsay Boulevard, Idaho Falls, ID

                             Hotel Industry Overview

Shilo Inns Company is in the competitive limited-service hotel market. According to Trends in the Hotel Industry, 1996, this segment of the lodging industry saw a proliferation of new properties in the mid-1980s. It was seen as a favorable segment with guest rooms that are frequently superior to full-service hotel rooms at one-half to two-thirds the rate. For hotel managers the properties are simple to operate and for ownership and lenders, they provide higher profit margins and lower risk. The limited service hotel segment appears to have matured and is lagging the industry as a whole but have still achieved in 1995 an aggregate occupancy of 70 percent and average room rates increased 5.9 percent and 41.8 percent average operating profit. Its market demand is reported at 51.4 percent tourist and 45.8 percent business with the balance allocated to conventions and conferences.

Shilo Inns typically provides an example of a good limited service hotel property. Their hotels typically have clean and modern properties with good access, exposure and on-site parking. The interiors typically contain a comfortable lobby with check-in counter, one or more meeting rooms, fitness center, swimming pool, spa, as well as satellite TV, airport shuttle service and free daily newspapers. Major competitors to the Shilo Inn chain in its market place include Holiday Inn Express, Comfort Suites, Phoenix Inns, Radisson, Ramada and some Best Western franchises. The Residence Inns and Marriott Courtyards cater to a higher priced market sector and are above the subject segment.

The national limited-service hotel market is experiencing steady growth after several years of sluggish economic conditions. Overall, market conditions are continuing to improve, occupancies are higher, concessions are decreasing, and revenues are beginning to rise. Gross Domestic Product, often an indicator of travel patterns, is projected to grow at 2.5 percent to 3.0 percent in 1996. Hotel occupancy for the nation is expected to rise to 71.2 percent, while the average daily rate is anticipated to grow to $88.10. In general, modest but stable growth and little inflation are likely to characterize the regional economy in 1996 and 1997. The following table shows a summary of the US Lodging Industry's 1995 Regional Performance:

  ------------------------------------------------------------------------------
                              Occupancy                  Average Daily Rate
  ------------------------------------------------------------------------------
                      1995     1994    Variance     1995       1994    Variance
                      ----     ----    --------     ----       ----    --------


    New England      74.3%t    72.0%       3.2%    $131.90   $125.23     5.3%
    Mid Atlantic

   North Central      69.6%    68.6%t      1.3%      82.59     79.41     4.0%
   South Atlantic     70.1%    68.2%t      2.8%      80.51     77.88     3.4%
   South Central      68.7%    67.7%t      1.5%      68.39     65.61     4.2%
  Mountain/ Pacific   71.4%    70.1%       1.7%      87.69     83.70     4.8%
     Nationwide       70.6%    69.2%       2.0%    $ 85.92   $ 82.21     4.5%
  ------------------------------------------------------------------------------
Note: Average property size = 210 rooms                   Source: PKF Consulting


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James Ratkovich & Associates, Inc.                                            34
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780 Lindsay Boulevard, Idaho Falls, ID

Hotel Industry Overview (continued)

Investors are seeking limited-service hotels with upside potential in many regions of the country, including the Mountain and Pacific Regions, which encompasses the states west of the Continental Divide. 1996 and 1997 are forecast to have an annual average demand growth rate of 3.6 percent to 3.8 percent and RevPAR (room revenue per available room) growth of 5.2 percent to
7.3 percent according to the April 1995 issue of Coopers & Lybrand's Hospitality Directions. Further, this region outstripped the rest of the country in Rooms Demand with a 3.7 percent average percent change and a modest supply increase of only 1.6 percent as shown in the table below.

    ----------------------------------------------------------------------
                                    Rooms Demand          Rooms Supply
                                  Average percent        Average percent
                                      Change                Change
    ----------------------------------------------------------------------
    New England                        2.5%                  1.2%
    South/Middle Atlantic              3.1%                  1.4%
    East South/North Central           3.4%                  1.6%
    WestSouth/North Central            3.2%                  1.3%
    Mountain                           3.7%                  1.6%
    Pacific                            2.8%                  2.8%
    ----------------------------------------------------------------------

Investors cite improving operating results, a limited new full-service supply, and the relative scarcity of new development financing as influencing factors underlying the strong interest in this segment. In fact, many investors have stated that full-service hotels are considered the best hotel investment opportunity for 1996. In late 1995, investors were purchasing limited-service hotels at 70 percent of replacement cost; however, the inventory of quality full-service hotels is dwindling and competition is increasing. One of the more desirable acquisition targets is re-flagging a property in a major hotel chain that commands immediate brand name recognition and offers strong reservation and marketing systems.

New construction activity is expected to surge as investors target secondary and tertiary locations where an aging room supply exists and many operators are unwilling or unable to invest in room modernization. New construction between 1995 and 1997 is expected to be 40 percent higher than 1990 to 1993. Supply growth will edge up approximately 1.5 percent in 1996 and 1997, but is still below the 2.4 percent average growth rate that prevailed in the 1970s.

Renovation costs are a significant consideration in hotel investors' determination of price/value and return requirements. The majority of market participants anticipate that soft goods refurbishment be completed every five to seven years and a total refurbishment be completed every 10 years. In factoring these costs into price/value, investors typically attempt to discount them from the price/value; however, they are not always successful. An investor who intends to purchase a property, upgrade and reposition it will forecast higher renovation and property improvement costs than one who is not seeking to "reflag" the property. Thus, the first investor of an older property has less room for negotiation.


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James Ratkovich & Associates, Inc.                                            35
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780 Lindsay Boulevard, Idaho Falls, ID

Hotel Industry Overview (continued)

Investors continue to base pricing on historical 12-months cash flow and are less willing to pay for any upside potential. Nearly 58 percent of participants in a recent Coopers & Lybrand's poll reported that they capitalize their prior 12 months income.

Investors also prefer fee simple purchases to ground leases; however, in high density locations such as the central business district or airport areas, ground leases are generally in-place. Almost all investors look at the potential of buying out the lease or renegotiating the terms. Leases tend to be calculated on either a fixed payment or a percentage of revenue basis, with investors shying away from percentage payments.

The following table shows a summary of major hotel transactions. The survey was conducted by Hospitality Associates and covers the years 1991 to 1995. There is a clear trend showing both increased activity and prices paid since 1992 when, many believe, the market bottomed out for hotel sales.

     --------------------------------------------------------------------
       Year       Number of        Number of     Average Price Per Room
                 Transactions        Rooms
     --------------------------------------------------------------------
       1995          107             38,135               $83,000
       1994           83             30,452                76,000
       1993           40             15,825                74,000
       1992           41             17,219                63,000
       1991           52             15,806                87,000
     --------------------------------------------------------------------

While financing has been constrained in past years, debt financing sources have begun to ease credit terms and Wall Street firms and institutional money sources are targeting hotel investments. Lenders who are active in hotel debt financing include insurance companies, banking institutions, and finance/credit companies such as Finova Capital Corporation, Heller Financial, and GE Capital Corporation. Publicly traded companies such as Host Marriott, Prime Motor Inns, and Felcor Suite Hotels are aggressively pursuing acquisitions. Many lenders are offering secondary financing above 80 percent loan to value ratios. REITs are becoming aggressive in purchasing hotels. This is especially true of Patriot American Hospitality, Inc., the largest REIT, which filed an initial public offering (IPO) with the SEC in late September 1995 and raised more than $350 million.

As a result of increased financing availability, investors have benefited by more favorable long-term financing. For instance, the first quarter 1995, American Council of Life Insurance Companies` (ACLI) average interest rate was
9.41 percent. Typically loans are indexed to the prime rate, treasury rate or LIBOR. The range of loan amortization is from 15 to 25 years with 20 years being average. A typical loan-to-value ratio is 50 percent to 75 percent with the average reported at 63 percent. Debt-coverage-ratios have ranged between 1.25 percent to 1.50 percent with 1.40 percent being average.


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James Ratkovich & Associates, Inc.                                            36
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780 Lindsay Boulevard, Idaho Falls, ID

Hotel Industry Overview (continued)

Full-service hotels are considered most vulnerable to new competition, particularly from newly built, limited-service chain hotels. In addition, they suffer from operating deficiencies, including high property operation and maintenance costs, utility expenses, and upgrading, which erode profitability. Because it is likely that new construction funds will increase the competitive supply of both limited and full service hotel rooms by late 1996 and 1997, owners of older properties are advised to reinvest in the physical plant to cement guest loyalty. Owners are now beginning to realize that historical reserve funding levels, typically between 3 percent to 4 percent of total revenues, are insufficient to fund necessary capital improvements over the life of a property. Actual capital expenditures for well-maintained properties often exceed 7 percent of total revenue.

Job growth, the most important indicator of sustained demand for real estate, continues to substantially trail general economic growth. In fact, many are calling our current economy a "jobless recovery." No immediate acceleration is anticipated, due to factors such as improved productivity in many industries and overall caution on the part of employers.

As stated, it is likely that additional sources of capital will provide opportunities. Further, many market participants believe that rising inflation with have a positive net effect on earnings as room revenue is expected to out-strip increases in operating costs. Trade agreements such as GATT should have a positive effect on the hotel industry, and the advent of low-cost airlines will promote more travel and higher occupancies.

New ideas, especially new ideas in technology, continue to be one of the industries in which the US is remaining competitive in global markets. As the US achieves a higher level of technology, the hospitality industry has the opportunity to implement this technology in areas where guests need it most: checking into the hotel, and communications. Adopting new technology is an opportunity for hotels to remain competitive and maintain and expand their customer base. For instance, AT&T's telecommunication package, "Guest Works," improves call-processing, accounting and provides specialized voice messaging through a server.

Selling expenses typically range from 2.5 percent to 5.0 percent of the total purchase price. According to a national hotel/motel brokerage firm located in Southern California, the marketing period for limited-service hotels ranges from
3.0 to 12.0 months with an average of 9.0 months. An average 90-day closing period is typical (from the time a hotel is put under contract to closing).

The early 1990s have been cruel to the hospitality industry, but Shilo Inns has gone against the grain.(4) Big national chains have been fighting to keep troubled properties. Many retreated from hotel ownership to seek a relatively safe haven as hotel management companies. Small independent operators, seeking security in numbers, flocked to join national franchises.

----------
(4) "Portland Business Journal,"  May 31, 1993, Vol. 10, No. 14,  p. 13.


----------------------------------
James Ratkovich & Associates, Inc.                                            37

780 Lindsay Boulevard, Idaho Falls, ID

The Shilo Inn capitalized on its regional identity and superior reputation to make gains in its market areas. Mr. Mark Hemstreet, the owner and head of this privately held company was quoted saying, "I'll take consistent management and a good product any day over a good location. If guests are greeted with friendly service and nice clean rooms, they'll come back to Shilo again and again." With 46 hotels and motels, Shilo has become a formidable chain in the West, owned by just one person making it the 102nd largest lodging company in the world. The company has about 2,000 employees in nine Western states. Shilo's "affordable excellence" promotion strategy appears to have been successful in retaining its core customer base. Shilo's size enables the company to not only get economies of scale enabling its successful advertising and referral network, but also it eliminates the need to associate with a costly franchise.

Mr. Hemstreet's willingness to invest in what may be considered secondary locations goes against the trend of national operators. This provided Shilo Inns with a competitive advantage, bringing them to maturing markets ahead of the competition and providing a regional network of lodging facilities to service their loyal guest base. They appeal to business travelers and tourists alike. Further, Shilo Inns has continued to invest in renovation and upgrade of older properties and has superior maintenance and replacements programs. Shilo Inns has an effective company credo: to deliver consistently high standards from friendly, efficient, and dedicated employees; and to provide clean, comfortable and affordable accommodations.(5)

In general, we can conclude that the hotel industry is experiencing the best growth since the trough of 1992. Increases in occupancies, average daily room rates, and profitability has been reported throughout the industry in all market segments. The following chart and accompanying table shows five key indications:

o    Average Daily Rate Change Rate
o    Operating Expense Change Rate
o    Free & Clear Equity Capitalization Rate
o    Residual Capitalization Rate
o    Free & Clear Equity Internal Rate of Return

----------
(5) "Oregon Business," October, 1993, Vol. 16, No. 10, p. 32.


----------------------------------
James Ratkovich & Associates, Inc.                                            38

780 Lindsay Boulevard, Idaho Falls, ID

                               [GRAPHIC OMITTED]

-----------------------------------------------------------------------------------------------------------------------
             4th Qtr'93 1st Qtr.'94 2nd Qtr.'94 3rd Qtr.'94 4th Qtr.'94 1st Qtr.'95 2nd Qtr.'95 3rd Qtr.'95 4th Qtr.'95
-----------------------------------------------------------------------------------------------------------------------
ADR Chan       0.0278      0.0329     0.0315      0.0322       0.035       0.037      0.0383      0.0391      0.0417
-----------------------------------------------------------------------------------------------------------------------
Op. Exp.C      0.0344      0.0363     0.0354      0.0336      0.0355      0.0352      0.0345      0.0351      0.0348
-----------------------------------------------------------------------------------------------------------------------
Equity Cap     0.1143      0.1148      0.115      0.1127      0.0992      0.1073      0.1088       0.109      0.1065
-----------------------------------------------------------------------------------------------------------------------
Residual C     0.1189      0.1148      0.115       0.114      0.1014      0.1086      0.1088      0.1078      0.1067
-----------------------------------------------------------------------------------------------------------------------
Equity IRR     0.1505      0.1533      0.155      0.1575      0.1567      0.1523      0.1475      0.1496      0.1505
-----------------------------------------------------------------------------------------------------------------------

o    Average Daily Rate Change Rate

This rate expresses the percentage change in the Average Daily Room Rate. Like the capitalization rate change, there is a clear trend expressed by the ADRs. In this case, the trend shows a steady increase in rates. Every quarter since the 2nd Quarter, 1994 has shown incremental increases with an average quarterly increase of 3.64 percent.

o    Operating Expense Change Rate

Operating Expenses as a percent of revenues have stayed relatively flat or stable at about 3.5 percent. This indicates that there are economies of scale in larger revenues since operating expenses can be limited to a stable proportion of revenues.


----------------------------------
James Ratkovich & Associates, Inc.                                            39

780 Lindsay Boulevard, Idaho Falls, ID

o    Free & Clear Equity Capitalization Rate

In contrast to the stability of the IRR, the Equity Capitalization rate (i.e., overall rate) is showing evidence of decline. A declining capitalization rate indicates that investors are willing to accept a lower return from their investment. It has been shown in the above narrative that sales have been increasing. More purchasers in the market-place means more competition for a finite supply, thus prices are increasing and investors must be willing to accept a lesser capitalization rate. This type of trend encourages new construction which, depending upon the extent of the construction, may stabilize or even reverse the capitalization rate trend. It is not a given, however, that occupancies and room rates will continue to increase. Based on available information, it appears that the favorable trend will continue into 1997 and, perhaps, beyond.

o    Residual Capitalization Rate

As would be expected, residual capitalization rates have declined consistent with equity (or overall) capitalization rates

Summary

A dramatic strengthening of industry profits may be expected for 1996 and 1997 given the Coopers & Lybrand forecast. Major contributing factors include healthy revenue expansion, modest increases in major expenses, continued productivity gains, and below-average supply growth. Profits per available room are projected to rise to $2,900 in 1996, and $3,500 in 1997.

There is a significant need to maintain and modernize older full-service hotels. Shilo Inns has made a commitment to maintaining high-quality, attractive hotels. Shilo has taken a "saturation" approach to expansion by locating throughout the Pacific Northwest. Although not a franchise, the Shilo Inns name is recognizable and has a loyal following. The Shilo Inn name is certainly beneficial in this region and probably largely responsible for the success of the off-the-beaten-path locations. Because Shilo is privately owned and Mark S. Hemstreet is truly an industry insider, it is likely that Shilo Inns are better managed due to his oversight.

Overall economic trends are positive in the Pacific Northwest and surrounding regions. This is contributing to the growth in the lodging industry and these trends appear to be sustainable through the few years. New additions of supply are expected to provide stiff competition to existing properties and much of this is coming from Holiday Inn Express and some Comfort Suites. However, Shilo Inns typically have one of the best locations in its local market areas and with their efficient management and continuos maintenance programs they should be able to maintain their market share, if not increase it at he expense of less competitive properties. Clearly, the trend in the limited service lodging industry continues to be towards "suite" properties. Shilo Inns has many such properties and generally provide good size rooms with market desired amenities at an affordable price. Given the positive economic trends in the many of the markets Shilo Inns is located, central reservation system, large guest following and solid management structure with efficiencies in purchasing and marketing it is reasonable to conclude that the Shilo Inns will continue to be a successful chain with a positive outlook for the foreseeable future.


----------------------------------
James Ratkovich & Associates, Inc.                                            40

780 Lindsay Boulevard, Idaho Falls, ID

                                SITE DESCRIPTION

As shown on the plat map located on the next page, the subject site is an irregularly, primarily rectangular-shaped lot, located on Lindsay Boulevard just south of the U. S. 20 interchange. The subject site includes the O'Callahan's Restaurant and Shilo Inn conference center located on the south end of the main motel building.. The site has approximately 600 feet of frontage along Lindsay Boulevard and is about 518 feet deep. It contains an estimated total area of 324,170 square feet or 7.44 acres.

Visibility and Access

The subject site has excellent visibility to traffic along Lindsay Boulevard. Average daily traffic count is a maximum of 8,500, according to data compiled by the City of Idaho Falls in 1991, the most recent count year. Ingress to the subject site is from three approaches from Lindsay Boulevard. Signage along the frontage identifies the subject property. Overall, access and visibility are very good and afford ease of access to patrons.

Off-Site Improvements

Lindsay Boulevard is a secondary north/south commercial arterial with 100 feet of right of way and which is improved with one lane of traffic in each direction and a left turn median. It is a city maintained arterial constructed with asphaltic concrete surface, steel reinforced, poured-in-place concrete sidewalks, curbs, gutters and approach aprons along the subject property line. There is street lighting and storm drainage throughout the neighborhood. The street is wide enough for restriping for two travel lanes in each direction with elimination of the left turn lane. This may be necessary in the more distant future as traffic flows increase in the area.

Topography and Drainage

The subject lot is essentially level and appears to drain through on site collectors which feed into the city of Idaho Falls storm sewer system. All drainage facilities were clear of debris and appeared to be well maintained during our property inspections. The subject site is located in a zone C area of minimal flooding FEMA designated flood hazard zone, according to Community Map Panel No. 160029 0005 B, dated October 15, 1982. The subject site is adjacent west of the Porter Canal and nearly adjacent west of the Snake River, a primary drainage through the region, which is identified as being in the 100 year plain..


----------------------------------
James Ratkovich & Associates, Inc.                                            41

780 Lindsay Boulevard, Idaho Falls, ID

Surrounding Uses

The subject site is located in a secondary to primary commercial district about one mile northwest of the central business district and features a limited mix of motels, restaurants and some light industrial properties. Some new development is presently under way with the construction of a new AmeriTel Inn motel. southwest of the subject. Other retail development in the community is occurring primarily in the southeast part of the city. A survey of surrounding land uses in proximity to the subject site is summarized below.

      North: Holiday Inn, formerly Weston Inn motel and restaurant.
      South: Sandpiper Restaurant, then Stardust Motel and restaurant.
      East:  Porter Canal, River parkway and the Snake River.
      West: Westergard office complex, Jaker's restaurant northwest, light industrial warehouse southwest.

Zoning

The subject site is zoned HC-1, Limited Retail and Service Business. This is a specific commercial zoning class which is intended to permit the location of needed highway related commercial facilities. Permitted uses are therefore limited to commercial establishments generally required by highway users. A copy of allowable uses is included in the Addendum.

Soils

 No soils report was provided to the appraisers. We have inspected the building interior corridors, ground floor slab areas, parking lots, and surrounding parcels for evidence of subsidence, heaving or separation cracking. None of these effects was evident from our inspections. Therefore, it is assumed that the subject soils and subsoil's have of adequate load-bearing capacity to support the existing improvements, although this opinion is in no way to be construed as having the weight of a professional engineer's opinion. Such matters are clearly beyond the expertise of the appraiser to determine and beyond the scope of this appraisal assignment. If a conclusive opinion is required the services of a properly licensed professional engineer should be retained.


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James Ratkovich & Associates, Inc.                                            42

780 Lindsay Boulevard, Idaho Falls, ID

Topography and Drainage

The subject lot is essentially level and appears to drain through on site drywell collectors which feed into the city of Nampa waste water/sewer system. All drainage facilities were clear of debris and appeared to be well maintained during our property inspections. The subject site is NOT LOCATED in a FEMA designated flood hazard zone, according to Community Map Panel No. 160038 002, dated September 28, 1984. The subject site is nearly adjacent west of the Snake River, the primary drainage channel serving the region, which is identified as being in the 100 year plain.

Utilities

All utilities are available to the subject site. Utility providers confirmed with planning and building officials are summarized below.

         Culinary Water:            City of Idaho Falls
         Sanitary Sewer:            City of Idaho Falls
         Electric:                  City of Idaho Falls
         Natural Gas:               Intermountain Gas
         Telephone:                 US West

Easements, Restrictions, CC&Rs, Adverse Encumbrances

The appraiser was not supplied with a title policy. This appraisal is predicated on the assumption that no adverse easements exists. If subsequent disclosures reveal that adverse interests have been recorded against the subject property, the appraisers reserve the right to modify the value conclusions reported herein.


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James Ratkovich & Associates, Inc.                                            43

780 Lindsay Boulevard, Idaho Falls, ID

Assessment and Taxes

According to the Bonneville County Assessor and the Treasurer Tax Collector, the subject assessments and property taxes for the 1995/1996 tax year are summarized as follows.

=====================================================================================================
     Assessor's               Assessed Values - 1996          Total      1995 Tax  1995 Tax  1996 Tax
-----------------------------------------------------------------------------------------------------
     Parcel No.        Land     RE Improved  Personal Prop.   Value        Rate      Levy    Estimate
=====================================================================================================
(1)  RPA21300010010  $978,531    $7,800,000        $0       $8,778,531   2.3431%   $205,693  $205,693
-----------------------------------------------------------------------------------------------------
(2) PP1SHILINN01A       $0           $0         $562,253     $462,253    2.3431%  $10,831.23  $10,831
-----------------------------------------------------------------------------------------------------
(3) PP1SHILINN02A       $0           $0         $67,072      $67,072     2.3431%  $1,571.59   $1,571
=====================================================================================================
Totals               $102,050    $3,183,325     $511,180    $3,796,555   2.3431%   $218,095  $218,095
=====================================================================================================
Note (1): 1996 Assessed Values unchanged from 1995.  Estimated taxes based on 1995 Levy Rate.
Note (2): Furniture Fixtures and Equipment (Personal Property) for Hotel
Note (3): Furniture Fixtures and Equipment (Personal Property) for O'Callahan's Restaurant

Taxes are based on annual assessments set by the county assessor. Assessed values which have historically been less than 50% of market value have increased dramatically since 1991. In the last five years the aggregated assessed values of Bonneville County have increased significantly so that assessed values today are generally somewhere between 90% and 100% of market value. There are however, wide variations with some properties. Over assessment and quantum tax increases have fomented strong tax limitation sentiment resulting in a 1% property tax limitation initiative which is to be presented to voters in a future state wide election. We note that estimated taxes for the subject property are anticipated to remain flat for 1996 and for the foreseeable future. Accordingly we do not expect to see significant increases in tax assessments. Meaningful tax reductions could occur if the 1 percent property tax limitation succeeds at the polls.

Conclusion

After careful consideration of the foregoing factors, we believe that the subject site is well adapted to its current use as a hotel/motel site. We further conclude that it is located in one of several areas of growth for the city. The subject property appears to be a legal use according to current zoning criteria.


----------------------------------
James Ratkovich & Associates, Inc.                                            44

780 Lindsay Boulevard, Idaho Falls, ID

                               [GRAPHIC OMITTED]

                                    PLAT MAP


----------------------------------
James Ratkovich & Associates, Inc.                                            45

780 Lindsay Boulevard, Idaho Falls, ID

                             IMPROVEMENT DESCRIPTION

The subject improvements consists of a four-story, good quality, Class D, double wall constructed hotel building with 162 rooms (including managers suite) encompassing 107,390 gross square feet. The Restaurant and Conference Center Building adds 55,467 gross square feet, yielding a total improved area of 162,467 square feet.

Other ground floor amenities include a 32' x 16' swimming pool, a jetted hot spa, steam room, sauna, coin operated laundry rooms for the use of hotel guests, and the hotel management offices. Three Hospitality Rooms are available in this part of the complex for small functions on a rental basis, and can accommodate meetings of up to about 20 people. Access to the upper floors is provided by internal stairwells at each end of the building, or by two small elevators located off the main floor hallway. The O'Callahan's Restaurant and Convention Center located adjacent to the south end of the main hotel building is included in the interests being appraised and is subject to a lease which is summarized in the Income Approach section of this report. Other property details and the description of materials and construction methods are summarized below.

Size                            162  Rooms, Including manager unit

Room Type:                       36  King/Balcony (K)
                                 36  King (K)
                                 37 Double Queen/Balcony (DQ)
                                 37 Double Queen (DQ)
                                  4 Double Queen Suite (DQS)
                                  4 King Suite (KS)
                                  1 Shilo Dbl Room Suite (K2S)
                                  1 King (Mgr.) (K)
                                  4 King Handicap (KH)
                                  2 Double Queen Handicap (DQH)
                                162 Total Rentable Suites

Meeting Rooms:                  Three Hospitality Rooms in hotel building; three
                                Hospitality
                                Rooms is O'Callahan's Restaurant One Conference
                                Center with capacity for about 800 diners

Recreational Facilities:        Pool, Jetted Hot Spa, Exercise Gym, Steam &
                                Sauna Room


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James Ratkovich & Associates, Inc.                                            46

780 Lindsay Boulevard, Idaho Falls, ID

Restaurant:                     Adjacent O'Callahan's Restaurant under separate
                                lease agreement; included within subject property interests appraised.

================================================================================
                            Hotel Gross     Rest/Conf    Other      Totals Gross
Area Description                SF             SF          SF            SF
================================================================================
  Ground Floor (Lobby)        29,615          55,467        0          85,082
  First Floor                 25,925             0          0          25,925
  Second Floor                25,925             0          0          25,925
  Third Floor                 25,925             0          0          25,925
                              ------             -          -          ------
================================================================================
Subtotal Floor Area           107,390         55,467        0          162,857
================================================================================
Suite Plan/Unit Mix Breakdown            Quantity            Code
================================================================================
  Double Queen                              74                DQ
  Double Queen Suite                         4                DQS
  King                                      72                 K
  King Suite/Shilo Inn Suite                 5              KSK/K2S
  King Handicap                              4                KH
  Double Queen Handicap                      2                DQH
  Manager Unit                               1                Mgr
                                             -
================================================================================
Total Unit Count                            162
================================================================================


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James Ratkovich & Associates, Inc.                                            47

780 Lindsay Boulevard, Idaho Falls, ID

Average Room Size:              471 square feet gross (standard room)

No of Stories:                  Four including Ground Floor (Identified as
                                Basement)

Parking:                        371 spaces

Year Built:                     1988

Foundation:                     Steel Reinforced concrete spread footings

Floor Structure:                Elevated ground floor of steel reinforced
                                architectural concrete over corrugated metal decking. Floors 2, 3 and 4 of 3/4" architectural
                                (gypcrete) concrete over 5/8" plywood sheathing over 2'x6' floor joists with subfloor sound attenuating insulation

Exterior Walls:                 Class D, double wall wood frame construction.
                                Exteriors of vinyl siding over plywood sheathing and Tyvek. Interior construction of 5/8" GWB over insulating batts. Wall insulation to R-19 specification. Above grade riverside rooms have decks; at grade riverside rooms have concrete patios.

Window/Sash/Door:               Double glazed, windows in bronze anodized
                                aluminum frames; All opening windows fitted with screens. Bronze anodized aluminum frame double door storefront at Lobby entrance; all exterior doors of bronze anodized aluminum with fire safety break away bars (20 minute fire rated)


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James Ratkovich & Associates, Inc.                                            48

780 Lindsay Boulevard, Idaho Falls, ID

Roof Structure:                 Prefabricated TJI roof trusses set at 24" on
                                center; 5/8" CDX plywood sheathing over trusses;
                                composition roofing with sealed joints; interior draining scuppers and down spouts. Factory painted standing seam steel roofing. Parapet walls constructed of 2"x4" and 2"x6" wood frame finished with vinyl vertical siding. Mansard overhangs finished in steel roof tile.

Interior  Walls:                2"x4" wood frame partitions, 16" or 24" on
                                center with textured and painted 5/8" GWB (one hour rating); sound attenuating insulation with R-11 batts

Interior Finish:                Floor coverings in all suites hotel grade
                                carpet; floor coverings in lobby of marble tile and carpet; ceramic tile in Pool area; Floor cover in restrooms and bath surrounds of ceramic tile; incandescent and fluorescent lighting, suspended decorative lighting in lobby

Lobby: Polished marble tile and commercial/hotel carpet, light oak stained cabinetry; acoustic tile covered ceilings; recessed fluorescent light panels; design coordinated upholstered furniture; curtains and valances; built in front desk/service counter; guest seating area decorative furnishings; business and restaurant management offices; hospitality rooms.

Guest Rooms:                    Painted and papered drywall walls and ceilings;
                                carpet in guest rooms and ceramic tile floor cover in bathroom, sliding aluminum frame windows; kitchenette units with under-counter refrigerators and microwave ovens; big screen televisions, furniture draperies etc.

Elevators:                      Two hydraulic passenger elevators located in
                                main building

Stairwells:                     Two interior stairwells; treads are
                                butterfly-type precast concrete with non-skid finish. Hand rails of fabricated steel with smooth finish, welded joints


----------------------------------
James Ratkovich & Associates, Inc.                                            49

780 Lindsay Boulevard, Idaho Falls, ID

HVAC/Climate Control:           Individual wall mounted package HVAC units with
                                temperature control modules in each guest suite.
                                Central HVAC system with multi-zone control system for common areas and lobby

Electrical:                     Electrical system design engineered to specific
                                hotel electrical loads; 3 phase, 4-wire
                                multi-paneled power busses

Plumbing:                       Each guest suite includes a tub with shower and
                                toilet in separate room contiguous to dressing room. Small vanity with lavatory sink and wall mounted/surface lighted mirrors and ventilator exhaust fans. Kitchenette sinks included in most units

Fire Protection:                Fully sprinklered throughout; smoke detectors
                                throughout; fire alarm with hard wire activation system and direct connection to local fire department; auxiliary emergency exit lighting, emergency auxiliary generator; conforms to Idaho
                                Falls building/fire safety codes

Furniture Fixtures & Equipment: Guest suites include either single king bed or double queen beds; color televisions with remote controls; carpet, draperies; light fixtures and lamps; combination desk/dresser units; luggage rack; 36" parlor table with (2) upholstered wood chairs; night stand, microwave oven and refrigerator; multiple phone jacks; FF&E appears to be of above average quality with no functional obsolescence attributable to poor quality, layout or design

Modified Guest Suite:           All Shilo Inn Guest Suites are single room units
                                with most or many of the amenities typically associated with a true 2+ room suite. The Shilo
                                Inn suite has a hospitality room.


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James Ratkovich & Associates, Inc.                                            50

780 Lindsay Boulevard, Idaho Falls, ID

Site Improvements:

The site improvements include asphalt paved and striped parking; Landscaping is well maintained and incorporates native species including blue spruce, fruitless plum, fir, dwarf pines and juniper specimens, as well as a variety of native perennials; annual species utilized for color accents at building entrances; border planters are mounded to height of 4' around building exterior walls (basement level above ground). Planter areas are finished with decorative stone and are well maintained and attractively designed. Perimeter buffer zones landscaped with lawn, and accented with spruce and fir species; Exterior trash enclosures with gate closures; Parking lot lighting is provided by pole mounted incandescent lamps on poured in place concrete pedestals. Surface water runoff through storm drains feeding to City of Idaho Falls storm sewers. Driveway aprons from Lindsay Boulevard are of steel reinforced, poured in place concrete. The southern property line is chain link fenced.

Depreciation

The actual age of the improvements is approximately six years. They are well maintained and appear to have an effective age overall of approximately four to five years. As we noted previously, they are in good condition for facilities of their age and quality. According to building industry sources the expected life of similar improvements is 50 years. Depreciation analysis in the Cost Approach will reflect the effective age.

Functional Features and Concluding Remarks

Overall the improvements are in good to very good condition and show care of maintenance. They are well designed, functional in their layout and provide good utility and guest appeal. Nothing in our inspections suggests either the presence of elements of functional obsolescence or substantial deferred maintenance.

The operators' marketing strategy is focused on maximizing extended visit, and corporate and government agency patronage. We find the modified suites layout offering "larger than typical" single room units, with amenities typically found in true all suites hotels, is a cost effective way to deliver more amenity and functional utility to the customer, without incurring the additional costs typically associated with the development and operation of multi-room suites. In room microwave ovens and refrigerators, multiple phones, guest laundry facilities and attractive corporate plans seem to be effective in attracting the target market customer. We therefore, find that the subject property is entirely adequate in meeting the owners intended use and purpose for the subject facilities.


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James Ratkovich & Associates, Inc.                                            51

780 Lindsay Boulevard, Idaho Falls, ID

Furniture, Fixtures & Equipment

The guest rooms are furnished with typical modern furnishings which include either a single king-sized bed or two double queen beds, side tables, desk, dresser, chairs, table, drapes, night stands, color television with remote, microwaves, mini-refrigerators, lamps, couch, clock radio and three telephones. Also the single kings contain a sleeper sofa. FF&E includes all the furnishings, linens and supplies, cleaning and house keeping equipment, business office and front desk equipment, furnishings and related personal items. We have estimated these personal property items at a depreciated replacement value of $3,500 per room, or $567,000.


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James Ratkovich & Associates, Inc.                                            52

780 Lindsay Boulevard, Idaho Falls, ID

                                    Site Plan

                               [GRAPHIC OMITTED]


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James Ratkovich & Associates, Inc.                                            53

780 Lindsay Boulevard, Idaho Falls, ID

                                   Floor Plan

                               [GRAPHIC OMITTED]


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James Ratkovich & Associates, Inc.                                            54

780 Lindsay Boulevard, Idaho Falls, ID

                                   Floor Plan

                               [GRAPHIC OMITTED]


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780 Lindsay Boulevard, Idaho Falls, ID

                          HIGHEST AND BEST USE ANALYSIS

The Appraisal Institute defines highest and best use as follows:

      "The most profitable likely use to which a property can be put. The opinion of such use may be based on the highest and most profitable continuous use to which the property is adapted and needed, or likely to be in demand in the reasonably near future. However, elements affecting value that depend on events or a combination of occurrences that, although in the realm of possibility, are not fairly shown to be reasonably probable, should be excluded from consideration. Also, if the intended use is dependent on a uncertain act of another person, the intention cannot be considered.

      "That use to which the land may reasonably be expected to produce the greatest net return to land over a given period of time. That legal use which will yield to land the highest present value. Sometimes called 'optimum use.'"

In estimating highest and best use, there are essentially four stages of analysis:

            1. Possible Use. What uses of the site in question are physically possible?

            2. Permissible Use (legal). What uses are permissible by zoning and deed restrictions on the site in question?

            3. Feasible Use. Which possible and permissible uses will produce a net return to the owner of the site?

            4. Maximally Productive Use. Among the feasible uses, which use will produce the highest net return or the highest present worth?

The highest and best use of the land (or site) if vacant and available for use may be different from the highest and best use of the improved property. This is true when the improvements are not an appropriate use, but it makes a contribution to the total property value in excess of the value of the site.

The following tests must be met in estimating the highest and best use. The use must be legal; the use must be probable, not speculative of conjectural; there must be a profitable demand for such use; and it must return to the land the highest net return for the longest period of time. These tests have been applied to the vacant property. In arriving at the estimate of highest and best use, the subject site was analyzed as vacant and available for development.


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780 Lindsay Boulevard, Idaho Falls, ID

HIGHEST AND BEST USE ANALYSIS (continued)

As Vacant

Possible Use: The first constraint is the constraint dictated by the physical characteristics of the site. The size and location within a block have a determining effect on the site's value. In general, larger sites and corner locations enable a developer to achieve economies of scale and allow flexibility in building and site improvement design.

The subject site is a 7.44 acre generally rectangular-shaped parcel with broad frontage on Lindsay Boulevard. This exposure is highly desirable for HC-1 zoned properties which derive their business principally from commuter/transportation routes. The site has good functional utility for a wide range of commercial uses including truck stops, service stations, restaurants and, secondarily, commercial office and special purpose commercial uses, such as the renovated former Lockheed offices west of the subject. We also note that all utilities are available to the site and the frontage street is in place and fully improved. Therefore, the physical aspects of the site assemblage do not eliminate any uses from the highest and best use analysis, except for very large scale commercial/retail uses, and large floor area manufacturing, industrial and warehousing uses. Smaller scale versions of these types could, however be accommodated.

Permissible Uses: Two types of legal restrictions apply to the subject property: private restrictions (deed restrictions and easements), and public restrictions (principally, zoning). The existing utility easements are standard and do not adversely impact the development potential of the site. To the extent they guarantee access to public utilities, they actually enhance site value. Therefore, the principal legal limitation on the development entitlements for the site is the HC-1 zoning, defined by the City of Idaho Falls as a specific zone intended to permit the location of arterial commercial facilities related to the motoring public. Permitted uses are therefore limited to commercial establishments required by highway users and certain performance standards, subject to Planning and Zoning Commission review are included.


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780 Lindsay Boulevard, Idaho Falls, ID

HIGHEST AND BEST USE ANALYSIS (continued)

Under this zoning classification traditional retail centers, heavy commercial uses, industrial and manufacturing uses, office parks and residential uses are not typically allowed. These uses would be considered incompatible with the planning objectives for the HC-1 commercial zone. Uses customarily found in the HC-1 zone are shown in the attached sections of the ordinance. Clearly, the subject property falls within the intended uses for the HC-1 commercial zone. Feasible Uses: The property is reasonably adaptable to most forms of commercial development, but appears particularly well suited to highway oriented commercial uses where exposure to high average daily traffic volumes is regarded as advantageous by prospective users. Clearly, uses such as hotels/motels, gas station/c-stores and restaurants benefit most from the dual exposure of the subject site, and tend to yield the greatest profitability.

The feasibility of these uses must be considered in light of historical and current development trends and the current supply of the various alternative such uses in the local market. Formerly, this are was developed with a higher percentage of light industrial uses. Motels have been located along the river for many years. Recently, two motels have been built on the west side of Lindsay Boulevard.

With growth comes increased vehicular traffic and an increase in the value of highway fronting commercial sites. Determining financial feasibility, and economic productivity depends heavily on the assumptions we utilize in our evaluations, and may encompass varying degrees of risk. The fronting street is suitable for conversion to four lanes but at less than 10,000 ADT, the traffic volume does not currently merit this change. When needed, the arterial can be restriped to accommodate the additional traffic.

Our analysis of several alternative use types suggests that while the market and local participants anticipate significant growth in the next few years, the broad based economic expansion which would facilitate a major growth trend is not yet fully in evidence. The downsizing of the INEL will continue to dampen the historic growth rate. However, as the economic base continues to diversify, the moderate rate of growth the city is currently experiencing should continue, although not at the very high rate of new development of the last year. Other uses which could prove financially feasible will depend on the anticipated growth of the North Idaho Falls sub market area during the next 3-5 years.


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780 Lindsay Boulevard, Idaho Falls, ID

HIGHEST AND BEST USE ANALYSIS (continued)

Maximally Productive Uses. Of the permitted uses our analyses suggest that the maximally productive uses today are probably special purpose in nature. These may include automotive oriented retail/commercial uses, such as national franchise tire dealers, or gas station/convenience stores. Beyond these, it appears that hotel/motel uses and restaurant uses with strong marketing and brand identification could yield the maximally productive use for the site today.

As Improved

The subject is a four-story hotel property with 162 guest suites on a 7.44 acre site, with an adjacent O'Callahan's Restaurant and convention. Review of the historical operating statements clearly reveals the profitability of the subject property as a going concern hotel/conference and restaurant facility. Highest and Best use analysis of the site as vacant suggests that were the site available for development today, one might in fact develop the same use, perhaps with a slightly modified configuration or ownership arrangement with respect to the restaurant and conference center. Nevertheless, the existing uses are clearly profitable, and the improvements add substantial value beyond the raw site value. The highest and best use for the subject site, as improved is to continue operations as a hotel/conference center and restaurant.


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780 Lindsay Boulevard, Idaho Falls, ID

                                    VALUATION

There are three approaches to value which will be employed in the analysis: the Cost Approach including land valuation and construction cost analysis; Direct Sales Comparison Approach evaluating sales of similar properties; and an Income Approach based upon the property operating at stabilized income levels.

Cost Approach

In the appraisal process, the Cost Approach requires an analysis of sales of similar parcels of land to arrive an estimate of market value for the subject site. An estimate is then made as to the cost to replace the subject's improvements at today's costs using reliable sources of cost data. Depreciation or obsolescence from all causes is estimated based on the experiences of similar properties. Depreciation is then deducted from the replacement costs as new to arrive at the present worth of the improvements and the site.

Market Approach (Direct Comparison Approach)

This is an appraisal procedure in which the value estimate is predicated upon prices paid in recent market transactions. Listings and offerings of property may also be utilized in this analysis, however, the use of listings is limited since the property has not met the full test of the market and usually tends to set the upper limit of value. The steps the appraiser follows in this approach are set forth below.

      1. Seeks out similar properties for which pertinent sales, listings, offerings and/or rental data are available.

      2. Qualifies the price as to terms, motivating forces and bona fide nature.

      3. Compares each of the sale properties' important attributes with the corresponding ones of the properties being appraised, under the general division of time, location, income and physical characteristics.

      4. Considers all dissimilarities in terms of their probable effect upon the sale price.

      5. Formulates an opinion of the relative value of the property being appraised as compared with the price of each similar property.


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780 Lindsay Boulevard, Idaho Falls, ID

VALUATION (Continued)

The units of comparison abstracted from the sales are the sales price per square foot or unit and the overall rate of return. Each of these units of comparison is discussed more fully below.

Sales Price per Square Foot or Unit

This is an expression of the total consideration divided by the particular unit of comparison. Its chief advantage is that it is a direct comparison of the price of the comparable to the property in question. Weighing of comparables may be necessary due to differences of location, physical characteristics, market conditions and terms of the sale transactions. It is most accurate when the subject and the comparables are of similar character and the sales are of recent vintage.

Overall Rate of Return

This rate is the direct relationship of the net operating income (before debt service) and the sale price. the overall rate reflects both the return on the investment and the return of the investment. This is a rate which is frequently used by investors and appraisers because it is ascertainable from comparable sales and can be applied directly to the estimated net operation income of the property under appraisal. This unit of comparison is used in the Income Approach.

Income Approach

The Income Approach is generally the most relevant approach in evaluating investment type properties. This approach is predicated on the principle that value is created by the expectation of benefits derived in the future. The anticipated net income is converted to a present value by a direct capitalization or the use of a discounted cash flow process.

Direct Capitalization

This process involves dividing the net operating income by a capitalization rate. This rate reflects such factors as risk, time, interest on capital investment, and recapture of the depreciating asset. This approach to value encompasses the following:

1. The estimation of current economic rent levels to establish annual potential gross revenues. Current economic rents are generally current market rents.

2.    The estimation of vacancy and collection loss allowances.

3.    The estimation of annual operating expenses.

4. The deduction from potential gross revenues of vacancy and collection loss and operating expenses, leaving the net operating income before debt service and depreciation.


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780 Lindsay Boulevard, Idaho Falls, ID

VALUATION (Continued)

5. Capitalization of the net operating income by the appropriate rate as abstracted from the market.

Discounted Cash Flow

A widely accepted view of value as of a given valuation date is the discounted present worth of the anticipated future income reasonably expected to be generated by an income producing property over a specific period of time. The process by which future income receipts are converted to a present value is termed discounting. Many different capitalization methods and techniques are available to process anticipated future income into a present worth estimate. The method used depends primarily on the characteristics of the forecast income stream, the form of the appropriate rate of return or discount rate, and the time period involved.

The two methods used in this analysis are capitalization in perpetuity (utilizing an overall capitalization rate discussed above) and capitalization for a finite period (discounted cash flow analysis). Capitalization in perpetuity as used in the Income Approach assumes the income stream will continue undiminished, indefinitely. The rate used to process this income streams embodies the factors of time preference (opportunity costs), liquidity, management burdens, and ownership risks. The appropriate rate is derived through an analysis of sales of properties displaying similar investment opportunities to the investor.

The discounted cash flow method is a rigidly defined mathematical relationship between income streams, rates and timing. Processing an income stream by a correct mathematical formula does not in itself produce a supportable market value. As with other techniques of income capitalization, the discounted cash flow analysis requires reliable market data on several critical points. If the required market data information is not available, the appraiser is injecting his judgment and opinion in using non-market data and the results are not justifiable market value.

RECONCILIATION

The final step in the appraisal process is the reconciliation or correlation of the value indicators. In the reconciliation, the relative applicability of each of the approaches utilized is considered. Those approaches that are deemed most appropriate to the particular appraisal question involved are weighed for the accuracy and reliability of the data used in the analysis, and an opinion is formed as to the market value of the subject property. The relative weight or emphasis given to any of the approaches depends on the forces prevalent in the market which act upon the subject property.


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780 Lindsay Boulevard, Idaho Falls, ID

                                  COST APPROACH

In this approach, it is assumed that a purchaser would consider producing a substitute, competing property with the same utility as the subject. The net cost to the rational, informed purchaser is the measure of value of the subject property. The net cost includes construction costs (to the purchaser, not the contractor or builder), financing costs, and all other costs incurred during the construction period. Any depreciation or diminished utility is deducted from the costs in order to arrive at a net contribution of the improvements in their present condition to the total property value as of the valuation date. The site is valued as if vacant and available to be put to its highest and best use. This is then added to the depreciated improvement costs to yield the value of the total property as indicated by the Cost Approach.

Land Valuation

The most reliable procedure for estimating the land value is by the application of the Direct Sales Comparison Approach. In estimating the value of the subject's site, a search was conducted to find sales of similar parcels with similar zoning and characteristics. Those sales considered to be the most relevant indicators of the subject's land value are detailed on the following pages.

                              SUMMARY OF LAND SALES
NO.      BUYER              DATE  $/SQ.FT. SIZE    LOCATION   SHAPE      ACCESS
--------------------------------------------------------------------------------

1  Densest Restaurant Corp. 1994   $2.84  175,547  Fringe    Irregular  Adequate

2  G. Black                 1990   $1.46   64,468  HwyStrip  Irregular  Corner

3  P. Murelaga              1990   $2.33   55,757  Fringe    Typical    Adequate

4  Guardian Ltd. Ptshp. 2   1995   $4.54   72,500  Fringe    Irregular  Corner

5  M. Hemstreet             1987   $2.93  307,098  HwyStrip  Typical    Adequate

    Subject                 1996     N/A  324,170  HwyStrip  Irregular  Corner


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780 Lindsay Boulevard, Idaho Falls, ID

                                 LAND SALES MAP

                               [GRAPHIC OMITTED]


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780 Lindsay Boulevard, Idaho Falls, ID

                                 LAND SALE NO. 1

ADDRESS:                              Lindsay Boulevard, at U.S. 20 interchange
                                      Idaho Falls, Idaho
BUYER:                                Densest Restaurant Corp.
SELLER:                               M. Hemstreet
PRICE:                                $499,125
DATE:                                 August 1994
Terms:                                Cash

LEGAL DESCRIPTION:                    Lots 1, 2 and 3, Block 1, Gateway West
                                      Subdivision to the City of Idaho Falls,
                                      Idaho
LAND DESCRIPTION:
Dimensions:                           Irregular
Size:                                 175,547 sq. ft. Overall size of the parcel
                                      is more than adequate for most restaurant
                                      developments typical of the area.
Location:                             Fringe. North end of this commercial strip
                                      neighborhood, and having good visibility.
Shape:                                Irregular. A semi-circular parcel with no
                                      significant developmental limitations due
                                      to shape.
Access:                               Adequate. Direct from Lindsay Boulevard.
Physiography:                         Uniform. A generally level parcel at
                                      street grade.
Site Imprvmnts:                       None.
Utilities:                            Typical city utilities are available to
                                      the site.
Zoning:                               HC-1.  Existing zoning is appropriate for
                                      most developments typical of the
                                      neighborhood.
Sale Price Sq. Ft.                    $2.84

BEST USE:                             Commercial development with a restaurant,
                                      motel or convenience store.

COMMENTS:

One of several hotel sites all purchased by Hemstreet in anticipation of building the Shilo Inn motel and convention center. After building on the preferred site, this and another site were placed back on the market. It has since been developed with a new Denny's restaurant. W. D. 893612 recorded. Confirmed by Jon Corlett, MAI from Shirley Stewart, seller's attorney - 503-641-6565.


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780 Lindsay Boulevard, Idaho Falls, ID

                                 LAND SALE NO. 2

ADDRESS:                              Lindsay Boulevard. North corner of Lank
                                      Bank Street intersection
                                      Idaho Falls, Idaho
BUYER:                                G. Black
SELLER:                               Federal Land Bank
PRICE:                                $93,840
DATE:                                 April 1990
                                      Terms:Cash

LEGAL DESCRIPTION:                    Portion of Section 13, T 2 S, R 37 EBM,
                                      annexed to the city of Idaho Falls.

LAND DESCRIPTION:

Dimensions:                           Irregular
Size:                                 64,468 sq. ft. Overall size of the parcel
                                      is adequate for most developments typical
                                      of the neighborhood.
Location:                             HwyStrip. Just south of John's Hole
                                      interchange at U. S. Highway 20.
Shape:                                Irregular. A somewhat rectangular parcel
                                      with no developmental limitations due to
                                      shape plus a backland thumb of land used
                                      for additional parking required by code.
Access:                               Corner. Direct from either street.
Physiography:                         Uniform. A generally level parcel at
                                      street grade.
Site Imprvmnts:                       None.
Utilities:                            Typical city utilities, including sewer,
                                      water and electricity are connected to the
                                      site.
Zoning:                               HC-1. Existing zoning is appropriate for
                                      most developments typical of the
                                      neighborhood.
Price/Sq. Ft.                         $1.46

BEST USE:                             Motel or other travel related development.

COMMENTS:

Site was subsequently improved with an Ameritel Motel. This follows construction of a new Shilo Inn suites motel and convention center and an addition to a newer Super 8 motel nearby. Following construction of the Ameritel, a Comfort Inn was built southwest, nearer the Broadway/I15 interchange.


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780 Lindsay Boulevard, Idaho Falls, ID

                                 LAND SALE NO. 3

ADDRESS:                              Lindsay Boulevard. Across from the Utah
                                      Avenue junction.
                                      Idaho Falls, Idaho

BUYER:                                P. Murelaga
SELLER:                               Heirs of N. Boise Estate
PRICE:                                $130,000

DATE:                                 September 1990

Terms:                                $45,000 down, balance carried for three
                                      years, considered cash equivalent.
LEGAL DESCRIPTION:                    Part of the SE1/4Section 13, T 2 N, R 37
                                      EBM

LAND DESCRIPTION:

Dimensions:                           Irregular
Size:                                 55,757 sq. ft. Overall size of the parcel
                                      is adequate for most developments typical
                                      of the area.
Location:                             Fringe. South end of a secondary
                                      commercial strip near West Broadway.
Shape:                                Typical. A somewhat rectangular parcel
                                      with no developmental limitations due to
                                      shape.
Access:                               Adequate. Direct from Lindsay Boulevard.
Physiography:                         Uniform. A gently rolling parcel at street
                                      grade. This parcel has significant lava
                                      below grade.
Site Imprvmnts:                       None.
Utilities:                            Typical city utilities are available to
                                      the site upon annexation.
Zoning:                               HC-1. Existing zoning is appropriate for
                                      most developments typical of the
                                      neighborhood.
Price/Sq. Ft.                         $2.33

BEST USE:                             Commercial development related to the
                                      hospitality developments along this
                                      commercial strip. This could include
                                      retail shops, a small, limited service
                                      motel, or restaurant.

COMMENTS:

Buyer is a motel developer who subsequently shelved plans for a motel here in the face of other competing motel developments which have been and will be built here. W. D. 793657 recorded 9/18/90


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780 Lindsay Boulevard, Idaho Falls, ID

                                 LAND SALE NO. 4

ADDRESS:                              Channing Way and East 25th Street.
                                      Northwest corner of the intersection.

                                      Idaho Falls, Idaho

BUYER:                                Guardian Ltd. Ptshp. 2
SELLER:                               Custom Land Development
PRICE:                                $329,330

DATE:                                 May 1995

Terms:                                $200,000 down with the balance due in
                                      three months at 0% interest - considered
                                      essentially cash by the seller.
LEGAL DESCRIPTION:                    Lots 11 and 12, Block 104, Rose Nielsen
                                      Division No. 2, 1st Amended plat

LAND DESCRIPTION:

Dimensions:                           Irregular with about 260 ff on Channing
                                      Way and 225 ff on 25th Street
Size:                                 72,500 sq. ft. Overall size of the parcel
                                      is adequate for most developments typical
                                      of the area.
Location:                             Fringe. Secondary commercial and
                                      professional office district at the
                                      southeast corner of the city, midway
                                      between the Grand Teton Mall and the
                                      Eastern Idaho Regional Medical Center.
Shape:                                Irregular. rectangular parcel with no
                                      developmental limitations due to shape.
Access:                               Corner. Direct from either street.
Physiography:                         Uniform. A generally level parcel at
                                      street grade.
Site Imprvmnts:                       None
Utilities:                            Typical city utilities are available to
                                      the site.
Zoning:                               C-1. Existing zoning is appropriate for
                                      most developments typical of the
                                      neighborhood.
Rate/Sq. Ft.                          $4.54

BEST USE:                             Commercial development related to the
                                      southeast retail district or the EIRMC.

COMMENTS:

Purchased by a local business group (R. Ball, et al) for development of a new Hampton Inn motel with 60 to 66 units. The buyer also acquired a first right of refusal for another lot adjacent north of this which is only slightly smaller than these two lots. W. D. 899594 recorded 5/25/95


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780 Lindsay Boulevard, Idaho Falls, ID

                                 LAND SALE NO. 4

ADDRESS:                              Channing Way and East 25th Street.
                                      Northwest corner of the intersection.

                                      Idaho Falls, Idaho

BUYER:                                Guardian Ltd. Ptshp. 2
SELLER:                               Custom Land Development
PRICE:                                $329,330

DATE:                                 May 1995

Terms:                                $200,000 down with the balance due in
                                      three months at 0% interest - considered
                                      essentially cash by the seller.
LEGAL DESCRIPTION:                    Lots 11 and 12, Block 104, Rose Nielsen
                                      Division No. 2, 1st Amended plat

LAND DESCRIPTION:

Dimensions:                           Irregular with about 260 ff on Channing
                                      Way and 225 ff on 25th Street
Size:                                 72,500 sq. ft. Overall size of the parcel
                                      is adequate for most developments typical
                                      of the area.
Location:                             Fringe. Secondary commercial and
                                      professional office district at the
                                      southeast corner of the city, midway
                                      between the Grand Teton Mall and the
                                      Eastern Idaho Regional Medical Center.
Shape:                                Irregular. A somewhat rectangular parcel
                                      with no developmental limitations due to
                                      shape.
Access:                               Corner. Direct from either street.
Physiography:                         Uniform. A generally level parcel at
                                      street grade.
Site Imprvmnts:                       None
Utilities:                            Typical city utilities are available to
                                      the site.
Zoning:                               C-1. Existing zoning is appropriate for
                                      most developments typical of the
                                      neighborhood.
Price/Sq. Ft.                         $4.54

BEST USE:                             Commercial development related to the
                                      southeast retail district or the EIRMC.

COMMENTS:

Purchased by a local business group (R. Ball, et al) for development of a new Hampton Inn motel with 60 to 66 units. The buyer also acquired a first right of refusal for another lot adjacent north of this which is only slightly smaller than these two lots. W. D. 899594 recorded 5/25/95.


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780 Lindsay Boulevard, Idaho Falls, ID

Land Valuation (Continued)

General Sales Characteristics:

Time: Price movement in the market between date of sale and date of appraisal may be significant. Most of the sales are very recent and there is otherwise little significant change in value observed for this property class in the recent past. Sale No. 1 indicates that, in comparison to No. 2, and after adjustment for its relatively large size, there has been a significant stepwise increase in values in this neighborhood in the recent past. This indicates a greater upward adjustment to Sale Nos. 2 and 3. The increase in values is illustrated by the recent acceleration of development in this area, including construction of the Denny's restaurant, the new AmeriTel motel and the remodeling of Jaker's restaurant.

Size: Significant differences in parcel sizes may require adjustment. There is usually an inverse relationship between price rate and size. The subject, and Sale No. 1 are larger in size in comparison to the remainder of the sales. For these larger parcels, there is typically a smaller market which generally results in a lower price rate, all other considerations being equal. A doubling in size typically results in an adjustment of about 25% to 35%, although other more apparent features may offset part of this adjustment.

Location: Similarity of neighborhoods results in minimal adjustments for offsite influences. Valuation is made in accordance with the best use of the subject previously estimated. Sale Nos. 1, 2 and 3 all have primary locations in the subject neighborhood. Sale No. 6 is also located in a more rapidly developing commercial area. Although somewhat subjective, the view of the river and the greenbelt from the subject is considered superior to these three sales, also indicating an upward adjustment. Location at the north end of the neighborhood is inferior to location nearer the central business district at the south end, as illustrated by a comparison of Nos. 2 and 3. The subject is near the middle of the neighborhood.

A comparison of the sale of the subject to Nos. 2 and 3, four hears hence, indicates a significant adjustment for views of the river. After consideration of large size of the subject, the adjustment is significant. The difference is one of several factors here but appears to be about 30% to 50%, after other the adjustments discussed.

Shape: Deviations from typical rectangular shape can result in unusually wide or narrow frontages with resultant value influences. All of the sales are of tracts with normal utility for this property class. As discussed, the subject has a generally rectangular shape which has normal utility.

Access: Relationship to the public street may vary. Insufficient curb cuts, traffic of high volume and speed, divider medians, back up traffic at busy intersections and the like may affect the properties studied. Operating expenses and visibility to the public may be affected. Sale Nos. 2 and 6 have corner frontage, indicating a moderate downward adjustment to the rate. However, broad frontage of the subject allows development of multiple (3) entrances, offsetting this feature. Typically, this feature results in a 15% to 20% adjustment. The adjustment should be reduced somewhat due to the broad frontage of the subject and is estimated at 10%.


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780 Lindsay Boulevard, Idaho Falls, ID

Land Valuation (Continued)

Cash Equivalency: Many land sales are currently carried on private contracts at varying rates of interest and loan terms while other sales are for cash. Inherent in the definition of Market Value is the concept of a cash sale or its equivalent. As such, the terms of the comparable sales noted have been adjusted to effective market discount rates, resulting in an indication of a cash equivalent price.

Comparison:

Sale No. 1, at a rate of $2.84 per square foot, is a relatively large parcel on Lindsay Boulevard, about half of which has been developed with a new Denny's restaurant. It is located nearly north of the subject and has limited views of the river and greenbelt. The sale is recent, indicating only a very slight upward adjustment for the sale date. Size of this sale is smaller than the subject, also indicating an upward adjustment to the rate. Access is adequate, equal to that of the subject. Location further north is considered somewhat inferior to that of the subject. As with the remainder of the sales, an upward adjustment is indicated for the superior views of the river from the subject.

Sale No. 2, at a rate of $1.46 per square foot, is located adjacent south of Sale No. 1 and north of the subject. In comparison to Sale No. 1, a significant stepwise adjustment is indicated for the sale date based primarily on the acceleration in the rate of development in the neighborhood beginning at about that time. This sale was actually the first of these and the site was purchased at the apparent low point in the neighborhood market. This parcel has corner frontage and somewhat superior access to the subject, indicating a downward adjustment to the rate. An upward adjustment is indicated for the smaller size of this sale.

Sale No. 3, at a rate of $2.33 per square foot, is a site located just southwest of the subject on the west side of Lindsay Boulevard, near Broadway Street. Lack of any views of the river are part offset by closer proximity to Broadway. As such, location is considered generally equal to Nos. 1 and 2. Larger size of the subject indicates a downward adjustment to the rate. Access is somewhat inferior to that of the subject. The greater adjustment is for the views of the river from the subject.

Sale No. 4, at a rate of $4.54 per square foot, is representative of recent commercial land sale prices along Channing Way. This is the area of greatest non-retail development in the city and provides some indication of the upper limit of values for this property class. Like Nos. 1, 2 and 3, this is a potential motel site which has been developed with a new Hampton Inn. A slight upward adjustment is indicated for the sale date. This sale is smaller than the subject, indicating a downward adjustment to the rate. Corner frontage indicates a moderate downward adjustment to the rate. Based on a comparison to No. 1, following adjustments for size, only a slight downward adjustment is indicated for location. This is considered appropriate based on the somewhat greater amount of recent development here and proximity to the primary retail district along 17th Street. Again, the proximity to the river indicates an upward adjustment to the rate.


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780 Lindsay Boulevard, Idaho Falls, ID

Land Valuation (Continued)

Adjustments are made from the Sale Property to the Subject Property. Thus, inferior features of the sale require positive or upward adjustments and, conversely, superior features require negative or downward adjustments. The adjustments discussed are summarized in the following chart.

                             SALES ADJUSTMENT CHART

         RATE    TIME     TIME    OTHER FEATURE ADJUSTMENTS       TOTAL   INDI-
          PER   ADJST    ADJSTD                          VIEWS/   ADJUST  CATED
NO.       S.F.   MENT     RATE  LOCATION  ACCESS   SIZE   OTHER    MENT   RATE
--------------------------------------------------------------------------------
   1    $2.84    +.16    $3.00     +.60       0   -1.20  +2.50    $1.90   $4.90

   2    $1.46   +2.20    $3.66     +.80    -.40   -2.00  +2.50    $0.90   $4.56

   3    $2.33   +1.50    $3.83     -.35    +.35   -1.90  +2.50    $0.60   $4.43

   4    $4.54    +.10    $4.64     -.45    -.45   -1.80  +2.50    $0.20   $4.44

Adjustment Categories:

Rate: The price per square foot is used as the unit of comparison for this land class as lot depths vary for most of the sales, resulting in little consistency in the front foot price rate.

Time: Sales most proximate in time have been selected from those reasonably comparable in other characteristics. An adjustment is made for the movement in market prices since date of sale to date of appraisal.

Time Adjusted Rate: The selling price rate is first adjusted to current price conditions before making the remaining comparisons with subject. As mentioned, the more rapid price increases in other neighborhoods are likely moderating based on the rates of development there. No significant price increase is anticipated in the near future.

Location, Access, Size and Views/Other: These features are adjusted for as discussed in the Comparison of the sales above and based on the individual characteristic analyses which follow those comparisons.


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James Ratkovich & Associates, Inc.                                            72
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780 Lindsay Boulevard, Idaho Falls, ID

Land Valuation (Continued)

Total Adjustment: This is the total of the applicable adjustments made after the initial price has been adjusted for time.

Indicated Rate: This is the per square foot rate indicated by each sale using the matched pairing technique. The indicated rates are then correlated to a single concluded rate for the subject site based on relative comparability of the adjusted rates in relation to the subject. Greater weight is given the most applicable indicated rates and lesser weight is given to those which are not as closely applicable.

Conclusions:

The adjusted rates range from $4.43 to $4.90 per square foot. These are the limits of a relatively narrow range of indicated values for the subject. Of primary consideration is the location of the subject essentially adjacent to the river and the attractive views thereof. Secondarily, general location of the subject is very good, in one of the more rapidly developing commercial districts in the city. The types of development here are in concert with higher land values, as indicated by a comparison of other motel site sales along Lindsay Boulevard (Nos. 2 and 3) and Channing Way (No. 4).

Attractive views of the river and the greenbelt along both sides of the river are features which are superior to the sales. Visibility is also good, related to the broad frontage of the subject. For commercial properties, this visibility is a feature of significance on these secondary commercial arterials. In conclusion, the rate for the subject estimated at the middle of the range, or at $4.50 per square foot. In comparison to the original purchase price rate for the subject shown above as Sale No. 5, this estimate is about 54% higher than the original purchase price rate and appears to be reasonable. Summary calculations are shown below.

                   324,170 sq. ft. @ $4.50/sq. ft. =$1,458,765

                               Conclude $1,460,000
                                        ==========


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James Ratkovich & Associates, Inc.                                            73
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780 Lindsay Boulevard, Idaho Falls, ID

COST APPROACH (Continued)

Reproduction Cost New

The next step in the Cost Approach is to estimate the cost new of the subject improvements. The dimensions and characteristics of the improvements have been identified through a field inspection and analysis. There are two forms of cost data generally available. These are Replacement and Reproduction costs.

Replacement Cost is defined in Real Estate Terminology, Revised Edition (AIREA,
SREA) as, "the cost of construction at current prices of a building having utility equivalent to the building being appraised but built with modern materials and according to current standards, design and layout."

Reproduction Cost is defined in Real Estate Terminology, Revised Edition (AIREA,
SREA) as, "the cost of construction at current prices of an exact duplicate or replica using the same materials, construction standards, design, layout, and quality of workmanship, embodying all the deficiencies, super adequacies and obsolescence of the subject building."

The use of the replacement cost concept presumably eliminates all functional obsolescence, and the only depreciation to be measured is physical deterioration and external obsolescence. In this appraisal, the Marshall Valuation Service, a nationally recognized cost service, as well as consultation with local contractors, has been used to derive the estimate of the replacement cost. The publishers of this manual consider the estimates to be replacement costs, but when the cost model closely conforms in construction materials and methods to the subject, these costs can be considered as reproduction costs.

Since the cost estimate is applied to the gross area of the subject property, the deficiencies and other adequacies of the subject are embodied in the cost estimate and are dealt with in the depreciation estimate. The cost utilized in this analysis is therefore considered to represent Reproduction Costs.

This estimate is set forth on the Development Proforma located at the end of this approach. These costs include hard costs for construction, soft costs for architectural and engineering, soil, legal, supervision, fees and related costs; Financing costs; leasing commissions; and rent loss during absorption. Developers profit is added at 18 percent to account for the high level of risk and skill required to develop hotel property.

The hard construction cost for the improvements is estimated at $66.53 per square foot. Soft costs are estimated at 8 percent for design, architectural and engineering; 3 percent for development overhead, and 15 percent of annual income, or $399,615, is estimated for opening expenses and income loss during stabilization.


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James Ratkovich & Associates, Inc.                                            74
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780 Lindsay Boulevard, Idaho Falls, ID

COST APPROACH (continued)

Furniture, Fixtures & Equipment

The guest rooms are furnished with typical modern furnishings which include either a single king-sized bed, two or three queen beds, side tables, desk, dresser, chairs, table, draperies, night stands, color television with remote, lamps, couch, clock radio and telephones. Most rooms have a small refrigerator, microwave and hair dryer. There are some kitchenette units. FF&E includes all the furnishings, linens and supplies, cleaning and house keeping equipment, business office and front desk equipment, furnishings and related personal items. We have estimated these personal property items at a depreciated replacement value of $3,500 per room, or $567,000.

Accrued Depreciation

Accrued depreciation is the difference between the reproduction cost of the improvements and the market value of the improvements on the date of valuation. Depreciation is characterized by three categories: physical, functional and external.

Physical depreciation is evidenced by wear and tear of the structure. Functional obsolescence is also caused by internal characteristics such as a poor floor plan, inadequate mechanical equipment or functional inadequacy or over adequacy due to size or other characteristics. External or economic obsolescence is caused by conditions external to the property, such as a lack of economic demand or changing property uses in the area, or general national or regional economic conditions.

To establish the appropriate depreciation to be applied to the subject, the Marshall Valuation Service has been consulted. This service collates by type of construction and usage actual case studies of properties to produce market derived depreciation and remaining life estimates. These studies resulted in mathematical curves from which the depreciation for any initial life expectancy can be computed. An additional method of estimating physical depreciation is the Age/Life Method. This is a method of estimating incurable physical deterioration as a percentage applied to current replacement or reproduction cost new of the improvements. The percentage reflects the ratio of estimated effective age to typical anticipated economic life.

The depreciation estimate for the subject property is based an effective age at 10 years and an expected life of 50 years for the improvements indicating a depreciation estimate of 20 percent.

Located on the following page is a summary of the replacement cost new, including depreciation and land value indication. It indicates an As Is value of subject property, as follows:

                                   $14,070,000
                                   ===========


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James Ratkovich & Associates, Inc.                                            75
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780 Lindsay Boulevard, Idaho Falls, ID

                             Replacement Cost Study


---------------------------------------------------------------------------------------------
Development Proforma
Shilo Inn, Idaho Fails ID
---------------------------------------------------------------------------------------------

MVS: Sec 11.P 17. Class D, GoodCurrentX   Local X   Adj$/sf
---------------------------------------   -------   -------
Base Cost:                $69.30   1.00      0.96   $66.53
Hard Costs                    Measure              $/Measure                 Cost        $/SF
----------                    -------              ---------                 ----        ----
  Building                   162,857 SF              $66.53  $10,834,550
  Yard Improvements                                             $225,000
                                                                --------

Total Hard Costs                                                          $11,059,550   $67.91

Soft Costs
Architectural & Engineering                 8.00%               $884,800
Development Overhead                        3.00%                331,800
Stabilization & Opening Expenses     15% of annual income        399,615

Total Soft Costs                                                           $1,616,215    $9.92
                                                                        -------------
Total Improvement Costs                                                   $12,675,766   $77.83

Entrepreneurial Profit        15.00%                                       $1,901,365   $11.68
                                                                        -------------   ------
Total                                                                     $14,577,131   $89.51

Depreciation Adjustment       Age/Life            % Dep.       $ Dep.
-----------------------
Physical                       10/50              20.00%       $2,535,153
Total Depreciation                                                         $2,535,153   $15.57
                                                                        -------------   ------
Project Costs (Depreciated Replacement Cost)                              $12,041,978   $73.94

Depreciated Furniture Fixtures & Equip.      162 Units @           $3,500    $567,000

Land Valuation                  Acres          SE    $/SF      Land Value      Total
--------------                  -----          --    ----      ----------      -----
Site Value in Fee               7.44      324,170   $4.50      $1,458,765

Site Value                      7.44      324,170   $4.50                  $1,460,000

  -----------------------------------------------------------------------------------------

Indicated Value                                                           $14,068,978

  Rounded                                                                 $14,070,000
                                                                          ===========
---------------------------------------------------------------------------------------------


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James Ratkovich & Associates, Inc.                                            76
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780 Lindsay Boulevard, Idaho Falls, ID

                           DIRECT COMPARISON APPROACH

The Direct Comparison Approach attempts to estimate the value of the subject property by comparing sales of similar properties within the market area of the subject. These sales are inspected, verified as to price, terms and conditions of the property at the date of sale, location, and income characteristics of the property. The data are then analyzed and compared to the subject property. The units of comparison considered significant in determining the subject's market value are the sale price per square foot and price per unit. In addition, a Gross Room Revenue Multiplier is derived for use as an additional measure of value for this approach. The overall rate is also abstracted from the market data for use in the Income Approach.

A search of the subject's regional market area was conducted to find sales of generally comparable hotel facilities that have occurred in the recent past. A summary of the sales that were considered most relevant for this analysis are summarized on the following page.


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James Ratkovich & Associates, Inc.                                            77
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780 Lindsay Boulevard, Idaho Falls, ID

                            SUMMARY OF IMPROVED SALES

                        ---------------------------------
                         REGIONAL SUMMARY OF HOTEL SALES
                        ---------------------------------

====================================================================================================================================
                           Date of  Year  Building  Land  Land/Bldg No of  Gross.    Sale     Price/   Price/      Comments
No.       LOCATION          Sale    Built   Area    Area    Ratio   Units Area/Rm.   Price    Sq.Ft.   Unit
====================================================================================================================================

1  Comfort Inn              May-95   1990  30,740  76,405  2.49 :1    58    530   $2,800,000  $91.09  $48,276  Occupancy reported at
   13207 NE 20th Avenue                    Est.                                                                70 percent ADR @
   Vancouver, WA                                                                                               $46.00. No food and
                                                                                                               beverage One meeting
                                                                                                               room, spa, pool,
                                                                                                               excercise Located
                                                                                                               near new mall.

 2 Comfort Inn              Jun-96   1992  34,000  66,646  1.96 :1    64    531   $2,600,000  $76.47  $40,625  Two-story wood frame
   8855 SW Citizens Drive                                                                                      motel located in
   Wilsonville OR                                                                                              suburban location.

 3 Ramada Inn               Oct-94   1978  68,410  16,200  0.24 :1   120    570   $8,400,000 $122.79  $70,000  Four-story wood frame
   2200 Fifth Avenue                                                                                           & stucco downtown
   Seattle, WA                                                                                                 location. Renovated
                                                                                                               prior to sale. $70
                                                                                                               ADR estimate.

 4 Travelodge               Jun-94   1961  30,820  56,912  1.85 :1    74    416   $4,200,000 $136.28  $56,757  Includes retail
   4715 25th Avenue NE                                                                                         building
   Seattle, WA                                                                                                 (Blockbuster) ADR est
                                                                                                               $55.00 Pool, spa.

 5 West Coast Gateway Hotel Mar-96   1990  59,074  71,165  1.20 :1   145    407  $11,218,164 $189.90  $77,367  SeaTac Airport
   18415 Pacific Highway South                                                                                 location. All cash
   Seattle, WA                                                                                                 sale.

 6 Best Western Hotel       Mar-95   1986  91,618 262,749  2.87 :1   147    623   $5,500,000  $60.03  $17,415  Three story wood
   15901 W. Valley Highway                                                                                     frame structure
   Tukwilla WA                                                                                                 includes restaurant,
                                                                                                               spa, excercise room
                                                                                                               and outdoor pool.
   Unadjusted Range:               $60.03    to   $189.90 /Sq.Ft.
                                  $37,415    to   $77,367 /Unit

                                 Mean:    $112.76 / Sq Ft      $55,073 / Unit


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James Ratkovich & Associates, Inc.                                            78
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780 Lindsay Boulevard, Idaho Falls, ID

                                    Sales Map

                                [GRAPHIC OMITTED]

                                ----------------
                                Comparable Sales
                                ----------------


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James Ratkovich & Associates, Inc.                                            79
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780 Lindsay Boulevard, Idaho Falls, ID

                              COMPARABLE SALE NO. 1

                               [GRAPHIC OMITTED]

ADDRESS:          Comfort Inn                 GRANTOR:         Ray Patel, et al.
                  13207 NE 20th Avenue        GRANTEE:         Shree Ram LLC
                  Vancouver, WA
DESCRIPTION:      Two-story wood frame        DOCUMENT #:      Na
                  and stucco limited service  MARKET TIME:     Na
                  hotel                       NUMBER OF UNITS: 58
YEAR BUILT:       1990                        SALE PRICE:      $2,800,000
LOT SIZE:         76,405 S.F.                 SALE DATE:       June 5, 1995
CONDITION:        Average/Good                TERMS:  $350,000 down
QUALITY:          Average                             seller wrapped existing
                                                      $1.45M 1st TD with, due in
                                                      10 years
BUILDING AREA:    30,740 S.F.                 GROSS INCOME:    $685,540
LAND:BLDG RATIO:  2.49:1                      NET INCOME:      $288,000
PRICE/S.F.:       $91.09                      OVERALL RATE     10.29%
PRICE/UNIT:       $48,276                     GRM:             4.08
FF&E:             $140,000

COMMENTS: This property is located at the Vancouver Mall north of Portland Airport in a newly developing area. It is a newer property in good condition but round about access. 1994 ADR reported at $46.00 and Occupancy at 70%.


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James Ratkovich & Associates, Inc.                                            80
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780 Lindsay Boulevard, Idaho Falls, ID

                              COMPARABLE SALE NO. 2

                               [GRAPHIC OMITTED]

ADDRESS:          Comfort Inn                 GRANTOR:      Mahalaxmi Inc.
                  8855 SW Citizens Drive      GRANTEE:      Ganesh Enterprises
                  Wilsonville, OR
DESCRIPTION:      Two-story wood              DOCUMENT #:   9603044444
                  frame limited service       MARKET TIME:  Na
                  hotel
NUMBER OF UNITS:  64
YEAR BUILT:       1992                        SALE PRICE:   $2,600,000
LOT SIZE:         66,646 S.F.                 SALE DATE:    June 19, 1996
CONDITION:        Average/Good                TERMS:        $800,000 down
QUALITY:          Average                                   $1,8M 1st Td
                                                             Commercial Bank
BUILDING AREA:    34,000 S.F.                 GROSS INCOME:             $804,825
LAND:BLDG. RATIO: 1.96:1                      NET INCOME:               $310,628
PRICE/S.F.:       $76.47                      OVERALL RATE              11.95%
PRICE/UNIT:       $40,625                     GRM:                      3.23
FF&E:             $160,000 Est.

COMMENTS: This suburban property is located near Highway 5 and is a newer property with good exposure but less than direct access.


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James Ratkovich & Associates, Inc.                                            81
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780 Lindsay Boulevard, Idaho Falls, ID

                              COMPARABLE SALE NO. 3

                               [GRAPHIC OMITTED]

ADDRESS:          Ramada Inn                 GRANTOR:      2200 Fifth Ave. Ltd.
                  2200 5th Avenue            GRANTEE:      Devin Corporation

                  Seattle, WA

DESCRIPTION:      Four-story over parking    DOCUMENT #:     9410280992
                  frame and stucco hotel     MARKET TIME:    6 months
                  with restaurant/lounge     UMBER OF UNITS: 120

YEAR BUILT:       1978                       SALE PRICE:     $8,400,000
LOT SIZE:         16,200 S.F.                SALE DATE:      October 28, 1994
CONDITION:        Average                    TERMS:       $3,000,000 down
QUALITY:          Average                                 $5,400,000 1st Td
                                                           Seafirst Bank
BUILDING AREA:    68,410 S.F.                GROSS INCOME:   Na
LAND:BLDG RATIO:  0.24:1                     NET INCOME:     Na
PRICE/S.F.:       $122.79                    OVERALL RATE    Na
PRICE/UNIT:       $70,000                    GRM:            Na

COMMENTS: This property is located on Fifth Avenue in the Denny Grade area of downtown Seattle. It was renovated prior to the sale with new lobby, HVAC and FF&E. Property leases additional parking nearby. Seller leased back property for 10 years, terms unknown. Central city location, average appeal.


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James Ratkovich & Associates, Inc.                                            82
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780 Lindsay Boulevard, Idaho Falls, ID

                              COMPARABLE SALE NO. 4

                               [GRAPHIC OMITTED]

ADDRESS:         Travelodge                   GRANTOR: Vincent Hanna Fowler Inv.
                 4715-25 25th Avenue NE       GRANTEE: P.B. Investments Ltd.

                 Seattle, WA

DESCRIPTION:     One and two-story wood       DOCUMENT #:   9506222113
                 frame and stucco motel with  MARKET TIME:  12 month
                 6,700 sf retail building
NUMBER OF UNITS: 74

YEAR BUILT:      1961                         SALE PRICE:   $4,200,000
LOT SIZE:        56,912 S.F.                  SALE DATE:    June 22, 1994
CONDITION:       Average                      TERMS:        All cash
QUALITY:         Average
BUILDING AREA:   30,820 S.F.                  GROSS INCOME:      Na

LAND:BLDG RATIO: 1.85:1                       NET INCOME:        Na
PRICE/S.F.:      $136.28                      OVERALL RATE       Na
PRICE/UNIT:      $56,757                      GRM:               Na

COMMENTS: This suburban property is located north of the University of Washington and across from University Village shopping center. The Travelodge has a detached Blockbuster retail store on the site which enhanced the sales price. That store is leased at $9,520 per month triple net with 7 years remaining. Extraction of retail portion value indicates $800,000 based on capitalization of lease income for 7 years plus reversion on the Blockbuster lease. Residual to the Motel is $3,400,000 or $45,945 per unit and $110.32 per square foot.


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780 Lindsay Boulevard, Idaho Falls, ID

                              COMPARABLE SALE NO. 5

                                [GRAPHIC OMITTED]

ADDRESS:          Westcoast Gateway Hotel         GRANTOR:  Gateway Hotel LP
                  18415 S. Pacific Highway        GRANTEE:  Patriot American
                  Sea-Tac, WA                                 Hospitality
DESCRIPTION:      Six-Story, good quality Class   DOCUMENT #:   7110-407
                  B hotel w/ restaurant, lounge   MKTG.TIME::   N/A
                  Pool and spa amenities.         ROOM CT.:     145
YEAR BUILT:       1990                            SALE PRICE:   $ 11,218,164
LOT SIZE:         71,165 SF (1.63 Acre)           SALE DATE:    March, 1996
CONDITION:        Good                            TERMS:        Cash Equivalent
QUALITY:          Average-Good                    CLASS:        Limited service,
                                                                  upper tier
BUILDING AREA:    59,074 SF                       GROSS INCOME:       N/A
LAND:BLDG RATIO:  1.20:1                          NET INCOME:         N/A
PRICE/SF:         $189.90                         OVERALL RATE        N/A
PRICE/UNIT:       $77,367                         GRM:                N/A

COMMENTS: This property is located adjacent to the Sea-Tac International Airport. It has one of the best proximity of the hotels along Pacific Highway. Constructed of good quality Class B materials. Part of a five property portfolio sale which included 3 Seattle properties, 1 in Wenatchee, and 1 in California. Unable to obtain operating data to extract OAR, or revenue/expense ratios.


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780 Lindsay Boulevard, Idaho Falls, ID

                              COMPARABLE SALE NO. 6

                               [GRAPHIC OMITTED]

ADDRESS:         Best Western Southcenter   GRANTOR: United States National Bank
                 15901 W. Valley Highway    GRANTEE: Wen & Liu
                 Tukwilla, WA
DESCRIPTION:     Three-story and one-story  DOCUMENT #:   95-3311394
                 wood frame structures,     MKTG.TIME::   N/A
                 restaurant, pool & spa     No Of Units:  147
YEAR BUILT:      1986                       SALE PRICE:   $5,500,000
LOT SIZE:        262,749 S.F.               SALE DATE:    March 31, 1995
CONDITION:       Average                    TERMS:        Cash Equivalent
QUALITY:         Average
BUILDING AREA:   91,618 S.F.                GROSS INCOME:        N/A
LAND:BLDG RATIO: 2.87 :1                    NET INCOME:          N/A
PRICE/SF:        $60.03                     OVERALL RATE         N/A
PRICE/UNIT:      $37,415                    GRM:                 N/A

COMMENTS: This property is regarded as the limited service hotel facility in the Seattle-Tacoma market area. Located near Freeway across the street from newer Embassy Suites and north of Residence Inn Hotel in a suburban location. Unable to obtain operating data to extract OAR, or revenue/expense ratios.


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780 Lindsay Boulevard, Idaho Falls, ID

DIRECT COMPARISON APPROACH (Continued)

To compare the relevant sales to the subject property, consideration has been given to such factors as financing, market conditions, conditions of sale and physical and economic characteristics such as location, quality of the improvements, age and condition of the improvements, overall size and property operation levels.

Property Rights Conveyed

This adjustment considers the differences in legal status (interest) between the subject property and the comparable sales. Specific interests convey different types of rights in a property that affect value. Property rights can be defined as fee simple, leased fee and leasehold interests. All the sales used were fee simple estates and no property rights adjustments are necessary.

Financing Adjustment

Typical income producing property sales transactions involve some combination of mortgage financing and cash (or equity) transfer. Knowledgeable investors are aware that the use of mortgage financing will have an effect on the yield to equity funds. The careful structuring of the mortgage and equity components of a transaction may produce higher returns to the equity position than the overall return to the property (positive leverage). This process can work in the opposite direction when the rate paid for mortgage funds exceeds the overall rate produced by the property (negative leverage). When the terms of the sale are atypical, the result may be a price that is higher or lower than that of a normal market transaction. In this analysis, it is assumed that the subject is expected to sell for cash or with the prevalent institutional financing terms available.

The comparable sales have been reviewed in reference to their financing and typically involved normal or large down payments with the balance typically financed by the seller or major lending institutions at prevailing long term rates. No secondary financing was of any particular advantage and was not considered to affect the sale prices. Based on an analysis of the financing terms of the comparable sales, no adjustments were required and the sales are all cash equivalent.

Conditions of Sale

The comparables were reviewed for their conditions of sale surrounding the transactions. Sale 4 has a retail store on site that is estimated to contribute approximately $800,000 which results in an adjusted price to the hotel property of $3,400,000 or $45,945 per room. Sale 5 sold to the same buyer as part of a 5 property portfolio sale. However, the prices were established for each of the sale properties separately and no adjustment is necessary. The other sales are not considered to require any conditions of sale adjustments since the sales prices were all based on market value with no unusual conditions surrounding the transactions.


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James Ratkovich & Associates, Inc.                                            86
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780 Lindsay Boulevard, Idaho Falls, ID

DIRECT COMPARISON APPROACH (Continued)

Market Conditions

The next adjustment to the comparables is to determine any change in value associated with the passage of time. Due to changes in market conditions between the date of sale and the date of valuation, an adjustment must be made to compare the comparable sale to the subject. Changes in the market conditions often result from various causes such as inflation, deflation, changing demand or supply and changes in the general economy. It is noted that the adjustment is not for the passage of time itself, but for the changes in market conditions that have occurred over the time period in question. The best indication of value change over time is the sale and resale of the same property. The sales used occurred between mid 1994 and mid 1996, under similar market conditions as exist for the subject valuation. No market conditions adjustments are warranted.

Locational, Quality, Age and Condition and General Adjustments

The sales used indicate a range between $60.32 to $189.90 per square foot. They range between $37,415 to $77,367 per unit. The sales occurred between June 1994 and June 1996 and are the best available sales comparables for use in comparison to the subject property due to their generally similar physical and economic characteristics.

It is noted here that we reviewed several motel/hotel sales in the local market area which occurred in the past two years and found most to have sold at prices below the low end of the above range. Many of those properties are locally oriented, poorly performing properties which did not represent viable investment alternatives to the subject and thus they were not included in our analysis. We had to broaden our search to a regional market since we considered the subject property to have a regional investment and market appeal. While the sales used are not direct comparables to the subject property, generally being in urban locations and larger market areas, they are the best indicators of the subject's value due to its economic and market characteristics which are more similar to the sales used than to local sales, and due to its regional identity as part of the regional chain with a good reputation and an established guest following.

Since the validity test for all adjustments in the sales comparison approach is what the market reaction to differences will be, we conclude that the market's reaction to one property over another is ultimately reflected in its stabilized operating performance. Market preferences for dozens of amenities and characteristics including neighborhood/location, pool/spa's, exercise rooms, restaurants, shuttle services, continental breakfasts, free movie channels etc. are all expressed in the economic productivity of the going concern. The better the amenity mix the more the property generates. Conversely, if the operations and facilities fail to meet local standards and customer preferences, this will be reflected in a lower economic performance.


----------------------------------
James Ratkovich & Associates, Inc.                                            87

780 Lindsay Boulevard, Idaho Falls, ID

Therefore, individual adjustments for property characteristics are not even attempted here. Developing statistical correlation to determine the relative contribution to total property value of various amenities or locational characteristics would become absurdly complex. Instead we focus on the range of values indicated on a per unit basis and on the value indicators that indicate economic productivity and return potential. These are the gross revenue multiplier (GRM) and the overall capitalization rate (OAR).

Gross Revenue Multipliers

We were careful to select our primary comparable sales from within the general region of the subject property where similar economies and social factors impact value. However when we attempted to verify income and operating expense information for the sales referenced herein we were only able to confirm data for two of the six sales profiled here. This is simply too small a sampling to develop reliable GRM and OAR indicators for estimating values through the Sales Comparison Approach. Therefore we have summarized these sales together with four other supplementary sales for which income/expense data and GRM/OAR indicators could be extracted and verified. These sales are summarized on the table on the previous page.

These sales represent a broader cross-section of hotel properties encompassing limited and full service properties, and include some middle and upper tier market operations. The best GRM value indicators for the subject property are indicated by Sale Nos. 1 through 4 which suggest GRM's in the mid 3 range to low 4 times gross revenue. We have estimated a GRM of 4.0 as applicable to the subject property which indicates a value of:

                     $2,664,103 GRM x 4.0 =        $10,656,412

                     Rounded                       $10,650,000

Value Per Unit

Recognizing that these indicators yield somewhat divergent values, we must point out that without a highly detailed, multi-factorial quantitative adjustment process, the sales comparison approach is going to yield the most divergent array of value indicators of the three approaches. Attempting to apply "reasonable" adjustments injects so much subjectivity into the analyses that we conclude the principal benefits of the direct sales comparison approach are diagnostic rather than projective. They may reveal operating, economic and functional anomalies of the subject property but in the end prove marginal at actually predicting value.


----------------------------------
James Ratkovich & Associates, Inc.                                            88

780 Lindsay Boulevard, Idaho Falls, ID

                         -------------------------------
                            SUPPLEMENTAL HOTEL SALES
                         -------------------------------

==============================================================================================================================
                         Date of    Year   Building  No.of     Gross                 Sale       Price/    Price
No.     LOCATION           Sale     Built    Area    Units    Revenue      NOI       Price      Sq. Ft.    Unit   GRM    OAR
==============================================================================================================================

1  Comfort Inn            May-95    1990    30,740      58   $685,540   $288,000   $2,800,000   $91.09   $48,276  4.08  10.29%
   13207 NE 20th Avenue
   Vancouver, WA

2  Capital Inn/Days Inn   Jan-95    l990    29,949      81   $778,745   $373,765   $3,320,000  $110.86   $40,988  4.26  11.26%
   120 College Street
   Lacey WA

3  Quality Inn            Oct-95  1977/86   29,200      73   $685,200   $293,760   $2,625,000   $89.90   $35,959  3.83  11.19%
   1545 NE Burnside
   Gresham, OR

4  Comfort Inn            Jun-96    1992    34,000      64   $804,825   $310,628   $2,600,000   $76.47   $40,625  3.23  11.95%
   8855 SW Citizens Drive
   Wilsonville OR

5  Ameritel Inn           Jun-96    l99l    48,966      94 $1,652,218   $823,838   $6,110,000  $124.78   $65,000  3.70  13.48%
   Confidential

6  Bellevue Hilton        Aug-95    1979   122,369     180 $3,945,000 $1,107,000  $12,300,000  $100.52   $68,333  3.12   9.00%
   100 ll2th Street NE
   Bellevue WA

                                   Mean:                                                        $98.93   $49,863  3.70  1l.19%
   Unadjusted Ranges:             $76.47    to    $124.78 /Sq.Ft.
                                 $35,959    to    $68,333 /Unit
                                    3.12    to       4.26 GRM
                                   9.00%    to      l3.48% OAR

780 Lindsay Boulevard, Idaho Falls, ID

The primary sales comparables most similar to the subject in geographic proximity, size, type of operation and age are Sales Nos. 1, 2, 4, and 6. These sales suggest values in the mid 40,000's per unit. However, these properties are priced at a lower daily rate and achieve lower occupancies which requires us to be above that range. Sale Nos. 3 and 5 indicate a value range of $70,000 and $77,367 per unit and represent more similar economic characteristics but superior locations. Given the age, renovation in progress and stable economic performance of the subject we conclude that the subject is at the upper end of the range between the two sets of sales. Therefore, we conclude on a value of $65,000 per room or:

                   162 Units @ $65,000 per Unit = $10,530,000

                             Conclude @ $10,530,000

Correlation of Value

The two units of comparison applied indicate a range of value for the subject property between $10,530,000 and $10,650,000. We have selected a value indication at the middle of the two indications, as follows:

                       Conclude                   $10,600,000
                                                  ===========


----------------------------------
James Ratkovich & Associates, Inc.                                            90

780 Lindsay Boulevard, Idaho Falls, ID

                                 INCOME APPROACH

The Income Approach is premised upon the principle of anticipation which holds that value is determined by the present worth of the anticipated future benefits. These benefits in the case of an income producing property are the net cash flows, the reversion at the end of the holding period, and the inherent tax benefits afforded an owner of income property.

In this approach, the value is estimated by the capitalization of the expected future net income. Capitalization is the process of converting an income stream into a single capital value. This is the amount that a prudent, typical informed purchaser would pay as of the valuation date for the right to receive the forecast net income over the specific period.

In order to make relatively accurate income and expense projections for the subject property, we have relied on the subject's actual operating history for the past three years, plus the trailing 12 months ended August 1996. We also relied on market conditions, lodging industry reports and our survey of lodging competition in the subject's area. We also analyzed local industry trends from Star Reports as prepared by Smith Travel Research.

As a part of our analysis to develop the potential gross income of the subject, the appraiser has conducted a survey of hotel facilities considered to be competitive with the subject property. The survey focused on hotels which are considered to be primary competition to the subject. These hotels are summarized on the following page.


----------------------------------
James Ratkovich & Associates, Inc.                                            91

780 Lindsay Boulevard, Idaho Falls, ID

                          SUMMARY OF COMPETITIVE HOTELS

================================================================================
 No.     Location        No. of      Rack Rate                Comments
                         Rooms
================================================================================

 1  Holiday Inn Westbank   142     $95.00 All rooms      Guest Laundry, HBO,
     475 River Parkway           $300.00 Pres. Suite       Outdoor Pool,
        Idaho Falls                                     Continental Breakfast
                                                          Restaurant/Lounge

--------------------------------------------------------------------------------

 2     Quality Inn         128     $52-$56 Single        Outdoor Pool, Spa
     850 Lindsay Blvd.               $60 Suite          Continental Breakfast
        Idaho Falls                                    Cable TV, Coffee Maker
                                                          Restaurant/Lounge

--------------------------------------------------------------------------------

 3  Best Western Stardust  248     $49-$64 Single        Outdoor Pool, Spa,
      700 Lindsay Blvd.              $75 Suite           Exercise Room, HBO
        Idaho Falls                                        Cont. Breakfast
                                                          Restuarant/Lounge

--------------------------------------------------------------------------------

 4     Ameritel Inn        126       $79 Single            Indoor Pool, Spa
     645 Lindsay Blvd.             $109-$139 Suite           Exercise Room
        Idaho Falls                                      Continental Breakfast
                                                             Coffee Maker

--------------------------------------------------------------------------------

 *        Subject          162     $89-$99 Queen        Indoor Pool, Spa, Sauna,
    1019 S. Progress Ave            $99-$109 King         Steam Room, Exercise
         Idaho Falls              $115-$125 Suite         Room, Complimentary
                                  $169 Shilo Suite          Breakfast, HBO,
                                                        Showtime, Disney, Coffee
                                                        Maker, Restaurant/Lounge

================================================================================


----------------------------------
James Ratkovich & Associates, Inc.                                            92

780 Lindsay Boulevard, Idaho Falls, ID

                             COMPETITIVE HOTELS MAP

                               [GRAPHIC OMITTED]


----------------------------------
James Ratkovich & Associates, Inc.                                            93

780 Lindsay Boulevard, Idaho Falls, ID

--------------------------------------------------------------------------------
                                   SHILO INN
# of Rooms          162            780 Lindsey Boulevard           Under remodel
                                   Idaho Falls, ID
Building Area   162,857 sf     RECONSTRUCTED HISTORICAL OPERATING DATA
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

                                      1993                         1994
----------------------------------------------------------------------------------------------
Occupancy Rate                          65.00%                       69.00%
Average Room Rate                       $66.59                       $63.74
REVENUES                                       % Total Per Room             % Total Per Room
                                               ------- --------             ------- --------
 Room Rentals                       $2,485,063   92.8%  $15,340  $2,541,811   93.3%  $15,690
 Restaurant                            107,266    4.0%     $662      93,501    3.4%     $577
 Telephone                              67,353    2.5%     $416      69,188    2.5%     $427
 Other Income                           16,821    0.6%     $104      19,929    0.7%     $123
----------------------------------------------------------------------------------------------
Total Revenue                       $2,676,503  100.0%  $16,522  $2,724,429  l00.0%  $16,8l7

EXPENSES
Departmental Expenses
 Rooms Department                      524,722   19.6%   $3,239     471,902   17.3%   $2,913
 Food & Beverage                        14,337    0.5%      $89       9,356    0.3%      $58
 Telephone                              41,302    1.5%     $255      37,213    1.4%     $230

Undistributed Operating Expenses
 Administrative & General              133,970    5.0%     $827     137,478    5.0%     $849
 Management                            133,825    5.0%     $826     136,221    5.0%     $841
 Marketing                              79,747    3.0%     $492      79,990    2.9%     $494
 Utilities                              99,221    3.7%     $612     116,958    4.3%     $722
 Property Operations & Maintenance      77,614    2.9%     $479      78,760    2.9%     $486
 Capital Expenditures                   22,300    0.8%     $138      55,808    2.0%     $344
 Miscellaneous                           7,224    0.3%      $45       9,045    0.3%      $56

Fixed Charges
 Property Tax & License                l90,9l0    7.1%   $1,178     l85,342    6.8%   $1,144
 Insurance                               5,370    0.2%      $33      l0,304    0.4%      $64

----------------------------------------------------------------------------------------------
Total Expenses                      $1,330,542   49.7%   $8,213  $l,328,377   48.8%   $8,200

NET OPERATING INCOME                $1,345,96l   50.3%   $8,308  $1,396,052   51.2%   $8,618
----------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                                                   Trailing 12
                                       1995                        Months8/96
---------------------------------------------------------------------------------------------
Occupancy Rate                           64.00%                       59.00%
Average Room Rate                        $63.64                       $63.78
REVENUES                                        % Total Per Room             % Total Per Room
                                                ------- --------             ------- --------
 Room Rentals                        $2,380,856   92.2%  $14,697  $2,183,287   91.7%  $13,477
 Restaurant                             115,540    4.5%     $713     113,256    4.8%     $699
 Telephone                               70,715    2.7%     $437      71,337    3.0%     $440
 Other Income                            16,321    0.6%     $101      12,679    0.5%      $78
---------------------------------------------------------------------------------------------
Total Revenue                        $2,583,432  100.0%  $15,947  $2,380,559  100.0%  $14,695

EXPENSES
Departmental Expenses
 Rooms Department                       477,162   18.5%   $2,945     468,131   19.7%   $2,890
 Food & Beverage                          9,507    0.4%      $59       8,200    0.3%      $51
 Telephone                               33,328    1.3%     $206      30,730    1.3%     $190

Undistributed Operating Expenses
 Administrative & General               137,080    5.3%     $846     107,929    4.5%     $666
 Management                             129,172    5.0%     $797     119,028    5.0%     $735
 Marketing                              133,692    5.2%     $825     113,770    4.8%     $702
 Utilities                              110,747    4.3%     $684     113,995    4.8%     $704
 Property Operations & Maintenance       88,965    3.4%     $549      91,108    3.8%     $562
 Capital Expenditures                    30,363    1.2%     $187      32,658    1.4%     $202
 Miscellaneous                           12,345    0.5%      $76       8,696    0.4%      $54

Fixed Charges
 Property Tax & License                 l69,178    6.5%   $l,044      99,178    4.2%     $612
 Insurance                               1l,010    0.4       $68      18,444    0.8%     $114

---------------------------------------------------------------------------------------------
Total Expenses                       $l,342,549   52.0%   $8,287  $1,211,867   50.9%   $7,481

NET OPERATING INCOME                 $1,240,883   48.0%   $7,660  $l,l68,692   49.1%   $7,214
---------------------------------------------------------------------------------------------


----------------------------------
James Ratkovich & Associates, Inc.                                            94

780 Lindsay Boulevard, Idaho Falls, ID

Occupancy and Room Revenue Estimates

The subject's reconstructed historical operating summary, as provided by the Shilo Inn, is located on the previous page. Occupancy changed from 65 percent in 1993 to 69 percent in 1994, to 64 percent in 1995 and is 59 percent for the trailing 12 months. The average daily room rate has been very stable since 1994 ranging from $63.64 to $63.78. We expect the subject property to maintain its operation within this range of the market for the foreseeable future.

The Smith Travel Research report located in the addenda indicates that occupancy market wide was 60.60 percent in 1993, 59.7 percent in 1994, 57.3 percent in 1995 and is achieving 57.4 percent in the first nine months of 1996. The average daily rates have similarly increased slightly from $40.72 in 1993 to $45.84 in 1996. These figures reflect support for the subject's operations

Based on our analysis of the competitive market area and the subject's operations, it is our opinion that the subject will achieve an average occupancy rate of 65 percent in 1997 and increase to stable levels of 68 percent per year for the duration of our analysis due to the expected increase in occupancy that should result form the renovation in progress. The average daily rate is projected at $64.00 for year one, projected to increase at an annual rate of 3 percent per year.

Other Revenues

Other revenues include telephone income, estimated at 3.5 percent of room revenues; restaurant lease revenue has ranged from 3.4 to 4.8 percent of room revenue and we projected 4.5 percent in our projections; and miscellaneous other income, from vending machines and similar items, is estimated at 0.5 percent of room revenues. The subject's history is the best indicator of these revenue.

EXPENSE ANALYSIS

In addition to the subject's actual historical operating data, previously presented, we have reviewed expense data as reported in Trends by PKF Consulting, and Star Travel Research which are both located in the addenda.


----------------------------------
James Ratkovich & Associates, Inc.                                            95

780 Lindsay Boulevard, Idaho Falls, ID

Competitive Overview

The four properties considered most directly competitive to the subject are located in the immediate area of the subject. The competitors are all large properties with brand name identification, similar to the subject. The Holiday Inn and the Ameritel Inn are more direct competitors in terms f market sector demand while the Quality Inn and the Best Western compete for the lower priced market demand. The competitive properties are estimated to achieve occupancies in the 60 to 75 percent range. The subject is well positioned within this market area and competes with the surrounding properties achieving it's fair market share. Demand is stable in Idaho Falls and should maintain its recent historic levels.

Occupancy and Room Revenue Estimates

The subject's reconstructed historical operating summary, as provided by the Shilo Inn, is located on the previous page. Occupancy changed from 65 percent in 1993 to 69 percent in 1994, to 64 percent in 1995 and is 59 percent for the trailing 12 months. The average daily room rate has been very stable since 1994 ranging from $63.64 to $63.78. We expect the subject property to maintain its operation within this range of the market for the foreseeable future.

The Smith Travel Research report located in the addenda indicates that occupancy market wide was 60.60 percent in 1993, 59.7 percent in 1994, 57.3 percent in 1995 and is achieving 57.4 percent in the first nine months of 1996. The average daily rates have similarly increased slightly from $40.72 in 1993 to $45.84 in 1996. These figures reflect support for the subject's operations

Based on our analysis of the competitive market area and the subject's operations, it is our opinion that the subject will achieve an average occupancy rate of 65 percent in 1997 and increase to stable levels of 68 percent per year for the duration of our analysis due to the expected increase in occupancy that should result form the renovation in progress. The average daily rate is projected at $64.00 for year one, projected to increase at an annual rate of 3 percent per year.

Other Revenues

Other revenues include telephone income, estimated at 3.5 percent of room revenues; restaurant lease revenue has ranged from 3.4 to 4.8 percent of room revenue and we projected 4.5 percent in our projections; and miscellaneous other income, from vending machines and similar items, is estimated at 0.5 percent of room revenues. The subject's history is the best indicator of these revenue.

EXPENSE ANALYSIS

In addition to the subject's actual historical operating data, previously presented, we have reviewed expense data as reported in Trends by PKF Consulting, and Star Travel Research which are both located in the addenda.


----------------------------------
James Ratkovich & Associates, Inc.                                            95

780 Lindsay Boulevard, Idaho Falls, ID

Departmental Expenses
Rooms

Room expenses include salaries, wages, payroll taxes and fringe benefits for front desk staff and housekeeping personnel; general hotel expenses (excluding franchise fees); guest room supplies; cleaning supplies; laundry, linen; reservations/booking expenses; travel agent commissions; and numerous other small expense categories. PKF industry standards indicate a range from $3,166 to $3,950 per room. Star Research reports rooms department expenses to range from $3,208 to $4,432. The subject's reconstructed historical data indicates a range from $2,890 to $3,239 per room. The subject is operating at stable and consistent levels which are below industry averages. We have projected $2,950 per room for departmental room expense which is near the subject's actual historical performance. We believe that a typical buyer for the subject property would a similar chain operation or even larger organization that can achieve the same efficiencies that the current operations have demonstrated.

Telephone

Telephone expenses include monthly service charges, local and long distance charges billed by the phone company. The subject property utilizes a discount rate long distance provider which bills in six second increments, and offers discounted long distance rates. Although the ratio of phone revenues to expenses are in line with the industry standard at about 2:1, these operations comprise a small percentage of revenue. We have utilized an expense ratio of 55 percent of telephone revenues based on historical data.

UNDISTRIBUTED OPERATING EXPENSES

These expenses reflect the expenses and fixed overhead items which are not attributable to any specific activity or profit center but are required to maintain the going concern operation. These include Administrative and General Expenses; Franchise Fees; Marketing and Guest Entertainment costs; Property Operation and Maintenance Costs; Energy / Utility Costs and miscellaneous other unallocated departmental costs.

Administrative and General

These expense items include: administrative staff salary/wages, payroll taxes and benefits; bookkeeping and accounting; vehicle expenses; credit card commissions; office supplies; printed materials; postage; professional and legal fees; contract security; and owner/manager travel expenses, and bad debt write-offs. PKF reveals that industry standards for administrative and general expenses in the two property categories we compared the subject to ranged from 7.8% to 9.0%. Smith Travel indicates this expense to range from 9.1% to 9.4% for the subject's categories. The subject expended between 4.5% and 5.3% for G&A over the past four years. We conclude that the most subject's actual experience, with some consideration to industry averages, is the best indicator of this expense and have selected 5.0% for our projections.


----------------------------------
James Ratkovich & Associates, Inc.                                            96

780 Lindsay Boulevard, Idaho Falls, ID

Management Fees

The subject property is owner operated and the primary compensation paid to the owner managers comes in the form of profit distributions. A portion of the executive management compensation is also accounted for in Administrative salary/wages which are also somewhat below industry averages by several measures. A typical market derived management fee for an operation such as the subject should run at least 3.0%-5.0% according to most reliable sources. PKF industry standards indicate a range for management of 2.8% to 3.1%. Smith Travel indicates 2.8% to 3.8% for management expense in the subject's categories. The subject has a 5 percent internal accounting management fee. We have utilized a management fee of 5.0 percent for our projections which is above industry standards.

Franchise and Marketing Expense

Franchise and marketing expense includes charges for regional or national chain affiliations or franchise, expenses for advertising, promotional literature and activities. Historically the subject has expended between 2.9% to 5.2% for advertising and there is no franchise fee since the subject is company owned. PKF industry standards indicate advertising expense to range from 3.7% to 3.9% and franchise fees to range from 0.9% to 1.9%. Smith Travel indicates 3.7% to 6.6% for advertising and 1.7% to 3.5% for franchise fees. Despite the current level of the subject's expenditures, we used the industry standards for our projections, since we look at typical owner requirements rather than Shilo's actual corporate profile. We have utilized a rate of 3.0% for franchise and 5.0% for marketing, for a total of 8%, based on our estimate of the appropriate costs for the subject property to continue to perform at current levels.

Energy / Utility Costs

Expenses in the Energy/Utility category are highly consistent over the previous four years of operation. We note that the Pacific Northwest has the lowest energy costs of any region of the US because of the relative abundance of hydroelectric power. The subject has expended between 3.7 to 4.8 percent in utility expenses in the past four years. PKF industry standards indicate a range from 3.9 to 5.0 percent and Smith Travel indicates a range from 4.8% to 6.3%. We have utilized 4.5 percent for our analysis based on the subject's historical data.

Property Operations and Maintenance

This category includes automotive maintenance; Building expenses; computer equipment and software systems; Copy Machine/Fax machine maintenance; maintenance contracts; grounds maintenance; painting and decorating; swimming pool/spa maintenance contracts; TV repairs; tools and other miscellaneous expenses. The subject has historically spent between 2.9 and 3.8 percent for repairs and maintenance which includes some capital improvements expenses. PKF industry standards indicate a range from 4.5 to 6.2 percent and Smith Travel indicates 4.2% to 5.2% for this item. We have utilized a rate of 3.5 percent based on the subject's most recent historical data and industry standards.


----------------------------------
James Ratkovich & Associates, Inc.                                            97

780 Lindsay Boulevard, Idaho Falls, ID

FIXED CHARGES

Property Taxes

According to the county assessor, the subject's current property and personal property taxes are $218,095. Taxes are based on six year cycle assessments with annual adjustments by the assessor. A sale does not trigger a reassessment. We expect future assessment increases to be in line with historical increases. Property taxes for the subject property are estimated at $220,000 in our projection for year one.

Property Casualty Insurance

Insurance has been consistent during the last four years between 0.8 and 1.0 percent of total revenue which is slightly below the 1.0% to 1.2% level suggested by the industry standard data. A one year premium for fire and extended coverage and liability has been estimated at 0.8 percent. Industry averages are above the actual history of the subject but these are a general indicator overall, highly dependent on location and negotiations. In the final analysis we relied on the subject's history.

Replacement Reserves

The short-lived building components and equipment which require replacement and for which a reserve account should be set up consist of roof covering, floor covering, draperies, water heaters, air conditioning systems and other mechanical systems servicing the buildings and other capital expenditures. Since these expenses are bound to occur, we have accounted for this expense item as a percentage of total revenue. Some of the replacement items are included in normal maintenance, supplies and room expense items.

The International Society of Hospitality Consultants released a comprehensive study in 1995 which examined historical industry-wide CapEx expenditures for the 10 year period from 1983 through 1993. The study, funded by 16 high profile national and international hospitality management companies, lenders and hotel operators concluded that the historical convention of reserving only 2%-3% of gross revenues was inadequate for funding the actual capital outlays required to maintain a property in a typically competitive market. They concluded that capital expenditures for limited service properties averaged 3.7%.

They also noted that CapEx expenditures increased significantly as a hotel ages with a spike every 7 to 9 years when major renovations of guest rooms and public areas are required. They pointed out that properties in their survey data built before 1981 averaged CapEx outlays of 9.6% of annual gross revenue. What this clearly reveals is that historical reserves have been grossly underestimated and have caused financial distress for both financiers and operators of hotel properties. The bottom line of the study is that properties over 7 to 8 years old, and certainly those over 10 years old will require reserves of roughly 2.5 times to 3.0 times the traditionally accepted reserve allowance. For upper-tier, limited service properties and lower-tier, full service


----------------------------------
James Ratkovich & Associates, Inc.                                            98

780 Lindsay Boulevard, Idaho Falls, ID

Capitalization Analysis

properties this will equate to a total CapEx reserves of 4%-5% at a minimum, depending on age, method of construction, historical occupancy/use levels and prior CapEx investment.

We have divided reserves charges into two categories: Furniture, Fixtures & Equipment and Improvement Reserves. The furniture, fixtures and equipment used in the operations of the subject property is charged at a rate of 3.0 percent of total revenue based on industry standards and our estimate of the useful life of the subject's FF&E. The improvements reserve for replacement expense is estimated at 2.0 percent of total revenue.

Direct Capitalization: This technique employs the use of an overall rate. This is an annual percentage rate that expresses the relationship between net operating income and the present worth of the property. The term overall rate reflects the fact that the rate incorporates capital appreciation or depreciation along with a return on net income. The overall rate must represent what informed, prudent and rational investors are requiring and obtaining for similar, competitive properties in the current market.

Overall Rate Derivation / Direct Capitalization: The first estimate of value we develop through the Income Approach is developed with the Direct Capitalization Technique, which utilizes the overall capitalization rate. This is an aggregated rate that expresses the relationship between a single year's stabilized net operating income, and the present worth of the property. The term overall capitalization rate, or simply, overall rate (OAR), indicates that the rate encompasses all market derived return requirements including capital appreciation or depreciation, a baseline return on net income, plus any risk related return premiums dictated by the market's perception of the risk elements attendant to ownership and operation. The overall rate should represent the income to value ratio that typically informed, economically motivated, prudent and rational investors would require and obtain, when investing in similar, competitive properties in the current market.

Ideally, the market transactions referenced in the overall rate derivation should be open market sales of regionally competitive hotel properties, with generally similar income streams and expense ratios. The summary contained in the Direct Comparison Approach indicates overall rates derived from only two of the primary market comparable sales. A Supplemental Summary of Hotel Sales has also been produced to show the overall rates indicated in a variety of other hotel sales in a broader survey of the Pacific and Inland Northwest.

The sale of the Bellevue Hilton, which sold in August 1995, indicated an overall rate of 9.00%. This was the lowest OAR and it could be regarded as anomalous, relative to the other market indicators and investors surveys compiled by us. We surmise that the price may have reflected substantial unrealized income potential or operating economies not superficially obvious from the reported data.


----------------------------------
James Ratkovich & Associates, Inc.                                            99

780 Lindsay Boulevard, Idaho Falls, ID

The balance of the supplemental sales suggested OAR's ranging from the low 10 to high 11 percent except for Supplemental Sale No. 5, the Ameritel Inn, which reported an OAR of 13.48% Although the price/unit appears to fall within the range of the other surveyed transactions, the OAR of Sale No. 5 appears well above the indicated range for a property of it's age, and apparent quality. We are, therefore, disinclined to emphasize the OAR of this sale as an indicator for the subject

Capitalization Analysis

National Investor Surveys compiled from a variety of respected industry sources provide additional insight into investor expectations and underwriting assumptions which may me relevant to the analysis of the subject. For reader convenience we have compiled a survey of the surveys which is presented on the following page. The Korpacz Real Estate Investor Survey, Third Quarter 1996, indicates the average free and clear equity overall rate for hotel properties is
12.75 percent, as compared to 12.53 percent for the previous quarter and 12.79 percent a year ago.

According to the First Quarter 1996, National Investor Survey conducted by CB Commercial, going in cap rates for Class A, Full Service Hotel properties ranged between 8.00% and 12.00% and average 10.30%. Class B, Limited Service Hotels ranged from 9.00% to 13.00% and averaged 11.30%. Our classification of the subject as an upper tier Limited service, or lower tier full service hotel suggests an OAR in the low 11% range.

According to the First Half 1996, Hotel Investment Outlook prepared by Landauer Hospitality Services, going in cap rates for Class A, Full Service Hotel properties ranged between 7.00% and 13.00% and averaged 9.75%. Class B, Limited Service Hotels ranged from 10.00% to 14.00% and averaged 11.55%. Again, our classification of the subject as an upper tier Limited service, or lower tier full service hotel suggests an OAR in the low 11% range.

According to TransActions 1995 Recap, published by Hotel Motel Brokers of America the Mountain Pacific Region had an average overall rate of 12.7 percent for all hotels and ranged between 9.4 and 14.5 percent. These sales totaled 38 hotels with an average 66 units per hotel. They had an average occupancy of 55.2 % and an average daily rate of $42.68. which is lower than the subject's operating levels. Nationally the rates ranged from 9.1% to 14.8%, and averaged 11.80% for all HMBA transactions. We observe that HMBA member brokers were primarily involved in sales of individually owned properties and not the larger institutional, and multi-property transactions included in the survey results compiled by the national consulting firms. We think the HMBA transactions may represent a slightly lower grade of properties than the subject property.


----------------------------------
James Ratkovich & Associates, Inc.                                           100

780 Lindsay Boulevard, Idaho Falls, ID

Capitalization Analysis

PKF Consulting, one of the most respected names in the hospitality industry identifies OAR's ranging from 8.00% to 11.30% for Class A properties and an average of 10.88%. Class B properties range from 8.50% to 14.50%, averaging 11.76%. Their results are consistent with the other industry consultants cited.

OAR Conclusion / Indication of Value

In attempting to select an appropriate OAR for the direct capitalization value work up for the subject we have considered the following:

o The subject property is a middle tier, property defined by its franchise flag and has a high level and quality of operations and other guest amenities relative to its competitive market.

o The subject property is a years old hotel but has been well maintained and has good appeal.

o The current competitive position of the subject in its market area is fairly strong in its niche as new competition will likely be impeded by development costs and restrictive market conditions for new development.

Based on these factors, our Direct Sales Comparison Analyses and our survey of hospitality industry consultants, we conclude that the appropriate OAR for developing a value estimate for the subject property through the Direct Capitalization Technique is 10.50%. Dividing the projected stabilized Net Operating Income by the selected OAR yields an indication of fee simple value for the going concern operation, as of the current appraisal date in the amount of:

                                   $3,044,550
                                   ==========

Yield Capitalization / Discounted Cash Flow Analysis

A discounted cash flow analysis has been made on the premise that the value of the subject property is represented by the present worth of the anticipated future net income stream. The projected income stream is based on an analysis of the quality, as well as the quantity and duration, of the income expectancy. This income stream is discounted to present value using a discount factor and then added to the present worth of the property reversion. The property reversion is calculated by capitalizing the net income from the property into an indication of value using a capitalization rate extracted from the general market data of similar properties. This value is then discounted to present worth.


----------------------------------
James Ratkovich & Associates, Inc.                                           101

780 Lindsay Boulevard, Idaho Falls, ID

Yield Capitalization / Discounted Cash Flow Analysis

In this analysis, we utilize a ten-year discounted cash flow projection which represents the underwriting convention of the industry. Although we have not profiled specific survey results we note that the average holding period for hotel investments, according to at least two national consultants ranges from 6 to 10 years. One source referenced a 6.27 year average holding period in 1995 while the other referenced a 7.1 year average holding period. Ten to eleven years, the period covered in our analyses, probably represents the outer limits of what most investors reasonably anticipate as an investment holding period since profit taking (dispositions) and normal business cycles seem to occur in rolling five to seven year intervals.

Revenue and Expense Growth Rate

The survey results are self explanatory. We note that the emerging trend among analysts and underwriters is a very thin but widening margin between income and expense growth rates, with revenues leading. As this margin widens the positive impact on value indications becomes geometric, and we think unreliable. As of the date of this writing, one market watcher suggests that a rate differential of 12 to 15 basis points represents the current market thinking. We think such an assumption may be plausible during the early phases of an industry or national economic recovery when revenue gains do generally exceed expense growth rates by meaningful margins. Our perception is that strong industry performance during the last two plus years will breed new competition placing downward pressure on revenue growth. Nevertheless, industry vendors, subcontractors and county tax assessors, not wanting to miss out on the "good times" should continue with healthy price and assessment increases over the next couple years. We think it prudent, therefore, to project both revenue and expense growth at the same levels over the long haul. The survey results lead us to conclude on annual growth factors of 3.00% for both revenue and expenses.

Terminal Capitalization Rate

Our rate selection is based on the survey results previously presented and our perceptions of the subject property and its competitive position in the local market. The survey results suggest that terminal capitalization rates generally exceed the going in rates by 25 to 100 basis points. Utilizing moderate growth rate assumptions, CapEx reserves, and moderately conservative discount rates (to be discussed next) leads us to select a terminal cap rate 100 basis points above the going in rate, or 11.50%.


----------------------------------
James Ratkovich & Associates, Inc.                                           102

780 Lindsay Boulevard, Idaho Falls, ID

Yield Capitalization / Discounted Cash Flow Analysis

Discount Rate Selection

The discount rate we utilized reflects the long term yield expectations of hotel market investors, relative to other alternative investment opportunities in the real estate markets available today. It also reflects current financial market conditions and the perceived risk, quality and duration of the income stream anticipated from each prospective investment. The yield rate used in the Discounted Cash Flow Analysis is anticipatory rather than historical in its reference point. The rate should consider all benefits and risks attendant to the ownership and operation of that particular class of income property, and may also anticipate tax considerations and leveraging issues that non-realty investments do not. The appropriate rate is that minimum rate that the individual, institutional or real estate investor considers a minimal acceptable return on investment over the particular projection period analyzed. It may be regarded as a hurdle rate, below which, the typical market investor would not find sufficient returns to justify the investment, given the risks and responsibilities attendant to that investment.

We have utilized two means of identifying an appropriate discount rate for the subject property analyses. These are:

o    Survey of investors' acceptable yield rates

o    Capital market returns analysis plus risk rate

The National Investor Surveys previously referenced summarize the return expectations of institutional and individual investors as they have been compiled by five of the hospitality industry's most familiar and respected consultants. Altogether they reveal a typical range of discount rates from 10.0% to 20.0% with a convergent grouping of averages and medians clustered between 14.00% and 15.00%.

Built up Yield Rates can provide another indication of investors' motivations and expectations regarding long term equity returns. These may be developed or "built up" from the bond markets and other long term capital markets. However, the quality and durability of a real estate income stream, and the marketability of real property is generally considered less reliable (predictable) than other capital market investments. Investors may purchase relatively risk free treasury funds and sell them almost immediately when he or she chooses. Investments in real estate require additional risk based yield premiums to compensate for their additional risks and illiquidity. Therefore, one simple technique for estimating the appropriate yield rate for real estate in general, and hotels specifically, is to explore the yield relationships between relatively "risk free" investments and real estate investments.


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James Ratkovich & Associates, Inc.                                           103

780 Lindsay Boulevard, Idaho Falls, ID

Yield Capitalization / Discounted Cash Flow Analysis

According to a market yield rate survey conducted by Real Estate Research Corporation, the difference in yield rates between real estate and other selected capital market investments over the last four quarters ranged from 2.4 percent to 5.6 percent. These differences may be regarded as market perceptions the additional risks and illiquidity premiums required of real estate investments in general. Comparing yield rates on investment grade real estate to hotel investments reveals an additional yield rate differential of 1.00% to 3.00% which investors require of management intensive real estate such as hotels. Hotels are actually much more than real estate operations. They are in fact going concern business operations which are real estate intensive. The additional management expertise and risks attendant to such enterprises dictates another level of yield compensation. The following table shows some recently published yields on bonds, which are an indication of long term investor's pre-tax "safe rate" equity yield requirements:

                          Yields on Selected Securities

================================================================================
    Period      Aaa Bonds   Baa Bonds  Treasury Securities  Treasury Securities
                                           (Long Term)          (Five Year)
--------------------------------------------------------------------------------
  March 1995      8.12%       8.70%           7.45%                7.05%
--------------------------------------------------------------------------------
September 1995    7.32%       7.93%           6.55%                6.00%
--------------------------------------------------------------------------------
  April 1996      6.80%       7.47%           6.05%                5.36%
--------------------------------------------------------------------------------
   Average        7.41%       8.03%           6.68%                6.14%
================================================================================

Based on the stability of the revenues and potential marketability of the subject as discussed previously, the discount rate could be reflected as follows:

         "Risk Free" Capital Market Return Rate:               8.00% +/-
         Real Estate Risk and Illiquidity Premium:             4.00% +/-
         Hotel-Going Concern Risk based premium:               1.50% +/-
                                                               ---------

         Total Return Expectation-Going Concern Hotels:       13.50% +/-

Based on the National Investor Surveys, the capital market risk based premium rationale, and the specific characteristics of the subject property previously enumerated we conclude the appropriate yield rate (IRR) to be utilized in the 10 year DCF is 13.50%.


----------------------------------
James Ratkovich & Associates, Inc.                                           104

780 Lindsay Boulevard, Idaho Falls, ID

Yield Capitalization / Discounted Cash Flow Analysis

Net Reversionary Value

The last component we must consider in the long term discounted DCF analysis is the net reversionary interest in the property. The yield analysis explicitly assumes full capital recovery at the end of the holding period, which is another way of saying the sale or disposition of the property. Calculating a net reversionary value is accomplished through a simple direct capitalization technique utilizing the projected Year 11 NOI, and an appropriate terminal capitalization rate. From the direct capitalization value indication we deduct estimated selling costs, which will include brokers commissions, title costs, legal costs and escrow fees. This net reversionary value is included in the Year 10 cash flow projections and is identified as the NOI + Reversion in the 10 Year DCF spreadsheet on the following page.

Discounting the projected operational cash flows plus net reversionary value in Year 10, by the appropriate yield rate produces an indication of Net Present Value (NPV) in the amount of:

                                   $10,266,271
                                   ===========

Correlation of Value Indications

The discounted cash flow schedule is located on the following page which contains the income, expenses, discounting, reversion and direct capitalization. We have given the discounted cash flow analysis indication relatively greater weight since occupancy is projected to increase slightly in year 2. The indicated values and conclusion of value, of the Fee Simple estate, via the Income Approach are summarized below:

            Direct Capitalization - Fiscal 1997 Income - $10,067,794

                   Discounted Cash Flow Analysis - $10,266,271

                               Rounded $10,200,000
                                       ===========


----------------------------------
James Ratkovich & Associates, Inc.                                           105

                                   SHILO INN
# of Rooms          162            700 Lindsey Boulevard
Growth Rate:       3.0%            Idaho Falls ID

-----------------------------------------------------------------------------------------------------------------------------------
                                       % Total       1           2           3          4            5           6           7
Fiscal Year (12/1 TO 11/30)             Revenue     1997        1998        1999       2000         2001        2002        2003
===================================================================================================================================
Room Nights Available                                59,130      59,130      59,130     59,130       59,130      59,130      59,130
Number of Occupied Rooms                             38,435      40,208      40,208     40,208       40,208      40,208      40,208
Occupancy Rate                                       65.00%      68.00%      68.00%     68.00%       68.00%      68.00%      68.00%
Average Room Rate                                    $64.00      $65.92      $67.90     $69.93       $72.03      $74.19      $76.42
-----------------------------------------------------------------------------------------------------------------------------------

REVENUES
Room Rentals                             92.21%  $2,459,808  $2,650,538  $2,730,054  $2,811,955  $2,896,314  $2,983,204  $3,072,700
Telephone                                 3.00%      73,794      79,516      81,902      84,359      86,889      89,496      92,181
Restaurant Revenue                        4.50%     118,201     121,747     125,400     129,162     133,037     137,028     141,139
Other Income                              0.50%      12,299      13,253      13,650      14,060      14,482      14,916      15,363
                                       --------------------------------------------------------------------------------------------
Total Revenue                            100.0%  $2,664,103  $2,865,054  $2,951,006  $3,039,536  $3,130,722  $3,224,643  $3,321,383

EXPENSES
Departmental Expenses
 Rooms ($/room/year)                     $2,950     477,900     492,237     507,004     522,214     537,881     554,017     570,638
 Telephone (% of Departmental Income)     55.0%      40,587      43,734      45,046      46,397      47,789      49,223      50,700
                                       --------------------------------------------------------------------------------------------
Total Departmental Expenses               19.4%    $518,487    $535,971    $552,050    $568,611    $585,670    $603,240    $621,337

Undistributed Operating Expenses
 Administrative & General                  5.0%     133,205     137,201     141,317     145,557     149,924     154,421     159,054
 Management                                5.0%     133,205     143,253     147,550     151,977     156,536     161,232     166,069
 Furniture, Fixtures & Equipment Reserves  3.0%      79,923      85,952      88,530      91,186      93,922      96,739      99,641
 Franchise & Marketing                     8.0%     213,123     229,204     236,080     243,163     250,458     257,971     265,711
 Utilities                                 4.5%     119,885     128,927     132,795     136,779     140,882     145,109     149,462
 Property Operations & Maintenance         3.5%      93,244     100,277     103,285     106,384     109,575     112,863     116,248
 Miscellaneous                             1.0%      26,641      28,651      29,510      30,395      31,307      32,246      33,214
                                       --------------------------------------------------------------------------------------------
Total Undistributed Expenses              29.6%    $799,231    $853,465    $879,069    $905,441    $932,604    $960,582    $989,400

Total Expenses Before Fixed Charges       49.0%  $1,317,718  $1,389,436  $1,431,119  $1,474,052  $1,518,274  $1,563,822  $1,610,737
Income Before Fixed Charges               49.6%  $1,346,385  $1,475,618  $1,519,887  $1,565,483  $1,612,448  $1,660,821  $1,710,646

Fixed Charges
 Property Tax & License                    8.3%     220,000     226,600     233,398     240,400     247,612     255,040     262,692
 Insurance                                0.60%      15,985      16,464      16,958      17,467      17,991      18,531      19,086
 Buildings Reserve for Replacement         2.0%      53,282      54,881      56,527      58,223      59,969      61,769      63,622
                                       --------------------------------------------------------------------------------------------
Total Fixed Charges                       10.8%    $289,267    $297,945    $306,833    $316,089    $325,572    $335,339    $345,400

NET OPERATING INCOME                      38.8%  $1,057,118  $1,177,674  $1,213,004  $1,249,394  $1,286,876  $1,325,482  $1,365,247
Present Value of Income Stream                      931,382     914,183     829,611     752,863     683,215     620,010     562,652
 Discounted at                           13.50%
Total Present Value of Income Stream                         $6,688,330



REVERSION ANALYSIS
---------------------------------------
 Eleventh Year Income                            $1,536,597
 Reversion Capitalized @                             11.50%
 Reversion                                      $13,361,713                                            DIRECT CAPITALIZATION
 Less Sales Expense                                    5.0%                                     ..................................
 Net Reversion                                   12,693,627                                     Net Operating Income    $1,057,118
 Discount rate                                       13.50%                                       (1997)
 Present Value of Reversion                                  $3,577,891                         Overall Rate                10.50%
                                                          -------------                                                -----------
TOTAL PRESENT VALUE                                         $10,266,271                            Indicated Value     $10,067,794

Concluded Value via Income Approach                         $10,200,000   $62,963 /Room
                                                          =============

---------------------------------------------------------------------------------------
                                             8           9           10          11
Fiscal Year (12/1 TO 11/30)                 2004        2005        2006        2007
=======================================================================================
Room Nights Available                        59,130      59,130      59,130      59,130
Number of Occupied Rooms                     40,208      40,208      40,208      40,208
Occupancy Rate                               68.00%      68.00%      68.00%      68.00%
Average Room Rate                            $78.71      $81.07      $83.51      $86.01
---------------------------------------------------------------------------------------

REVENUES
Room Rentals                             $3,164,881  $3,259,827  $3,357,622  $3,458,351
Telephone                                    94,946      97,795     100,729     103,751
Restaurant Revenue                          145,373     149,734     154,226     158,853
Other Income                                 15,824      16,299      16,788      17,292
                                       ------------------------------------------------
Total Revenue                            $3,421,024  $3,523,655  $3,629,365  $3,738,246

EXPENSES
Departmental Expenses
 Rooms ($/room/year)                        587,757     605,389     623,551     642,258
 Telephone (% of Departmental Income)        52,221      53,787      55,401      57,063
                                       ------------------------------------------------
Total Departmental Expenses                $639,977    $659,177    $678,952    $699,320

Undistributed Operating Expenses
 Administrative & General                   163,826     168,740     173,802     179,017
 Management                                 171,051     176,183     181,468     186,912
 Furniture, Fixtures & Equipment Reserves   102,631     105,710     108,881     112,147
 Franchise & Marketing                      273,682     281,892     290,349     299,060
 Utilities                                  153,946     158,564     163,321     168,221
 Property Operations & Maintenance          119,736     123,328     127,028     130,839
 Miscellaneous                               34,210      35,237      36,294      37,382
                                       ------------------------------------------------
Total Undistributed Expenses             $1,019,082  $1,049,654  $1,081,144  $1,113,578

Total Expenses Before Fixed Charges      $1,659,059  $1,708,831  $1,760,096  $1,812,898
Income Before Fixed Charges              $1,761,965  $1,814,824  $1,869,269  $1,925,347

Fixed Charges
 Property Tax & License                     270,372     278,689     287,050     295,662
 Insurance                                   19,659      20,249      20,856      21,432
 Buildings Reserve for Replacement           65,530      67,496      69,521      71,607
                                       ------------------------------------------------
Total Fixed Charges                        $355,762    $366,434    $377,427    $388,750

NET OPERATING INCOME                     $1,406,204  $1,448,390  $1,491,842  $1,536,597
Present Value of Income Stream              510,601     463,365     420,498
 Discounted at
Total Present Value of Income Stream

780 Lindsay Boulevard, Idaho Falls, ID

                          RECONCILIATION AND CONCLUSION

           Cost Approach                               $14,070,000
           Market Approach                             $10,600,000
           Income Approach                             $10,200,000

The approaches have various degrees of applicability depending on the circumstances. The Cost Approach is usually relied upon when the improvements are new, or nearly new and are fully utilized for their designed intent. The Income Approach indicates the amount at which a prudent investor would pay for the property. The Direct Comparison Approach reflects actual prices paid for similar properties reduced to a unit of comparison.

The variance between the approaches does not invalidate any of them and is expected since each approach reflects the differing attitudes and motivations of the various sectors of the real estate market.

In this analysis, the Cost Approach is given the least weight due to its limitations in being able to accurately reflect current market conditions, and going concern elements of value. These conditions are directly related to the income generating ability of the subject, which is best analyzed within the Income Approach. The Cost Approach may therefore represent the least reliable data source, and the method least likely to be referenced by the typical investor. However, it would be of interest to anyone exploring the feasibility of developing new facilities. Here their principal concern is whether functional properties can be acquired for less than their current replacement cost. If the answer were "yes", the decision to acquire rather than build should result.

The Sales Comparison Approach is based upon the principle of substitution. It is based on the premise that an informed investor will pay no more than the cost to acquire a similar, competitive property with the same utility as the subject. In this analysis, numerous sales of comparable properties were surveyed and analyzed and adjusted to compare to the subject. The strength of this approach is that it is the purest reflection of market intentions with regard to the subject. It's weakness is that it is the most difficult of all approaches to verify and quantify since appraisers rarely have access to complete financial and transactional records for sale comparables. Properly allocating value to real estate, FF&E and other business components and verifying the actual and projected operating revenues and expenses are several of the challenges appraisers face. Developing market supported quantitative and qualitative adjustment factors is also extremely problematic. Therefore, individual interpretations of reported sale data can be somewhat varied which tends to make value indications developed through this approach highly subjective. While data reliability can be rather poor in some instances, this approach is generally utilized by market participants for developing reasonable bracketing of value and key benchmark ratios which are utilized in the primary valuation approach, The Income Approach.


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James Ratkovich & Associates, Inc.                                           107

780 Lindsay Boulevard, Idaho Falls, ID

The Income Approach is the primary approach utilized in estimating the value of the subject. It has the benefit of generally being the most reliable approach, since operating projections are developed from the detailed records of the owners. It also is the approach given the most weight by knowledgeable market.

Participants who base the bulk of their investment decision making on projected return analyses. Value estimates are developed through detailed economic data including occupancy levels and ADR's through application of direct capitalization rates and discount rates. Numerous well respected consultants and industry leaders perform research and publish data which aids the appraiser in formulating opinions of value. Clearly, the Income Approach is the most reliable and verifiable of the three approaches and is also the de facto standard utilized by all knowledgeable market participants. Therefore, the value conclusions presented herein place the greatest weight on the indications of value developed through the Income Approach.

Based on the foregoing analysis, the opinion has been formed by the appraisers that the market value of the subject hotel property, as a going concern with all furniture fixtures and equipment, subject to the limiting conditions included in this report, as of December 1, 1996, of the Fee Simple Estate, As Is, was:

                                   $10,200,000
                                   ===========

                      (Including Value of FF&E - $567,000)


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James Ratkovich & Associates, Inc.                                           108

780 Lindsay Boulevard, Idaho Falls, ID

                                  CERTIFICATION

The undersigned appraisers hereby certify that, to the best of their knowledge and belief:

The statements of fact contained in this report are true and correct.

The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

We have no present or prospective interest in the property that is the subject of this report, and have no personal interest or bias with respect to the parties involved.

Our compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report.

Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.

Mr. Bert Thompson made a personal inspection of the property that is the subject of this report. Mr. Hammad did not inspect the property.

In addition to the undersigned Mr. Bert Thompson performed the original field inspection, site, improvements, area and competitive market analysis and land valuation.

The reported analyses, opinions and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Practice of the Appraisal Institute.

The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

This appraisal assignment was not based on a requested minimum value, a specific value or the approval of a loan.

As of the date of this report, M. Hammad has completed the requirements of the continuing education program of the Appraisal Institute.



/s/ M. Hammad
M. Hammad, MAI
Certified General Appraiser
CA No. AG002849
ID No. CGAP-247


----------------------------------
James Ratkovich & Associates, Inc.                                           109

780 Lindsay Boulevard, Idaho Falls, ID

                           STATEMENT OF QUALIFICATIONS
                                  M HAMMAD, MAI

PROFESSIONAL AFFILIATIONS
  MAI, Member Appraisal Institute #10,868
  GAA, General Accredited Appraiser, National Association of Realtors Member San Fernando Valley Board of Realtors

EXPERT WITNESS

Qualified as expert witness before Los Angeles County and Orange County Superior Courts and US Federal Bankruptcy Court and American Arbitration Association.

EDUCATION

University of California, Los Angeles (UCLA)
BA in Economics - 1977

LICENSES
  Certified General Appraiser, California
  #AG002849, Expires 2/1/97
  Real Estate Broker, State of California

PROFESSIONAL HISTORY

HAMMAD & ASSOCIATES, INC.  Studio City, CA                       1988 to Present
President
  Principal of real estate appraisal and consulting firm in commercial, industrial and income producing residential properties.

MARSHALL & STEVENS, Los Angeles, CA                               1986 to 1988
Director of Real Estate Valuation
  Manager and director of real estate appraisal group specializing in the appraisal of commercial and industrial real estate for large investors, corporations and major financial institutions.

WELLS FARGO REALTY ADVISORS, Marina Del Rey, CA                   1985 to 1986
Assistant Vice President
  Appraisal officer specializing in appraisal of major properties for portfolio analysis, proposed joint venture developments and financing.

LAVENTHOL & HORWATH, Los Angeles, CA                              1984 to 1985
Associate Appraiser
  Assisted the National Director of Valuations in developing a new appraisal practice that specialized in hotel and motel valuation, mixed use and commercial real estate appraisal and feasibility analysis.


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James Ratkovich & Associates, Inc.

780 Lindsay Boulevard, Idaho Falls, ID

                                     ADDENDA

----------------------------------
James Ratkovich & Associates, Inc.

                                RESTAURANT LEASE

                             SHILO INN, IDAHO FALLS

 SHILO:     Shilo Management Corporation, dba Shilo Inns

 TENANT:    O'Callahan's Idaho, Inc., an Idaho Corporation

                                     RECITALS

A. Shilo is the manager of the Shilo Inn, Idaho Falls, located at 780 Lindsay Boulevard, Idaho Falls, Idaho 83402, which includes a restaurant, lounge and meeting rooms (all of which is collectively referred to herein as the "Hotel Complex"). Idaho Falls Restaurant Corp. is the current lessee of the restaurant and lounge in the Hotel (the "Prior Lessee").

      B. Tenant desires to lease the restaurant, lounge and meeting and banquet rooms (the "Premises") from Shilo. The Premises are also sometimes referred to herein as the "Restaurant." The hotel portion of the Hotel Complex, when referred to separately from the Restaurant, is referred to herein as the "Hotel."

THE PARTIES AGREE AS FOLLOWS:

1. Shilo leases to Tenant, and Tenant leases from Shilo, the leased Premises in the Hotel Complex on the terms and conditions contained in this Lease.

2. The term of the Lease shall be ten (10) years commencing December 1, 1992, and ending November 30, 2002. As long as Tenant is not in default under the Lease, Tenant shall have one five (5) year renewal option, beginning December 1, 2002, and ending November 30, 2007. Tenant shall give Shilo not less than ninety
(90) days written notice of Tenant's intention to exercise any renewal option. Except as otherwise specified herein, the terms of the Lease during any renewal option shall be the same as the first ten (10) years.

3. The monthly rent shall consist of a basic dollar amount (the "Base Rent"), or a percentage of sales (the "Percentage Rent") whichever is greater. The Percentage Rent shall be based upon Gross Sales as defined in paragraph 3.6 below.

      3.1 The rent for the initial term and the option terms are as follows:

            3.1.1 First two years (December 1, 1992, through November 30, 1994):
$6,000 per month Base Rent, or Percentage Rent of 6.0% of Gross Sales, computed on a monthly basis, whichever is greater.


Page 1. Restaurant Lease (Idaho Falls)
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            3.1.2 Years three, four and five (December 1, 1994, through November
30, 1997): $8,000 per month Base Rent, or Percentage Rent of 7.0% of Gross
Sales, computed on a monthly basis, whichever is greater.

            3.1.3 Years six through ten (December 1, 1997, through November 30,
2002): $9,000 per month Base Rent, or Percentage Rent of 7.5% of Gross Sales, computed on a monthly basis, whichever is greater.

            3.1.4 Years eleven through fifteen (December 1, 2002, through November 30, 2007) (i.e., the Renewal Term): $9,500 per month Base Rent, or Percentage Rent of 7.75% of Gross Sales, computed on a monthly basis, whichever is greater.

      3.2 In addition to the Base Rent and Percentage Rent provided for herein, Tenant shall pay, as additional rent, the following items:

            3.2.1 One hundred percent (100%) of the total bill for all utilities separately metered, including (but not limited to) water and sewer, gas, and electricity. (In the event any of the utilities are not separately metered, then Tenant shall pay twenty-five percent (25%) of the total bill for the Hotel Complex.)

            3.2.2 One hundred percent (100%) of the total garbage bill for the Restaurant. (Tenant shall arrange for its own garbage collection and shall have separate garbage containers.)

            3.2.3 One hundred percent (100%) of the telephone bill for the Restaurant and Lounge. (Tenant shall obtain telephone numbers separate from the Hotel for Tenant's restaurant and catering operations.)

            3.2.4 One hundred percent (100%) of the total costs of the Hotel's maintenance employee (which employee shall be employed by the Hotel) to the extent used by Tenant. Tenant shall be charged on an hourly basis for any time the Hotel's maintenance employee provides maintenance services to Tenant. Tenant's share shall be collected monthly, in arrears, as part of the monthly Rent Statement as described in paragraph 3.5 below.

            3.2.5 Twenty-five percent (25%) of the total costs of one or more security guards, whether hired as employees, or obtained from an independent contractor. The cost of the guards shall be collected in advance on the Rent Statement, and any additional guards, if and when necessary, shall be collected in arrears on the Rent Statement.

            3.2.6 One hundred percent (100%) of the catering employees' salaries, which employee or employees shall by employed by Tenant. (Tenant agrees to employ and maintain an adequate sales


Page 2. Restaurant Lease (Idaho Falls)
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force to promote and service catering and food service contracts for the leased
Premises.)

            3.2.7 One hundred percent (100%) of the personal property tax on the personal property used in the operation of the leased Premises, including, but not limited to, all of the personal property owned by Shilo but used by Tenant under this Lease ("Shilo's Restaurant Equipment"). In the event it is not possible to segregate the tax bill for the personal property in the Restaurant from the tax bill for the personal property in the Hotel, Tenant shall pay fifty percent (50%) of the total personal property tax bill for the entire Hotel Complex.

            3.2.8 Twenty-five percent (25%) of the real property taxes for the entire Hotel Complex, including the leased Premises and the land and the entire Hotel structure. Tenant's share shall be estimated annually by Shilo, and one-twelfth (1/12th) thereof shall be collected monthly, in advance, as part of the monthly Rent Statement. Upon receipt of the real property tax statement for each year, any additional sum owing by Tenant for its share shall be billed to Tenant by Shilo and promptly paid by Tenant; and the monthly tax reserve payment shall be adjusted as needed. If the amount collected from Tenant on account of taxes are in excess of Tenant's share of the taxes, the excess amount shall be credited to Tenant.

            3.2.9 Tenant's pro rata share of the fire and casualty insurance (including a portion of the agent's fee), as determined by Shilo's insurance agent, for the portion of the structure housing the leased Premises (to include the banquet and meeting rooms ) and for Shilo's Restaurant Equipment; and Tenant's pro rata share (as determined by Shilo's insurance agent) of the premium for Shilo's umbrella liability insurance policy. Tenant's share of the insurance shall be estimated by Shilo annually, and one-twelfth (1/12th) thereof shall be collected monthly, in advance, as part of the Rent Statement. Adjustments to the insurance reserve shall be made annually in the same manner as the tax reserve.

            3.2.10 Tenant shall pay one percent (1.00%) of Gross Sales, each month, into a reserve (the "Replacement Reserve) for replacement of equipment. The Replacement Reserve shall be collected each month, in arrears, at the same time rent is collected. (The terms and conditions of the holding and use of the Replacement Reserve is set forth in paragraph 14.3, below.)

      3.3 Base Rent for the month of December, 1992, shall be paid prior to taking possession of the leased Premises. Tenant's prorated, estimated share of insurance, personal and real property taxes, liquor license fees, and the security employee's salary for December, 1992, shall be paid prior to taking possession of the leased Premises.


Page 3. Restaurant Lease (Idaho Falls)

      3.4 Base Rent for each other month during the term and extensions of this Lease, together with Tenant's share of taxes, insurance, and the security employee's salary for such month shall be paid not later than the tenth (10th) day of the month. Any additional sum owing for Percentage Rent (and any other sums paid in arrears) with respect to each month shall be paid not later than the tenth (10th) day of the next month. At the end of the Lease, Tenant's Percentage Rent, and additional rent for utilities and garbage for the final month of the Lease (for which a reasonable estimate shall be made) shall be paid not later than the end of the Lease term.

      3.5 Commencing January 8, 1993, and the fifth (5th) business day of each month thereafter during the term of this Lease, Tenant shall complete and deliver to Shilo a form (the "Rent Statement") showing the various categories of Gross Sales, as specified by Shilo, for the prior month. The Rent Statement shall be in such format as Shilo shall from time to time specify. Each monthly Rent Statement shall also show the Base Rent for the then current month, Tenant's payment for the current month for taxes and insurance, Tenant's charge for any use of the maintenance employee, Tenant's share of the cost of the security guard(s), Tenant's share of the cost of the prior month for utilities and garbage disposal (if not billed directly to Tenant), any sum owing for the prior month for Percentage Rent, the amount owing for the Replacement Reserve, the amount collected by the Hotel for room service, the collection fee charged by Shilo for the room charges, and any other items which Tenant is to pay monthly under this Lease, and such additional items as Shilo and Tenant may hereafter agree to include on such Rent Statement. Shilo and Tenant shall cooperate with each other to obtain the information necessary to complete the Rent Statement. The net amount, if any, owing by Tenant to Shilo shall be paid on the tenth (10th) of each month. If any sum is owing to Tenant by Shilo under the Rent Statement, net of any other sums owing to Shilo by Tenant, the amount owing shall be paid to Tenant by Shilo not later than ten (10) days after receipt of a properly completed Rent Statement.

      3.6 The term "Gross Sales" shall include the total of all receipts from the sales of food, alcoholic and non-alcoholic beverages sold by the Tenant in, on or from the leased Premises during the term of this Lease but after deducting therefrom all bona fide credits, allowances, refunds, and charges. Proceeds from vending machines, coin-operated devices, including, without limiting the generality of the foregoing, telephone pay stations, musical devices, amusement devices and the like, shall also be included in Gross Sales. Gross Sales shall also include all off-premises catering or similar services done from the Premises. Gross Sales shall also include any proceeds from meeting room rentals, audio-visual sales/rental, sales/rental of decorations, charges for entertainment, and all other revenue charged for any goods or services performed in or from the leased Premises. Gross


Page 4. Restaurant Lease (Idaho Falls)

Sales shall not include complimentary drinks or meals, uncollectible charges and bad debts, use tax, sales tax, and other taxes levied by appropriate state, municipal, county, federal and any other governmental bodies and subdivisions thereof on sales of food, alcoholic or non-alcoholic beverages and any other merchandise and/or services, whether paid by Tenant or Tenant's customers.

      3.7 In addition to the monthly Rent Statements, Tenant shall provide to Shilo, within thirty (30) days of the end of each year of the Lease (i.e., December 31) a certification of the Gross Receipts, by category received by Tenant during the Lease year then ended. Tenant shall keep and preserve, during each year of the Lease, full and complete records of all gross receipts and sales. Shilo shall have the right, not more than six (6) months and thirty (30) days following the close of the Lease year (i.e., June 30), to examine and audit the Tenant's records, but only for the purpose of ascertaining the amount of Gross Sales. Shilo reserves the right to do surprise audits without prior notice at any time during regular business hours, but such surprise audits shall not occur more than twice in any calendar year unless the audit discloses an understatement of Gross Sales of one percent (1.00%) or more. All audits shall include the right to inspect the books applicable to the Premises maintained at Tenant's home office. Any such audit or examination by Shilo shall be at Shilo's sole expense, except in the event that the audit discloses an understatement of one percent (1.00%) or more in Gross Sales reported by Tenant to Shilo, in which case, the audit will be paid for by Tenant. Except as necessary to administer and enforce the terms of the Lease, Shilo shall keep in confidence all information furnished to Shilo, either in the form of the statement of receipts delivered by Tenant or any information which Shilo might gain or gather from the examination or audit of Tenant's books.

4. Tenant shall provide room service to Hotel guests. Tenant shall allow Hotel guests, with proper and approved credit, to charge lounge and restaurant charges, and room service, to the guest's Hotel lodging bill. Tenant shall provide room service to Hotel patrons in accordance with hours described in paragraph 5, below. Room service and restaurant and lounge charges by Hotel patrons shall be on a monthly accounts receivable basis, subject to a two and one-half percent (2.50%) bookkeeping, accounting and handling charge to Tenant and credited to Shilo, all of which shall be reconciled as part of the monthly Rent Statement. Shilo shall make available, upon reasonable request by Tenant, all records in Shilo's possession of such patrons' accounts for the purpose of verification of such charges. Shilo shall in no manner be responsible for default by its Hotel guests' payment of restaurant or lounge or room service charges. It is recognized that any liquor, either bottled or by the drink, that leaves the restaurant Premises unconsumed, is done so as per the restaurant's state liquor license. Shilo grants permission to authorized personnel


Page 5. Restaurant Lease (Idaho Falls)
of the restaurant to full access to the Hotel property for such service. Tenant shall be primarily responsible for the pickup of room service trays.

5. The leased Premises shall be open for business three hundred sixty-five (365) days a year, except for the following days at the discretion of Tenant:
Thanksgiving Day, Christmas Eve, Christmas Day, and one other day a year of the Tenant's choice for cleaning of the Premises. Tenant shall serve full service liquor (including spirits, wine and beer) and provide a full service menu including breakfast, lunch and dinner. For the Restaurant, the hours shall be 6:00 a.m. to 10:00 p.m., Monday through Saturday, and 6:00 a.m. to 10:00 p.m. on Sundays. For the lounge, the hours shall be 11:00 a.m. to 1:00 a.m. Monday through Saturday, 10:00 a.m. to 10:00 p.m., Sundays. (However, the Lounge shall not be required to be open during hours prohibited by Idaho's liquor laws.) Tenant may encourage diners to eat in the lounge rather than the restaurant between 2:00 p.m. and 5:00 p.m. Monday through Saturday, but will serve in the restaurant during those hours if a customer insists; however, room service shall be available during such times. Tenant shall not be responsible for closures caused by strikes, lockouts, rules of the State of Idaho or causes beyond the reasonable control of Tenant. Any change in the restaurant or bar hours must be approved in writing by Shilo.

6. Tenant shall keep and perform all of the following covenants:

      6.1 Tenant shall use the leased Premises, and the whole part thereof, only as a cocktail lounge and restaurant with meeting and banquet facilities, to compliment the Hotel as a full service facility.

            6.1.1 Additional uses, even if frequently associated with a restaurant (such as, for example, legalized gambling) shall not be permitted without Shilo's written consent, which may be withheld solely in Shilo's discretion.

            6.1.2 Tenant shall use its utmost good faith and best efforts to ensure that the Premises maintain a reputation as a quality operation suitable for family dining. Tenant shall not tolerate or allow the Premises to become known as a place frequented by persons or groups who are known or believed to be criminals and/or offensive or threatening to most patrons (such as, by way of example and not by way of limitation, a "biker hangout," or an establishment where illegal drugs are frequently sold). Loud music, live or recorded, shall not be allowed which disturbs Hotel guests during usual hours of sleep; Tenant and Shilo agree to work together to minimize causing disturbance to guests while still allowing restaurant and lounge patrons and parties in the meeting and convention facilities to enjoy reasonable entertainment. Shilo reserves the right to require the Tenant to change live or recorded entertainment, or other on-Premises promotional activities, which


Page 6. Restaurant Lease (Idaho Falls)

Shilo, in good faith, determines to be incompatible with the Hotel's overall operation and/or the public image which Shilo desires to promote. However, nothing herein shall be construed to require Tenant to commit or tolerate any unlawful discrimination.

            6.1.3 Tenant shall be responsible for internal security in the leased Premises. The security guard employed by the Hotel is primarily for the overall security of the entire Hotel Complex. Any additional security in the Restaurant (such as, for example, a "bouncer") shall be Tenant's responsibility.

      6.2 Tenant shall obtain and pay for any and all permits and licenses required by City, County, or State agencies and shall comply with and abide by all rules and regulations of any regulatory body having jurisdiction.

      6.3 Tenant shall staff the lounge and restaurant at all times with sufficient number of adequately trained and supervised personnel so as to be capable of providing the service called for herein in a prompt, courteous and businesslike manner, especially in keeping with Shilo's mottos of Affordable Excellence, and Friendliness and Cleanliness. Tenant acknowledges the need of many of the Hotel patrons to obtain prompt service. Tenant's food quality and menu shall be maintained to Shilo's high standards. Tenant's menu shall be subject to Shilo's approval, which shall not be unreasonably withheld; any material changes to Tenant's menu, once approved, shall also be subject to Shilo's written approval, which shall not be unreasonably withheld. Tenant may use Shilo's menu for the first forty-five (45) days of the Lease, but thereafter Tenant shall use its own menus.

      6.4 Tenant acknowledges that the physical location of the leased Premises within the Hotel Complex causes Hotel patrons to identify the Hotel, lounge and restaurant as one. Tenant acknowledges that poor beverage or food service, or unsanitary conditions (or conditions that may appear sloppy or unsanitary) are detrimental to Shilo's Hotel business as well as Tenant's Restaurant. Ten ant agrees to cooperate with Shilo to operate the leased Premises for the mutual benefit of Shilo and Tenant. Tenant shall not unreasonably refuse to comply with Shilo's suggestions or requests for changes or improvements in service and/or cleanliness. Tenant shall always maintain the interior and exterior of the leased Premises (including, but not limited to, the kitchen, dining rooms, lounge, meeting and banquet rooms, rest rooms, offices, employee break rooms, storage rooms, and hostess area) in a very clean, well organized, and sanitary condition and shall also maintain the highest restaurant and lounge sanitary rating given by the governmental health authorities having jurisdiction. Tenant shall also cooperate with the Hotel to attempt to achieve the highest possible rating under hotel and motel guide books. Upon written notice from Shilo of Tenant's failure to adequately maintain the leased Premises, Tenant shall


Page 7. Restaurant Lease (Idaho Falls)
be given thirty (30) days to correct the deficiencies in cleanliness and\or maintenance. If the deficiencies are such that they cannot reasonably be corrected within thirty (30) days, and provided that Tenant has commenced such corrections in good faith, up to thirty (30) additional days will be allowed for completion. Should Tenant fail to correct the deficiencies within such time, Shilo may elect to terminate Tenant's rights under this Lease, but no such termination shall impair Shilo's remedies for breach of this Lease as provided herein.

      6.5 Tenant shall, at all times during the term thereof, and at Tenant's own cost and expense, maintain, keep in effect, furnish and deliver to Shilo, restaurant operator's liability insurance policies in form and with an insurer satisfactory to Shilo, insuring both Shilo and Tenant against all liability for damages to person or property in or about the leased Premises; the amount of such liability insurance shall not be less than TWO MILLION DOLLARS ($2,000,000.00) single limit coverage. SHILO AND MARK S. HEMSTREET PERSONALLY SHALL BE ADDITIONAL NAMED INSUREDS ON TENANT'S LIABILITY POLICY, AND THE POLICY SHALL PROVIDE THAT SUCH COVERAGE MAY NOT BE CANCELLED WITHOUT THIRTY (30) DAYS WRITTEN NOTICE TO SHILO. Shilo shall name Tenant on Shilo's umbrella liability policy for claims in excess of Two Million Dollars ($2,000,000.00), but only with respect to claims relating to Tenant's operation of the leased Premises.

      6.6 Tenant shall indemnify and hold Shilo harmless from the negligence of the Tenant, its officers, agents, invitees and/or employees, as well as those arising from Tenant's failure to comply with any covenant of this Lease on its part to be performed, and shall, at Tenant's sole cost and expense, defend Shilo against any and all suits or actions arising out of such negligence and discharge any judgment which may be awarded against Shilo in any such suit or action.

      6.7 Tenant's indemnification obligations to Shilo under this Lease shall extend to damage resulting from risks insurable by so-called "dram shop" or liquor liability insurance. The public liability insurance required of Tenant under this Lease shall include dram shop liability insurance.

      6.8 Tenant shall keep the leased Premises free from all waste or accumulation of debris, and free from any and all unnecessary fire hazards. Tenant shall cooperate with Shilo on all fire and casualty hazard reduction efforts, and shall comply with the recommendations of Shilo's casualty insurance carrier applicable to the leased Premises. Without limiting the generality of the foregoing, Tenant shall comply with, and cooperate with Shilo in joint compliance with, State and/or Federal programs such as LOCKOUT/TAG OUT, HAZCOM, and BLOOD PATHOGENS.


Page 8. Restaurant Lease (Idaho Falls)
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      6.9 Tenant shall not make any alterations in, or additions to, the leased
Premises, nor make any contract therefor, without first obtaining Shilo's written consent. If Shilo approves any proposed changes or alterations, Tenant shall obtain names and addresses of contractors, copies of proposed contracts, and the necessary permits, all in form and substance satisfactory to Shilo, and furnish indemnification against liens, costs, damages, and expenses, as may be required by Shilo. All alterations, additions and improvements, other than Tenant's trade fixtures, which may be made or installed by Tenant upon the leased Premises, shall be the property of Shilo and shall remain upon and be surrendered with the leased Premises as a part thereof, without disturbance or injury at any termination of the term of this Lease, whether by the lapse of time or otherwise, all without compensation or credit to Tenant; provided, however, if prior to such termination, or within fifteen (15) days thereafter, Shilo shall have the right to direct Tenant, by written notice to Tenant, to remove the additions, improvements, fixtures and installations placed there by Tenant, and which are designated in such notice, and repair any damage occasioned by such removals. If Tenant fails to repair such damage, Shilo may effect such repairs and Tenant will pay to Shilo, on demand, the costs thereof with interest at twelve percent (12%) per annum from the date of such removal by Shilo.

      6.10 Tenant shall operate the leased Premises strictly in accordance with all of the statutes pertaining thereto and all of the rules, regulations and requirements of the City, County and State in which operation occurs. Any violations thereof leading to suspension of Tenant's restaurant license and/or liquor license for over ten (10) days shall be a breach of this Lease. No drinking of alcoholic beverages shall be permitted on the Premises after closing of the lounge, including, but not limited to, drinking by employees.

      6.11 Tenant shall not carry any stock of goods or do anything in or about the leased Premises which will in any way impair or invalidate the obligation of any policy of insurance on the leased Premises or the building in which the leased Premises are situated. Tenant shall pay, upon demand, any increase in insurance premiums from the business carried on in the leased Premises by Tenant, whether or not Shilo has consented to the same. Tenant shall not create or suffer to be created any condition which would be in violation of any of the applicable State or Federal laws regarding Hazardous materials.

7. Shilo shall have no interest in, or responsibility for, operation of the restaurant and lounge; except for the rent reserved, and Tenant shall save and hold Shilo harmless from any and all claims whatsoever arising from Tenant's operations of the leased Premises from the date of possession, and will pay all costs of Shilo's defense, including attorneys' fees, should any claims be made against Shilo by reason of Tenant's acts or omissions in


Page 9. Restaurant Lease (Idaho Falls)
the operation thereof. Shilo shall hold Tenant harmless from any claims relating to the operation of the restaurant and lounge by the Prior Lessee.

8. The meeting and banquet rooms shall be used by Shilo and Tenant as follows:

      8.1 The meeting and banquet rooms in the building housing the Restaurant (the "Restaurant Meeting Rooms") are part of Tenant's leased Premises. Tenant shall be responsible for the maintenance, repair and cleanliness of the Restaurant Meeting Rooms. The meeting rooms in the building housing the Hotel ("Hotel Meeting Rooms") are not part of Tenant's leased Premises, and the Hotel Meeting Rooms shall remain under the control of the Hotel. Shilo shall be responsible for the maintenance, repair and cleanliness of the Hotel Meeting Rooms, except that if Tenant serves a meal to guests in the Hotel Meeting Rooms, then Tenant shall be responsible for the clean up of the Hotel Meeting Rooms used to serve meals.

      8.2 Tenant understands and agrees that the restaurant and lounge are in the Hotel primarily as an amenity of the Hotel to encourage room sales. Tenant further understands that a large portion of the room sales of the Hotel comes from convention and other pre-booked business which usually requires use of the Restaurant Meeting Rooms and food and beverage service. Tenant agrees to provide food and beverage service to groups booked by the Hotel for the Restaurant Meeting Rooms or the Hotel Meeting Rooms. Tenant shall be responsible for the set up and immediate clean up of all events in the Restaurant Meeting Rooms regardless of who booked the event. All Restaurant Meeting Rooms shall be cleared, cleaned up, and reset, as soon as possible after an event so as to allow maximum use of the Restaurant Meeting Rooms for presentation and marketing of additional bookings.

      8.3 All use charges for the Restaurant Meeting Rooms are the property of Tenant and may be waived by Tenant. All charges for use of the Hotel Meeting Rooms are the property of the Hotel. All charges for food and beverage service in any of the Restaurant or Hotel Meeting Rooms in the Hotel are the property of Tenant. All income from all guest room sales are the property of Shilo, regardless of the origination of the business.

      8.4 In the event Tenant books any event utilizing any of the Restaurant Meeting Rooms more than ninety (90) days in advance, such event shall be subject to cancellation by Shilo in the event the Hotel books an event requiring the use of the same meeting room for the same date or dates, or some of the same dates, involving room sales, but Shilo may not cancel a booking by Tenant once the event date is within ninety (90) days of the then current date. Bookings of the Restaurant Meeting Rooms made within ninety (90) days of the scheduled event by Shilo or Tenant shall be on a first-


Page 10. Restaurant Lease (Idaho Falls)
come, first-served basis. Shilo's room sales staff at the Hotel, and Tenant's catering sales staff shall work together in good faith to minimize conflicts and cancellations and promote mutual business for both the Hotel and the restaurant and lounge from the use of all of the Meeting Rooms.

      8.5 Tenant shall honor all booking commitments made by Shilo or the Prior Lessee made prior to the date of this Lease, but Tenant shall receive all prepaid deposits paid with respect to such bookings.

9. This Lease Agreement is contingent upon Tenant acquiring a liquor license to operate the restaurant and lounge. Shilo hereby consents to Tenant's sale of liquor by the drink on the leased Premises, subject to the terms and conditions of this Lease. Tenant shall at all times keep the liquor license in full force and effect and in full compliance. Tenant's loss of the liquor license for a period greater than ten (10) days shall be a default under this Lease.

10. Shilo covenants to Tenant as follows:

      10.1 As long as Tenant is not in default under this Lease, Shilo warrants to the Tenant the peaceful possession of the leased Premises during the term of this Lease.

      10.2 Shilo shall indemnify and hold Tenant harmless from the sole negligence of Shilo, its officers, agents, invitees and/or employees, as well as those arising from Shilo's failure to comply with any covenant of this Lease on Shilo's part to be performed, and shall, at its own cost and expense, defend Tenant against any and all suits or actions arising out of such negligence and discharge any judgment which may be awarded against Tenant in any such suit or action.

11. Shilo and Tenant shall be responsible for maintenance as follows:

      11.1 Shilo shall maintain and repair the foundation, roof, gutters, downspouts, exterior walls (except doors and glass), and the utility lines to their exterior point of entry to the leased Premises; provided, however, that Shilo shall not be responsible for maintenance necessitated by the acts of Tenant, its agents or employees.

      11.2 Tenant shall maintain and keep in good repair the interior of the leased Premises, including fixtures, windows, doors, utilities, air-conditioning and heating outlets located on the leased Premises, and all other repairs made necessary by Tenant's failure to so maintain; provided, however, Tenant shall not be responsible for maintenance necessitated by the negligence or intentional wrongful acts of Shilo or its employees or agents.


Page 11. Restaurant Lease (Idaho Falls)

Tenant shall, at its sole cost and expense, replace all glass which may be broken or cracked during the term hereof, in the windows and doors of the leased Premises, with glass of as good or better quality as that originally installed. Tenant shall deliver the Premises to Shilo upon termination in as good condition as when leased, reasonable wear and tear excepted.

      11.3 Tenant shall be responsible for snow removal on the sidewalks adjacent to the Restaurant building, and in the parking spaces near the Restaurant; Tenant and Shilo shall coordinate and cooperate with each other to accomplish snow removal in the most economic and efficient manner.

      11.4 Upon the commencement of this Lease, Shilo shall cause the HVAC system to inspected, and any necessary maintenance or repairs done. If any additional repair or maintenance of the HVAC system is required on or before May 31, 1993, Shilo shall pay one hundred percent (100%) of the cost. Beginning June 1, 1993, Tenant and Shilo shall equally split any cost of any maintenance and repair of the HVAC system for the Restaurant.

      11.5 Tenant shall have the right to use the Hotel's maintenance employee (if the Hotel employs such an employee) to perform simple and routine maintenance tasks for Tenant, as and when the employee is available for such work. The Hotel's maintenance work shall have first priority. Tenant shall be billed for any work done for Tenant by the maintenance employee on an hourly basis. The maintenance employee's cost shall include all costs for such employee to include wages or salary, employment taxes, workmen's compensation premiums, medical insurance and other fringe benefits paid by Shilo for its employees.

      11.6 If Tenant fails or refuses to keep the leased Premises in proper maintenance and repair, Shilo shall have the right, but not the duty, after reasonable written notice to Tenant (except in emergencies), to act as Shilo deems necessary to maintain and repair the leased Premises without liability for loss or damage to Tenant's property; Tenant shall pay the reasonable cost of such repairs or maintenance by Shilo, plus twenty percent (20%) overhead, which sum shall be promptly paid as additional rent.

12. Tenant shall have, at all times, the right, together with its customers and invitees, to the use of the parking area and driveway appurtenant thereto, for purposes of egress, ingress, parking of motor vehicles for Tenant, its customers and employees, and the loading and unloading of vehicles in connection with and incidental to the business conducted by Tenant on the leased Premises, all without charge. Tenant's employees shall be subject to the same rules as the Hotel's employees with respect to limitations on use of the parking areas, or other rules promulgated by the Hotel with respect to employee parking. The Hotel may place reasonable restrictions upon the times and places delivery and other service


Page 12. Restaurant Lease (Idaho Falls)
vehicles may utilize the parking and loading docks or loading areas, if any. Shilo shall keep and maintain the parking area in good condition and repair and reasonably free of rubbish and debris.

13. Within forty-five (45) days of taking possession, Tenant shall, at Tenant's cost, obtain new signage for the restaurant and lounge. All such signs, and their location, shall be subject to Shilo's written approval, which shall not be unreasonably withheld. The name of Tenant's restaurant, if something other than "O'Callahan's," shall be subject to Shilo's approval. The name "Shilo" or any similar name shall not be part of Tenant's name for the restaurant, but Tenant may advertise that the restaurant is in the Shilo Inn. Upon the termination of this Lease, Tenant shall remove all such signs and restore such areas to their original condition. Tenant shall maintain all of Tenant's signs, and additions or replacements thereto. All signs shall be in compliance with applicable rules and ordinances, and applicable electrical codes. If Tenant wishes to have Tenant's name on Shilo's off-premises billboards, Tenant shall pay a portion of the rental of such billboard, and all of the cost of the changes to the billboard, as Shilo and Tenant may fix by agreement.

14. Except for personal property owned by Tenant, or leased by Tenant from third parties, all personal property on the leased Premises at the commencement of the Lease, including, but not limited to, furniture, fixtures, equipment, utensils, small wears, desks, safe, miscellaneous office equipment, audio-visual equipment, and trade fixtures (collectively "Shilo's Restaurant FF&E") is, and shall remain, the sole property of Shilo. (Shilo's Restaurant FF&E may also sometimes be referred to herein as "Shilo's Restaurant Equipment.")

      14.1 Any personal property used in the operation of the Restaurant owned by Tenant shall remain Tenant's property; Tenant shall be responsible to obtain Tenant's own fire and casualty insurance to insure Tenant's personal property on the leased Premises. Tenant shall mark the equipment owned by Tenant with Tenant's name. Tenant shall provide Shilo with a list of the major items of equipment owned by Tenant and used in the Restaurant; Tenant shall update such list not less frequently than annually.

      14.2 Prior to Tenant taking possession of the leased Premises, Shilo and Tenant shall take an inventory of Shilo's Restaurant FF&E, which inventory shall be signed by the parties and become an exhibit to this Lease. Tenant may use Shilo's placemats, menus, napkins for forty-five (45) days after possession; thereafter, Tenant shall use its own menus and its own placemats and napkins, and any remaining supply of such items shall be returned to Shilo. Shilo and Tenant shall inspect Shilo's Restaurant FF&E and the leased Premises before Tenant takes possession and a list of agreed repairs to be made by Shilo shall


Page 13. Restaurant Lease (Idaho Falls)
be prepared. Shilo shall repair the items on such agreed list, but Shilo shall otherwise have no duty to repair any of Shilo's Restaurant FF&E, or the leased Premises (except for items of maintenance that Shilo has agreed to do elsewhere in this Lease), and Tenant shall take the leased Premises and Shilo's Restaurant FF&E "AS IS." During the term of the Lease, Tenant shall maintain, repair and replace, as needed, and insure Shilo's Restaurant FF&E and shall return Shilo's Restaurant FF&E, or the equivalent, in as good a condition as such equipment is now in, reasonable wear and tear excepted, upon the expiration of this Lease or any extension thereof. During the term of the Lease, Tenant shall maintain the same quantity of items of Shilo's Restaurant FF&E as at the beginning of the Lease, and shall return the same quantities at the end of the Lease. None of Shilo's Restaurant FF&E shall be subjected to a lien, pledged, or sold, or removed from the leased Premises without Shilo's consent.

      14.3 The Replacement Reserve shall be one percent (1.00%) of Tenant's Gross Sales. The amount collected each month for the Replacement Reserve shall be deposited by Shilo, in Shilo's name, into an interest bearing bank account at a bank selected by Shilo. The interest earned on the Replacement Reserve shall be added to and become a part of the Replacement Reserve. The Replacement Reserve shall be used by Tenant to add to and/or replace Shilo's Restaurant FF&E as it becomes worn out, lost, obsolete, or damaged. Items purchased from the Replacement Reserve shall be subject to Shilo's approval, which shall not be unreasonably withheld. Tenant shall provide Shilo with invoices and receipts, containing a detailed description (including serial numbers where applicable) of the items purchased from the Replacement Reserve. Shilo shall reimburse Tenant from the Replacement Reserve for approved items purchased. Any items purchased by Tenant (or items for which Tenant is reimbursed) from funds from the Replacement Reserve shall be Shilo's property and shall be part of Shilo's Restaurant FF&E. Unless Shilo otherwise agrees, the Replacement Reserve shall not be used for the cost of routine maintenance of Shilo's Restaurant FF&E. Tenant hereby grants to Shilo a security interest in the Replacement Reserve to secure all of Tenant's obligations under this Lease. Shilo shall provide Tenant with an annual summary accounting of the funds in the Replacement Reserve. Upon the termination of this Lease, and provided all payments and damages, if any, owing by Tenant to Shilo shall have been paid in full, and the same quality and quantity of Shilo's Restaurant FF&E is returned, any remaining funds in the Reserve Account shall be paid to Tenant.

15. Prior to Tenant taking possession of the leased Premises, Tenant and Shilo shall take an inventory of all of the Prior Lessee's food and beverage inventory, and the inventory of miscellaneous operating supplies necessary for conducting the business of the restaurant and lounge. Tenant shall purchase as much of such inventory and supplies as Tenant shall select, and the


Page 14. Restaurant Lease (Idaho Falls)
balance, if any, shall be removed by Shilo. All inventory and supplies purchased shall be paid for in cash prior to taking possession. Tenant shall honor all of the Prior Lessee's gift certificates, and Shilo shall reimburse Tenant for the same value as the purchase price of the certificate. Tenant shall honor any certificates or vouchers for complimentary meals and/or beverage in the Restaurant issued by Shilo or the Hotel; Shilo shall reimburse Tenant for the current menu price of such meals and beverage less ten percent (10%).

16. At the time of taking possession of the leased Premises, Shilo shall cause the Prior Lessee to terminate the employment of all of the restaurant employees. Tenant shall be free to employ as many of such employees as Tenant shall select. Tenant is aware that Shilo intends to offer employment to some of the employees of the Prior Lessee at other Shilo restaurants. Shilo shall be responsible for all compensation and other sums owing to the employees with respect to their employment to the date of Tenant's taking possession of the leased Premises.

17. Shilo, and its agents and representatives, shall, at any reasonable time, without prior notice, have the right to enter into or upon the leased Premises for the purpose of examining the condition thereof or any other lawful purposes, including for the purpose of doing a surprise audit.

18. Tenant shall not assign, transfer, sublet, pledge, hypothecate, or otherwise encumber or dispose of this Lease or the estate created in this Lease or in any interest in any portion of the same, or permit any person or persons, company or corporation to occupy the leased Premises or any part thereof, without the written consent of Shilo first being obtained. Shilo agrees not to unreasonably withhold consent. However, Shilo shall be entitled to require that any proposed transferee be an experienced, reputable, qualified and financially responsible restaurant operator willing to assume personal liability for the performance of the Lease. No consent to transfer shall release the liability of Tenant or the Guarantors. In the event Tenant is a corporation, no transfer, or series of transfers, direct or indirect, of twenty-five percent (25%) or more of the shares of the corporation shall be permitted without Shilo's consent. Shilo is entering into this Lease by reason of the personal involvement of Rod Sawyer; as long as actual or defacto control of the corporation comprising Tenant does not pass from Sawyer, Shilo agrees not to unreasonably withhold consent to transfers of shares of Tenant.


Page 15. Restaurant Lease (Idaho Falls)

19. Fire and Casualty damage shall be treated as follows:

      19.1 In the event of loss or damage by fire or other casualty to the building in which the leased Premises are located, the extent of which is less than fifty-five percent (55%) of the value of the structure, Shilo and Tenant agree to promptly restore the structure to a sound and usable condition. However, Shilo shall not be required to repair any fire or casualty damage unless and until Shilo receives the fire and casualty insurance proceeds from Shilo's lender; and if Shilo's lender elects to apply such proceeds to Shilo's loan on the building in which the leased Premises are located, Shilo shall not be required to repair the damage if Shilo elects not to, and Shilo may elect to terminate the Lease. Rental payments shall cease during the period the structure is materially damaged. "Materially damaged" shall mean damage or destruction to the structure to such extent that it is not practicable to continue business operations under such circumstances. In the event that the structure is not Materially Damaged, but there is damage to restaurant fixtures or equipment or inventory, or if there has been smoke damage to the structure and/or the restaurant/lounge area which can be cleaned or painted, then rental payments shall cease for a period of not more than thirty (30) days in which time Tenant shall make the repairs or replacements in the leased Premises made necessary by such damage.

      19.2 In the event such loss or damage to the structure shall be in excess of fifty-five percent (55%) of the value of the structure, Shilo may, at its option, either restore the building to the extent of the insurance proceeds available, or terminate this Lease as of the date of loss; without further liability to the Tenant except the return to Tenant of any unearned advance rental payments and funds, if any, held by Shilo but owing to Tenant. If loss or damage is in excess of fifty-five percent (55%), Shilo agrees to notify Tenant in writing within thirty (30) days after the occurrence of such destruction or casualty as to its intent to, or not to, rebuild.

20. Tenant shall not permit any lien of any kind, type or description to be placed or imposed upon the building in which the leased Premises are situated, or any part thereof, or the real estate on which it stands, or any of Shilo's Restaurant Equipment being used by Tenant.

21. Except for providing the insurance coverage as required by the terms of this Lease, neither Shilo nor Tenant shall be liable to the other for loss arising out of damage to or destruction of the leased Premises, or the building or the improvements of which the leased Premises are a part of or with which they are connected, or the contents of any thereof, when such loss is caused by any of the perils which are or could be insured against by a standard form of fire insurance with extended coverage, including sprinkler leakage insurance, if any. All such claims between Shilo and


Page 16. Restaurant Lease (Idaho Falls)

Tenant for any and all loss, however caused (except by the deliberate acts of the party causing the loss) are hereby waived. The absence of such liability shall exist whether or not the damage or destruction is caused by the negligence of either Shilo or Tenant or by any of their respective agents, servants or employees. It is the intention and agreement of Shilo and Tenant that fire and casualty insurance coverage required under the terms of this Lease shall provide reimbursement for any losses suffered and, further, that the insurance carriers shall not be entitled to subrogation under any circumstances (except wilful conduct) against either party to this Lease.

22. Tenant shall not overload the floors of the leased Premises in such a way as to cause any undue or serious stress or strain upon the building in which the leased Premises are located, or any part thereof. Shilo shall have the right at any time to call upon any competent engineer or architect, selected by Shilo, to decide whether the floors of the leased Premises, or any part thereof, are being overloaded so as to cause any undue or serious stress or strain on the building, or any part thereof. In the event the decision of such engineer or architect so called upon is that, in his opinion, the stress or strain is such as to endanger or injure the building or any part thereof, then and in that event, Tenant agrees to immediately relieve such stress and strain, either by reinforcing the building or by lightening the load which causes such stress or strain, in a manner satisfactory to Shilo.

23. In case of the condemnation or appropriation of all or any substantial part of the leased Premises by any public or private corporation under the laws of eminent domain, this Lease may be terminated at the option of either party hereto upon twenty (20) days written notice to the other, and in that case, Tenant shall not be liable for rent after the date of Tenant's removal from the Premises. Tenant shall not share in any portion of Shilo's award of the condemnation funds, but Tenant may prosecute its own award for the value of its property and business interest lost.

24. Time and strict performance of the provisions of this Lease Agreement are of the essence. If Tenant shall be in arrears in any payment due to Shilo for a period of ten (10) days after the same becomes due, or if Tenant shall fail or neglect to do, keep, perform, or observe any of the covenants and agreements contained herein on Tenant's part to be done, kept, performed, or observed, and such failure shall continue for ten (10) days or more after written notice of such failure or neglect shall be given to Tenant, or if Tenant shall be declared bankrupt or insolvent according to law, or if any assignment of Tenant's property shall be made for the benefit of creditors, or if on the expiration of this Lease, Tenant fails to surrender possession of the leased Premises, then and in any of such events, Shilo, or those having the lessor's estate in the leased Premises lawfully, may, at his or their option, immediately or any time thereafter, without demand or


Page 17. Restaurant Lease (Idaho Falls)
notice, repossess the same as lessor's estate, and expel Tenant and those claiming by, through, or under Tenant, and take over Tenant's effects continuing the operation in any manner as to Shilo may seem expedient, without prejudice to any remedy which Shilo has under the terms of this Lease or otherwise at law or in equity. It is the intention of this Lease that Shilo shall have all remedies for breach of a lease as shall be allowed under the laws of the State of Idaho, and such remedies shall be cumulative to the extent permitted by law. No expulsion of Tenant from the leased Premises shall release Tenant or any Guarantor of this Lease from personal liability hereunder.

25. Tenant's interest under this Lease shall be and is subordinate to any mortgage, trust deed or other security device on the Hotel Complex and/or Shilo's Restaurant FF&E as shall now exist or as shall hereafter be created by Shilo. Tenant shall promptly execute such subordination agreements as Shilo or Shilo's present lender or any future lender may reasonably request; subject, however, to Tenant's right to remain in possession of the leased Premises, as long as Tenant performs this Lease as agreed, despite any defaults by Shilo under any financing secured by the Hotel Complex and/or Shilo's Restaurant FF&E.

26. In the event any suit or action is instituted to enforce compliance with any of the terms, covenants or conditions of this Lease, or to collect the rental which may become due hereunder, or any portion thereof, or to interpret the terms of this Lease, the prevailing party will be entitled to, in addition to its costs and disbursements provided by statute, such additional sum as the court may adjudge reasonable for attorney fees in such suit or action, including any appeal therein.

27. Upon expiration of the term of this Lease, Tenant shall deliver the leased Premises and Shilo's Restaurant FF&E to Shilo in as good condition as Tenant shall have received the same, with the same or greater quality and quantities of Shilo's Restaurant FF&E, reasonable wear and tear excepted.

28. Any notice required or permitted under this Lease shall be deemed sufficiently given or served if sent by certified mail, return receipt requested, to Tenant at the address of the leased Premises, and to Shilo at the address then fixed for the payment of rent, and either party may, by like notice at any time and from time to time, designate a different address to which notice shall be sent. Notices given in accordance with these provisions shall be deemed received when mailed.

      28.1 Until further notice, notices to Shilo shall be sent to:

            11600 S.W. Barnes Road
            Portland, Oregon 97225


Page 18. Restaurant Lease (Idaho Falls)

      28.2 Until further notice, notices to Tenant shall be sent to:

            6221 N.E. 82nd Avenue
            Portland, Oregon 97220

29. All rights, remedies and liabilities herein given or imposed upon either of the parties hereto shall extend to and inure to the benefit of and bind as the circumstances may require, their respective heirs, executors, administrators and successors, and, insofar as this Lease is assignable by the terms hereof, to the assigns of such parties.

30. Nothing contained in this Lease shall be construed as creating a partnership or joint venture between Shilo and Tenant or between Shilo and any other party, or cause Shilo to be responsible in any way for the debts or obligations of Tenant or any other party.

31. Tenant shall have its laundry done by an outside service. The Hotel's laundry shall have no obligation to do any of Tenant's laundry.

32. Rod Sawyer (the "Guarantor"), hereby unconditionally guarantees the performance of Tenant under this Lease. Guarantor's guarantee shall have the same legal effect as if the Guarantor had co-signed the Lease as one of the tenants and not as an accommodation party. Any notice to Tenant under this Lease shall also be notice to Guarantor, and no separate notice shall be required.

33. The parties acknowledge that Tenant is a subsidiary of, or affiliate of, or under common control with, the restaurant tenant at the Shilo Inn, The Dalles, Oregon (O'Callahan's Restaurants, Inc.), and the restaurant tenant at the Shilo Inn, Richland, Washington (O'Callahan's East, Inc.); also, Shilo intends to lease the restaurant and deli-mart at the Shilo Inn Suites Hotel, Nampa, Idaho, to a corporation or other entity which is an affiliate of and/or under common control with Tenant and the other corporations mentioned in this paragraph. (The restaurant lease at The Dalles is referred to herein as "The Dalles Lease," the restaurant lease at Richland is referred to herein as the "Richland Lease," the restaurant lease at Nampa (if executed) is referred to herein as the "Nampa Lease," and any other leases which Shilo may hereafter enter into with an entity that is an affiliate of or under common control with Tenant and/or the other corporations referred to in this paragraph are collectively referred to herein as "Future Leases." The Dalles Lease, the Richland Lease, any Future Leases, and this Lease are collectively referred to as the "Shilo/O'Callahan Leases."

      33.1 In the event of any default by the lessee under any of the Shilo/O'Callahan Leases, Shilo and/or Mark S. Hemstreet shall


Page 19. Restaurant Lease (Idaho Falls)
have the right, at Shilo's or Mark Hemstreet's option, to declare any or all of the Shilo/O'Callahan Leases in default and exercise the rights of the lessor under each of the Shilo/O'Callahan Leases declared to be in default. In addition, and regardless of whether Shilo or Mark Hemstreet declares a default on any of the Shilo/O'Callahan Leases, Shilo shall have the right to collect any sums owing to Shilo or Mark Hemstreet by any of the lessees of the Shilo/O'Callahan Leases from any funds Shilo or Mark Hemstreet may have in their possession.

      33.2 O'Callahan's Restaurants Inc., and O'Callahan's East, Inc., shall execute this Lease to evidence their agreement to the provisions of this paragraph 33 and the provisions of paragraph 34, below.

34. Tenant, O'Callahan's Restaurants Inc., O'Callahan's East, Inc., and Rod Sawyer individually, agree that none of them, individually, or collectively, directly or indirectly, whether through a new entity or otherwise, shall invest in, lease, or develop any other restaurants or other business ventures prior to December 1, 1993, without Shilo's consent. The parties agree that the purpose of this provision is to limit the demands upon the time and capital of Rod Sawyer and his various restaurant businesses while he is in the first year of taking over and operating the leased Premises under this Lease.

35. Shilo and Tenant have adequate legal counsel and have read and fully understand all of the terms and conditions contained in this Lease Agreement. This Lease shall be construed as if both parties had participated equally in its drafting, and neither party shall be entitled to any presumption by reason of the source of the drafting.

36. From December 1, 1992, to January 15, 1993, Tenant shall be entitled to obtain up to four rooms per night in the Hotel, on a space available basis only, for a rate of Twenty Dollars ($20.00) plus tax, per room, per night. Thereafter the rate will be the Hotel's standard commercial rate less twenty percent (20%), space available, but only on nights when commercial rates are offered. Tenant shall only use these rooms for business purposes only.

Dated this 4th day of November, 1992.

SHILO MANAGEMENT CORPORATION                     TENANT


by /s/ Mark S. Hemstreet                         O'CALLAHAN'S IDAHO, INC.
   ------------------------------
      Mark S. Hemstreet
      President                                  By: /s/ Rod Sawyer
                                                     ---------------------------
                                                     RJS


Page 20. Restaurant Lease (Idaho Falls)

                                                     /s/ Rod Sawyer
                                                     ---------------------------
                                                     Rod Sawyer, Guarantor

THE PROVISIONS OF PARAGRAPHS 33 AND 34 ARE ACCEPTED AND AGREED TO:

O'CALLAHAN'S RESTAURANTS INC.


by /s/ Rod Sawyer
   ------------------------------
   Rod Sawyer
   President


Page 21. Restaurant Lease (Idaho Falls)

SHILO INN - IDAHO FALLS, IDAHO (162 suites)
NET OPERATING INCOME DETAIL                                   $1,000,000 remodel
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)      started Autumn, 1996
FOR THE 12 MONTHS ENDED 8-31-96 (actual)



                                     1991             1992              1993
REVENUE                          (actual)   %      (actual)    %      (actual)    %

  Guest Room                   $2,809,128  91.7%  $2,522,238  92.0%  $2,482,358  92.7%
  Restaurant Rent                 159,879   5.2%     129,122   4.7%     107,266   4.0%
  Telephone                        68,421   2.2%      67,069   2.4%      67,353   2.5%
  Meeting/Banquet Room                  0   0.0%           0   0.0%           0   0.0%
  Fax                               3,312   0.1%       3,088   0.1%       1,399   0.1%
  Valet                             6,440   0.2%       4,943   0.2%       4,788   0.2%
  Video                             1,669   0.1%       1,609   0.1%       1,885   0.1%
  Sports and Athletics                  0   0.0%           0   0.0%           0   0.0%
  Vending Machines                  5,092   0.2%       4,921   0.2%       4,629   0.2%
  Guest Laundry/Soap                5,321   0.2%       2,758   0.1%       3,560   0.1%
  Miscellaneous                     4,446   0.1%       5,593   0.2%       3,265   0.1%
                               -----------------  -----------------  -----------------
    TOTAL REVENUE               3,063,708 100.0%   2,741,341 100.0%   2,676,503 100.0%
                               -----------------  -----------------  -----------------
OPERATING EXPENSE
  PAYROLL & RELATED EXPENSE
    Managers                       24,395   0.8%      28,271   1.0%      27,053   1.0%
    Front Desk                     75,858   2.5%      64,262   2.3%      57,922   2.2%
    Bookkeeper/Auditor             19,508   0.6%      21,908   0.8%      31,103   1.2%
    Head Housekeeper               19,413   0.6%      18,801   0.7%      20,889   0.8%
    Housekeeper Rooms              94,253   3.1%      88,834   3.2%      83,345   3.1%
    Housekeeper - Other            12,978   0.4%      13,419   0.5%       8,230   0.3%
    Laundry                        31,486   1.0%      23,572   0.9%      19,557   0.7%
    Guest Services                 24,931   0.8%      25,363   0.9%      32,233   1.2%
    Sales & Marketing              32,761   1.1%      34,884   1.3%      29,184   1.1%
    Security                       14,326   0.5%      14,346   0.5%      12,762   0.5%
    Maintenance                    33,463   1.1%      22,200   0.8%      24,158   0.9%
    Ground Maintenance              6,125   0.2%       6,364   0.2%       8,542   0.3%
    Windows/Carpets                   144   0.6%         497   0.0%       1,325   0.0%
    Bonuses                             0   0.0%           0   0.0%         700   0.0%
    Payroll Taxes                  58,198   1.9%      57,385   2.1%      42,414   1.6%
    Workers' Comp                       0   0.0%           0   0.0%      68,104   2.5%
    Workers' Comp Claims                0   0.0%           0   0.0%           0   0.0%
    Health Insurance               28,957   0.9%      23,333   0.9%      23,154   0.9%
    Medical                             0   0.0%           0   0.0%         270   0.0%
    Uniforms/Cleaning                 736   0.0%         794   0.0%         652   0.6%
    Other                             117   0.0%         133   0.0%       1,027   0.0%
                               -----------------  -----------------  -----------------
      TOTAL PAYROLL               477,709  15.6%     444,366  16.2%     492,624  18.4%
                               -----------------  -----------------  -----------------

                                                                      For The
                                                                   12 Months Ended
                                  1994              1995              8-31-96
REVENUE                         (actual)    %      (actual)    %      (actual)    %

  Guest Room                   $2,541,811  93.3%  $2,380,856  92.2%  $2,183,287  91.7%
  Restaurant Rent                  93,501   3.4%     115,500   4.5%     113,256   4.8%
  Telephone                        69,188   2.5%      70,715   2.7%      71,337   3.0%
  Meeting/Banquet Room              1,158   0.0%       2,405   0.1%         649   0.0%
   Fax                              1,261   0.0%         278   0.0%         513   0.0%
  Valet                             4,537   0.2%       3,425   0.1%       3,196   0.1%
  Video                             1,833   0.1%       1,399   0.1%       1,083   0.0%
  Sports and Athletics                  0   0.0%           0   0.0%           0   0.0%
  Vending Machines                  4,931   0.2%       4,066   0.2%       2,906   0.1%
  Guest Laundry/Soap                4,375   0.2%       3,703   0.1%       3,169   0.1%
  Miscellaneous                     1,834   0.1%       1,045   0.0%       1,163   0.0%
                               -----------------  -----------------  -----------------
    TOTAL REVENUE               2,724,429 100.0%   2,583,432 100.0%   2,380,559 100.0%
                               -----------------  -----------------  -----------------
OPERATING EXPENSE
  PAYROLL & RELATED EXPENSE
    Managers                       29,902   1.1%      30,153   1.2%      31,285   1.3%
    Front Desk                     59,910   2.2%      61,036   2.4%      62,136   2.6%
    Bookkeeper/Auditor             34,140   1.3%      36,776   1.4%      37,515   1.6%
    Head Housekeeper               20,583   0.8%      20,281   0.8%      20,964   0.9%
    Housekeeper Rooms              88,868   3.3%      84,081   3.3%      87,156   3.7%
    Housekeeper - Other             8,487   0.3%      10,550   0.4%      12,162   0.5%
    Laundry                        17,714   0.7%      19,348   0.7%      18,469   0.8%
    Guest Services                 27,532   1.0%      26,095   1.0%      26,138   1.1%
    Sales & Marketing              24,671   0.9%      35,997   1.4%      37,158   1.6%
    Security                       14,180   0.5%      16,281   0.6%      17,856   0.8%
    Maintenance                    25,661   0.9%      27,172   1.1%      28,496   1.2%
    Ground Maintenance              5,619   0.2%       8,956   0.3%       8,566   0.4%
    Windows/Carpets                 3,022   0.1%       4,750   0.2%       4,521   0.2%
    Bonuses                         1,300   0.0%         200   0.0%         600   0.0%
    Payroll Taxes                  35,420   1.3%      37,876   1.5%      38,156   1.6%
    Workers' Comp                  17,904   0.7%      19,352   0.7%      19,364   0.8%
    Workers' Comp Claims           (3,196) -0.1%           0   0.0%           0   0.0%
    Health Insurance               40,785   1.5%      35,970   1.4%      37,521   1.6%
    Medical                           707   0.0%       2,606   0.1%       2,016   0.1%
    Uniforms/Cleaning                 277   0.0%         246   0.0%         303   0.0%
    Other                           2,468   0.1%       4,386   0.2%       4,168   0.2%
                               -----------------  -----------------   ----------------
      TOTAL PAYROLL               455,954  16.7%     482,112  18.7%     494,550  20.8%
                               -----------------  -----------------   ----------------

SHILO INN - IDAHO FALLS, IDAHO (162 suites)                               PAGE 2
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-96 (actual)



                                     1991             1992              1993
                                 (actual)   %      (actual)    %      (actual)    %
UTILITIES
  Electricity                      73,273   2.4%      72,115   2.6%      72,674   2.7%
  Gas                              19,607   0.6%      20,030   0.7%      18,885   0.7%
  Telephone                        41,745   1.4%      39,804   1.5%      40,616   1.5%
  Water                             4,963   0.2%       5,137   0.2%       2,075   0.1%
  Garbage                           4,045   0.1%       3,478   0.1%       2,806   0.1%
  Sewer                             5,803   0.2%       5,089   0.2%       3,581   0.1%
                               -----------------  -----------------  -----------------
    TOTAL UTILITIES               149,436   4.9%     145,653   5.3%     139,837   5.2%
                               -----------------  -----------------  -----------------
ADVERTISING
  Advertising                           0   0.0%          0    0.0%         557   0.0%
  Airport Advertising               2,660   0.1%      2,797    0.1%       2,868   0.1%
  Billboards                       19,067   0.6%     16,459    0.6%      17,250   0.6%
  Highway Logos                       576   0.0%        550    0.0%         919   0.0%
  Radio Media                           0   0.0%          0    0.0%           0   0.0%
  Radio Tradeouts                   3,021   0.1%      6,139    0.2%       4,749   0.2%
  TV Media                              0   0.0%          0    0.0%           0   0.0%
  TV Tradeouts                      3,151   0.1%      2,669    0.1%       4,763   0.2%
  Brochures/Postcards               3,089   0.1%      1,384    0.1%       4,869   0.2%
  Brochures/Tradout                   100   0.0%          0    0.0%       2,595   0.1%
  Yellow Pages                      2,782   0.1%      4,018    0.1%       2,736   0.1%
  Newspaper Ads                       360   0.0%        537    0.0%       1,333   0.0%
  Magazine Ads                      5,328   0.2%      3,296    0.1%         704   0.0%
  Magazine Tradeouts                1,769   0.1%      1,327    0.0%         245   0.0%
  Property Ads                        838   0.0%        323    0.0%         680   0.0%
  Advertising Tradeouts Other         943   0.0%      1,943    0.1%         295   0.0%
  Sports Events/Tradeouts               0   0.0%      4,108    0.1%         155   0.0%
  Sports Sponsorship                    0   0.0%          0    0.0%       1,800   0.1%
  Displays                            888   0.0%        215    0.0%           0   0.0%
  Local Events Promotion                0   0.0%        436    0.0%         500   0.0%
  Travel Guides/Directories             0   0.0%          0    0.0%         465   0.0%
  Promotional Items                    39   0.0%        576    0.0%         451   0.0%
  Advertising & Promotion           1,513   0.0%     17,391    0.6%       2,623   0.1%
  Travel Agents                    35,228   1.1%     42,664    1.6%      49,331   1.8%
  Marketing                             0   0.0%          0    0.0%           0   0.0%
  Taxi & Limo                           0   0.0%          0    0.0%           0   0.0%
                               -----------------  -----------------  -----------------
     TOTAL ADVERTISING             81,352   2.7%    106,832    3.9%      99,894   3.7%
                               -----------------  -----------------  -----------------

                                                                      For The
                                                                   12 Months Ended
                                  1994              1995              8-31-96
                                (actual)    %      (actual)    %      (actual)    %
UTILITIES
  Electricity                      82,650   3.0%      78,753   3.0%      81,202   3.4%
  Gas                              19,424   0.7%      20,608   0.8%      19,908   0.8%
  Telephone                        36,893   1.4%      33,047   1.3%      30,608   1.3%
  Water                             5,435   0.2%       4,154   0.2%       4,610   0.2%
  Garbage                           2,800   0.1%       3,360   0.1%       3,536   0.1%
  Sewer                             6,649   0.2%       3,872   0.1%       4,740   0.2%
                               -----------------  -----------------  -----------------
    TOTAL UTILITIES               153,851   5.6%     143,794   5.6%     144,604   6.1%
                               -----------------  -----------------  -----------------
ADVERTISING
  Advertising                         399   0.0%       2,264   0.1%       1,896   0.1%
  Airport Advertising               3,295   0.1%       3,848   0.1%       3,284   0.1%
  Billboards                       21,064   0.8%      25,282   1.0%      24,385   1.0%
  Highway Logos                     1,059   0.0%         594   0.0%         650   0.0%
  Radio Media                           0   0.0%           0   0.0%           0   0.0%
  Radio Tradeouts                   6,400   0.2%       6,510   0.3%       5,174   0.2%
  TV Media                              0   0.0%           0   0.0%           0   0.0%
  TV Tradeouts                      3,872   0.1%       4,251   0.2%       2,694   0.1%
  Brochures/Postcards               2,881   0.1%       3,360   0.1%       2,174   0.1%
  Brochures/Tradout                     0   0.0%           0   0.0%           0   0.0%
  Yellow Pages                      3,490   0.1%       3,344   0.1%       2,869   0.1%
  Newspaper Ads                     1,473   0.1%       1,326   0.1%       1,280   0.1%
  Magazine Ads                        541   0.0%         434   0.0%         421   0.0%
  Magazine Tradeouts                    0   0.0%           0   0.0%           0   0.0%
  Property Ads                      1,480   0.1%       1,245   0.0%         933   0.0%
  Advertising Tradeouts Other           0   0.0%           0   0.0%           0   0.0%
  Sports Events/Tradeouts               0   0.0%           0   0.0%           0   0.0%
  Sports Sponsorship                1,000   0.0%         875   0.0%         624   0.0%
  Displays                            354   0.0%           0   0.0%           0   0.0%
  Local Events Promotion               50   0.0%         602   0.0%         422   0.0%
  Travel Guides/Directories         2,410   0.1%      10,544   0.4%       7,567   0.3%
  Promotional Items                   451   0.0%         362   0.0%         561   0.0%
  Advertising & Promotion           4,721   0.2%      30,330   1.2%      17,315   0.7%
  Travel Agents                    51,141   1.9%      56,961   2.2%      54,163   2.3%
  Marketing                           379   0.0%       2,483   0.1%       4,363   0.2%
  Taxi & Limo                           0   0.0%          41   0.0%           0   0.0%
                               -----------------  -----------------  -----------------
     TOTAL ADVERTISING            106,460   3.9%     154,656   6.0%     130,775   5.5%
                               -----------------  -----------------  -----------------

SHILO INN - IDAHO FALLS, IDAHO (162 suites)                               PAGE 3
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-96 (actual)



                                     1991             1992              1993
                                 (actual)   %      (actual)    %      (actual)    %
SUPPLIES
  Linen                             6,435   0.2%       3,185   0.1%      19,117   0.7%
  Bathroom                         16,277   0.5%      15,432   0.6%       9,653   0.4%
  Cleaning                         23,351   0.8%      22,590   0.8%      16,663   0.6%
  Continental Breakfast             4,638   0.2%         446   0.0%       1,412   0.1%
  Office                            2,809   0.1%       2,091   0.1%       5,518   0.2%
  Operating                         9,788   0.3%      11,357   0.4%      11,434   0.4%
  Replacements                      3,180   0.1%       1,505   0.1%       1,625   0.1%
  Guest Amenity                    13,354   0.4%       9,871   0.4%       8,766   0.3%
                               -----------------  -----------------  -----------------
    TOTAL SUPPLIES                 79,832   2.6%      66,477   2.4%      74,188   2.8%
                               -----------------  -----------------  -----------------
REPAIRS & MAINTENANCE
  Carpets, Draperies & Furniture      106   0.0%         748   0.0%         965   0.0%
  Elevators                         4,518   0.1%       4,931   0.2%       4,571   0.2%
  Landscaping                       1,249   0.0%       1,861   0.1%       7,384   0.3%
  Painting & Wallpaper                  7   0.0%         656   0.0%           0   0.0%
  Pool                              6,255   0.2%       2,821   0.1%       3,721   0.1%
  Telephone                         2,568   0.1%       2,770   0.1%         686   0.0%
  TV Cable & Satellite             18,568   0.6%      17,505   0.6%      16,960   0.6%
  Pest Control                      1,128   0.0%       1,292   0.0%       1,232   0.0%
  Janitorial Services               2,545   0.1%       1,157   0.0%       1,127   0.0%
  Plumbing                            988   0.0%       2,314   0.1%       4,668   0.2%
  Electrical                        4,461   0.1%       4,124   0.2%       2,036   0.1%
  Heating Ventilation Cooling       1,195   0.0%       3,336   0.1%         827   0.0%
  Sign                              5,599   0.2%       6,230   0.2%       3,701   0.1%
  Keys & Locks                      1,753   0.1%       1,100   0.0%       2,831   0.1%
  Laundry/Housekeeping              3,870   0.1%       3,579   0.1%       5,566   0.2%
  Photo Copier                      2,790   0.1%       1,033   0.0%       1,590   0.1%
  Micros Register                   2,250   0.1%         969   0.0%       3,625   0.1%
  Tools & Supplies                  8,975   0.3%      14,499   0.5%      10,091   0.4%
  Maintance and Repairs            12,218   0.4%       3,771   0.1%       3,200   0.1%
  Contract Labor Repair                 0   0.0%           0   0.0%         950   0.0%
                               -----------------  -----------------  -----------------
    TOTAL REPAIRS & MAINTENANCE    81,043   2.6%      74,696   2.7%      75,731   2.8%
                               -----------------  -----------------  -----------------

                                                                          For The
                                                                      12 Months Ended
                                     1994              1995              8-31-96
                                   (actual)    %      (actual)    %      (actual)    %
SUPPLIES
  Linen                                3,664   0.1%       2,179   0.1%       4,703   0.2%
  Bathroom                             8,443   0.3%      12,991   0.5%      12,041   0.5%
  Cleaning                            18,244   0.7%      19,845   0.8%      23,628   1.0%
  Continental Breakfast                5,805   0.2%       9,094   0.4%       8,200   0.3%
  Office                               4,995   0.2%       5,148   0.2%       6,168   0.3%
  Operating                           14,286   0.5%      16,270   0.6%      13,363   0.6%
  Replacements                        24,377   0.9%       7,918   0.3%       8,137   0.3%
  Guest Amenity                        7,947   0.3%       8,549   0.3%       8,014   0.3%
                                  -----------------  -----------------  -----------------
    TOTAL SUPPLIES                    87,761   3.2%      81,994   3.2%      84,254   3.5%
                                  -----------------  -----------------  -----------------
REPAIRS & MAINTENANCE
  Carpets, Draperies & Furniture         569   0.0%       2,164   0.1%       2,069   0.1%
  Elevators                            4,099   0.2%       4,993   0.2%       5,026   0.2%
  Landscaping                          5,737   0.2%       9,406   0.4%       8,431   0.4%
  Painting & Wallpaper                   437   0.0%         395   0.0%         946   0.0%
  Pool                                 4,196   0.2%       3,897   0.2%       4,236   0.2%
  Telephone                              320   0.0%         281   0.0%         122   0.0%
  TV Cable & Satellite                19,651   0.7%      14,537   0.6%      16,319   0.7%
  Pest Control                         1,050   0.0%       1,003   0.0%         846   0.0%
  Janitorial Services                  1,414   0.1%         771   0.0%         974   0.0%
  Plumbing                             1,951   0.1%       4,710   0.2%       3,163   0.1%
  Electrical                           1,910   0.1%       2,410   0.1%       1,840   0.1%
  Heating Ventilation Cooling          3,810   0.1%       4,065   0.2%       3,069   0.1%
  Sign                                 3,381   0.1%       1,278   0.0%       1,136   0.0%
  Keys & Locks                         1,516   0.1%       1,606   0.1%       1,311   0.1%
  Laundry/Housekeeping                 2,130   0.1%       3,459   0.1%       2,630   0.1%
  Photo Copier                           337   0.0%         619   0.0%         544   0.0%
  Micros Register                      2,283   0.1%       1,429   0.1%       1,638   0.1%
  Tools & Supplies                    13,058   0.5%      10,149   0.4%      13,136   0.6%
  Maintance and Repairs               13,629   0.5%       7,593   0.3%      11,385   0.5%
  Contract Labor Repair                  474   0.0%       1,555   0.1%         152   0.0%
                                  -----------------  -----------------  -----------------
    TOTAL REPAIRS & MAINTENANCE       81,952   3.0%      76,320   3.0%      78,973   3.3%
                                  -----------------  -----------------  -----------------

SHILO INN - IDAHO FALLS, IDAHO (162 suites)                               PAGE 4
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-96 (actual)



                                     1991             1992              1993
                                 (actual)   %      (actual)    %      (actual)    %
OTHER OPERATING EXPENSE
  Sales/Use/Taxes                  14,407   0.5%      19,484   0.7%      13,721   0.5%
  Credit Card Discounts            63,729   2.1%      49,135   1.8%      50,385   1.9%
  Telecheck                         3,129   0.1%       1,952   0.1%       2,054   0.1%
  Bad Debts                         2,894   0.1%       9,860   0.4%        (267) -0.0%
  Cash Over/Short                   9,222   0.3%       9,416   0.3%         274   0.0%
  Administrative Telephone          9,059   0.3%      10,460   0.4%       4,345   0.2%
  Security Services                     0   0.0%           0   0.0%         216   0.0%
  Comps                                 0   0.0%           0   0.0%           0   0.0%
  Coin-op Laundry Services            645   0.0%         451   0.0%         307   0.0%
  Dry Cleaning, Valet               6,021   0.2%       3,852   0.1%       4,036   0.2%
  Flowers                              30   0.0%         733   0.0%       1,670   0.1%
  Video Rentals                     1,042   0.0%         808   0.0%       1,838   0.1%
  Vending Machine Maintenance         681   0.0%           0   0.0%          16   0.0%
  Bank Fees                           436   0.0%         641   0.0%         593   0.0%
  Equipment Rental                  1,870   0.1%       1,221   0.0%       1,729   0.1%
  Licenses and Miscellaneous Taxes    526   0.0%         418   0.0%         263   0.0%
  Vehicle Repair Maintenance        1,718   0.1%       4,075   0.1%       4,289   0.2%
  Auto & Travel                     3,772   0.1%       2,902   0.1%       4,440   0.2%
  Business Meals                    3,792   0.1%       3,021   0.1%       4,590   0.2%
  Training/Seminars                   100   0.6%          60   0.0%         336   0.0%
  Staff Travel Telephone            1,201   0.0%         952   0.0%         192   0.0%
  Theft Loss                          200   0.0%          85   0.0%       1,500   0.1%
  Insurance Settlement - Theft          0   0.0%           0   0.0%           0   0.0%
  Miscellaneous - Resale/Services   8,592   0.3%       3,904   0.1%       1,400   0.1%
  Attorney Fees                     1,584   0.1%       6,680   0.2%       1,324   0.0%
  Professional Fees                   525   0.0%         932   0.0%       3,503   0.1%
  Dues & Subscriptions              1,403   0.0%       1,314   0.0%       1,330   0.0%
  Charitable Contributions              0   0.0%           0   0.0%        1154   0.0%
  Political Contributions               0   0.0%           0   0.0%           0   0.0%
  Restaurant Expenses                   0   0.0%           0   0.0%      12,925   0.5%
                               -----------------  -----------------  -----------------
    TOTAL OTHER OPERATING EXPENSE 136,578   4.5%     132,356   4.8%     118,163   4.4%
                               -----------------  -----------------  -----------------
      TOTAL OPERATING EXPENSE   1,005,956  32.8%     970,380  35.4%   1,000,437  37.4%
                               -----------------  -----------------  -----------------
      TOTAL OPERATING INCOME    2,057,758  67.2%   1,770,961  64.6%   1,676,066  62.6%
                               -----------------  -----------------  -----------------
OTHER EXPENSE

  Insurance                        10,603   0.3%      10,529   0.4%       9,885   0.4%
  Insurance Claims                    618   0.0%         817   0.0%      (4,515) -0.2%
  Property Tax                    191,193   6.2%     191,193   7.6%     190,910   7.1%
  Office Overhead                 153,185   5.0%     137,067   5.0%     133,825   5.0%
                               -----------------  -----------------  -----------------
    TOTAL OTHER EXPENSE           355,599  11.6%     339,606  12.4%     330,105  12.3%
                               -----------------  -----------------  -----------------
      NET OPERATING INCOME     $1,702,159  55.6%  $1,431,355  52.2%  $1,345,961  50.3%
                               =================  =================  =================

                                                                         For The
                                                                      12 Months Ended
                                     1994              1995              8-31-96
                                   (actual)    %      (actual)    %      (actual)    %
OTHER OPERATING EXPENSE
  Sales/Use/Taxes                     14,474   0.5%      10,563   0.4%       7,218   0.3%
  Credit Card Discounts               53,687   2.0%      47,786   1.8%      43,851   1.8%
  Telecheck                            2,100   0.1%       2,083   0.1%       1,831   0.1%
  Bad Debts                            4,071   0.1%       5,014   0.2%         126   0.0%
  Cash Over/Short                       (349) -0.0%      (1,188) -0.0%        (581) -0.0%
  Administrative Telephone             5,055   0.2%       9,029   0.3%       4,298   0.2%
  Security Services                        0   0.0%           0   0.0%           0   0.0%
  Comps                                    0   0.0%           0   0.0%           0   0.0%
  Coin-op Laundry Services               471   0.0%         828   0.0%         495   0.0%
  Dry Cleaning, Valet                  3,903   0.1%       5,886   0.2%       3,169   0.1%
  Flowers                              1,964   0.1%       1,547   0.1%       1,214   0.1%
  Video Rentals                        1,210   0.0%       1,245   0.0%         864   0.0%
  Vending Machine Maintenance              0   0.0%           0   0.0%           0   0.0%
  Bank Fees                              309   0.0%         754   0.0%         364   0.0%
  Equipment Rental                     1,567   0.1%       1,344   0.1%       1,240   0.1%
  Licenses and Miscellaneous Taxes        81   0.0%          85   0.0%          76   0.0%
  Vehicle Repair Maintenance           3,355   0.1%       7,466   0.3%       1,899   0.1%
  Auto & Travel                        3,785   0.1%       3,547   0.1%       2,046   0.1%
  Business Meals                       2,500   0.1%       2,144   0.1%       1,463   0.1%
  Training/Seminars                      621   0.0%         395   0.0%         155   0.0%
  Staff Travel Telephone                 200   0.0%         781   0.0%         131   0.0%
  Theft Loss                           2,500   0.1%           0   0.0%           0   0.0%
  Insurance Settlement - Theft             0   0.0%           0   0.0%           0   0.0%
  Miscellaneous - Resale/Services      1,718   0.1%       4,139   0.2%       1,642   0.1%
  Attorney Fees                        1,315   0.0%           0   0.0%           0   0.0%
  Professional Fees                      867   0.0%         630   0.0%         507   0.0%
  Dues & Subscriptions                 1,577   0.1%       1,214   0.0%         880   0.0%
  Charitable Contributions                 0   0.0%           0   0.0%           0   0.0%
  Political Contributions                  0   0.0%           0   0.0%           0   0.0%
  Restaurant Expenses                  3,551   0.1%         413   0.0%           0   0.0%
                                  -----------------  -----------------  -----------------
    TOTAL OTHER OPERATING EXPENSE    110,532   4.1%     105,705   4.1%      72,888   3.1%
                                  -----------------  -----------------  -----------------
      TOTAL OPERATING EXPENSE        996,510  36.6%   1,044,581  40.4%   1,006,044  42.3%
                                  -----------------  -----------------  -----------------
      TOTAL OPERATING INCOME       1,727,919  63.4%   1,538,851  59.6%   1,374,515  57.7%
                                  -----------------  -----------------  -----------------
OTHER EXPENSE

  Insurance                           10,304   0.4%      11,010   0.4%      10,444   0.4%
  Insurance Claims                         0   0.0%           0   0.0%           0   0.0%
  Property Tax                       185,342   6.8%     169,178   6.5%      99,178   4.2%
  Office Overhead                    136,221   5.0%     129,172   5.0%     119,028   5.0%
                                  -----------------  -----------------  -----------------
    TOTAL OTHER EXPENSE              331,867  12.2%     369,360  12.0%     228,650   9.6%
                                  -----------------  -----------------  -----------------
      NET OPERATING INCOME        $1,396,052  51.2%  $1,229,491  47.6%  $1,145,865  48.1%
                                  =================  =================  =================
                                                            Property under remodel

--------------------------------------------------------------------------------
                 -----------------------------------------------
                 RECONSTRUCTED INDUSTRY STANDARDS OPERATING DATA
                 ===============================================
                        TRENDS IN THE HOTEL INDUSTRY 1996
================================================================================

                                     All Limited Service       Average for            Rate Group              Geographic Division
                                                                 Top 25%               Over $50                Mountain/Pacific
------------------------------------------------------------------------------------------------------------------------------------
REVENUES                              % Total  $/Avail. Room  % Total  $/Avail. Room  % Total  $/Avail. Room  % Total  $/Avail. Room
                                      -------  -------------  -------  -------------  -------  -------------  -------  -------------
 Rooms                                  95.5%     $13,057       95.4%     $18,002       95.5%     $16,126       95.1%     $13,000
 Telephone                               2.4%        $331        2.4%        $449        2.4%        $406        2.3%        $313
 Other Income                            2.1%        $280        2.2%        $427        2.1%        $359        2.6%        $355
------------------------------------------------------------------------------------------------------------------------------------
Total Revenue                          100.0%     $13,668      100.0%     $18,878      100.0%     $16,891      100.0%     $13,668

EXPENSES
Departmental Expenses
 Rooms Department                       23.2%      $3,166       20.9%      $3,950       22.0%      $3,721       23.6%      $3,227
 Telephone                               1.5%        $206        1.4%        $256        1.4%        $235        1.4%        $186
Other Departments                        0.6%         $80        0.7%        $139        0.7%        $111        0.5%         $75

Undistributed Operating Expenses
 Administrative & General                9.0%      $1,225        7.8%      $1,463        8.4%      $1,422        8.5%      $1,163
 Franchise Fees                          1.9%        $256        1.4%        $265        1.7%        $292        0.9%        $122
 Marketing                               3.7%        $510        3.7%        $691        4.0%        $669        3.9%        $530
 Property Operations & Maintenance       5.6%        $759        4.5%        $858        4.9%        $835        6.2%        $843
 Energy (Utilties)                       5.0%        $681        3.9%        $744        4.4%        $751        4.6%        $633

Fixed Charges
 Management                              2.8%        $380        3.2%        $597        2.9%        $484        3.1%        $430
 Property Tax & Other Charges            4.0%        $548        4.1%        $773        4.0%        $679        3.5%        $473
 Insurance                               1.1%        $147        1.1%        $203        1.1%        $178        1.2%        $159
------------------------------------------------------------------------------------------------------------------------------------
Total Expenses                          58.4%      $7,958       52.7%      $9,939       55.5%      $9,377       57.4%      $7,841

Net Income Before Reserves              41.6%      $5,710       47.3%      $8,939       44.5%      $7,514       42.6%      $5,827

Percentage Occupancy                    66.9%                   78.1%                   73.5%                   66.8%
Average Daily Rate                     $51.15                  $63.13                  $60.14                  $53.28
------------------------------------------------------------------------------------------------------------------------------------

================================================================================

LIMITED-SERVICE HOTELS
Performance in 1995
================================================================================

Since the proliferation of all the new limited-service chains in the mid-1980s, this hotel segment has been viewed extremely favorably. For hotel guests, new limited-service hotels offered a guest room that was frequently superior to existing full-service hotels at one-half to two-thirds the price. For hotel managers, the properties were simple to operate. For the hotel ownership and financial community, limited-service properties represented high profit margins with a lesser degree of financial risk.

After ten years of being the darling child of the industry, however, it appears that limited-service hotels have not only matured in the marketplace, but are beginning to show some signs of fatigue. For the first time since 1984, the limited-service hotel segment achieved the lowest occupancy of any property type surveyed in Trends in the Hotel Industry.

Realistically, all this means is that the limited-service hotel segment is not enjoying the upside of the industry resurgence to the same degree as the other types of hotels. Limited-service properties still achieved an aggregate occupancy just shy of 70 percent, and their average room rates rose 5.9 percent, second highest of all segments. In addition, an average operating profit margin of 41.8 percent still make these properties the most fiscally efficient.

                             LIMITED-SERVICE HOTELS

                                   Market Mix

    [THE FOLLOWING TABLE WAS DEPICTED AS A PIE CHART IN THE PRINTED MATERIAL]

                              ----------------------
                               Convention      0.4%

                               Conference      1.9%

                               Other           0.5%

                               Business       45.8%

                               Tourists       51.4%
                              ----------------------

However, a degree of caution needs to be raised. The vast majority of new hotel construction (measured in number of properties) is still occurring in this segment. In several suburban markets in the United States, we have seen localized pockets of overdevelopment causing significant declines in market occupancies. This should not be construed as a blanket condemnation of all limited-service hotel development, but it should be a warning to examine the individual merits of each proposed project. Even with low development costs and high profit margins, automatic success is not as sure as it has been in the past. With increasing competition, time has proven that the need to maintain a quality facility and offer good service is crucial in determining the success of a limited-service operation.

================================================================================

================================================================================
                                                  LIMITED-SERVICE HOTELS -- 1995
                                                        Ratios to Total Revenues
                                                                Figure Number 14
================================================================================

                                                                                         Rate Groups
                                                                              ---------------------------------
                                                        All         Average                $35.00
                                                  Limited-Service     for       Under        to          Over
                                                       Hotels       Top 25%*    $35.00     $50.00       $50.00
                                                  -------------------------------------------------------------
Revenues:
   Rooms                                                95.5%        95.4%       94.4%      95.7%        95.5%
   Telephone                                             2.4          2.4         2.6        2.4          2.4
   Other Operated Departments                            0.8          0.9         1.3        0.7          0.8
   Rentals and Other Income                              1.2          1.3         1.6        1.2          1.3
                                                  -------------------------------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%     100.0%       100.0%

Departmental Costs and Expenses:
   Rooms                                                23.2%        20.9%       28.3%      24.3%        22.0%
   Telephone                                             1.5          1.4         2.1        1.6          1.4
   Other Operated Departments                            0.6          0.7         0.6        0.5          0.7
                                                  -------------------------------------------------------------
     Total Costs and Expenses                           25.3%        23.0%       31.0%      26.4%        24.1%
                                                  -------------------------------------------------------------
   Total Operated Departmental Income                   74.7%        77.0%       69.0%      73.6%        75.9%

Undistributed Operating Expenses:**
   Administrative and General                            9.0%         7.8%       11.2%       9.5%         8.4%
   Franchise Fees                                        1.9          1.4         1.7        2.1          1.7
   Marketing and Guest Entertainment                     3.7          3.7         4.5        3.3          4.0
   Property Operation and Maintenance                    5.6          4.5        10.3        6.0          4.9
   Energy Costs                                          5.0          3.9         7.6        5.5          4.4
   Other Unallocated Operated Departments                --           --          --         --           --
                                                  -------------------------------------------------------------
     Total Undistributed Expenses                       25.1%        21.3%       35.3%      26.5%        23.5%
                                                  -------------------------------------------------------------
   Income before Fixed Charges                          49.6%        55.7%       33.7%      47.1 %       52.4%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       2.8%         3.2%        3.1%       2.6%         2.9%
   Property Taxes and Other Municipal Charges            4.0          4.1         3.5        4.0          4.0
   Insurance on Buildings and Contents                   1.1          1.1         1.2        1.1          1.1
                                                  -------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                     7.8%         8.3%        7.8%       7.7%         7.9%
                                                  -------------------------------------------------------------
Income before Other Fixed Charges***                    41.8%        47.3%       25.9%      39.4%        44.5%
                                                  =============================================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%     100.0%       100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                13.3%        11.7%       17.5%      14.2%        12.4%
   Payroll Taxes and Employee Benefits                   3.5          3.4         4.0        3.4          3.5
                                                  -------------------------------------------------------------
     Subtotal                                           16.8%        15.1%       21.5%      17.6%        15.9%
   Laundry, Linen, and Guest Supplies                    1.6          1.2         3.3        1.8          1.3
   Commissions and Reservation Expenses                  1.6          1.6         1.0        1.4          1.7
   Complimentary Food and/or Beverage Expenses           1.7          1.6         0.6        1.8          1.7
   All Other Expenses                                    2.7          2.5         3.6        2.7          2.6
                                                  -------------------------------------------------------------
     Total Rooms Expense                                24.4%        22.0%       30.0%      25.3%        23.2%
                                                  -------------------------------------------------------------
   Rooms Departmental Income                            75.6%        78.0%       70.0%      74.7%        76.8%
                                                  =============================================================
Percentage of Occupancy                                 69.9%        78.1%       64.3%      67.3%        73.5%
Average Daily Rate per Occupied Room                   $51.15       $63.13      $31.31     $44.34       $60.14
Average Size (Rooms)                                     107          111          98        100          116

================================================================================

  * Average for top 25% based on Income per Available Room before Other Fixed Charges.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
LIMITED-SERVICE HOTELS -- 1995
Ratios to Total Revenues
Figure Number 14 (Continued)
================================================================================

                                                                        Geographic Divisions
                                                  -------------------------------------------------------------
                                                    New England                                        Mountain
                                                        and          North      South       South         and
                                                  Middle Atlantic   Central    Atlantic    Central      Pacific
                                                  -------------------------------------------------------------
Revenues:
   Rooms                                                94.3%        95.4%       94.8%      96.9%        95.1%
   Telephone                                             3.0          2.7         2.7        2.0          2.3
   Other Operated Departments                            1.5          0.4         1.2        0.3          0.9
   Rentals and Other Income                              1.2          1.5         1.3        0.7          1.7
                                                  -------------------------------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%     100.0%       100.0%

Departmental Costs and Expenses:
   Rooms                                                26.6%        23.1%       22.6%      22.2%        23.6%
   Telephone                                             1.7          1.5         1.7        1.4          1.4
   Other Operated Departments                            1.3          0.3         0.9        0.3          0.5
                                                  -------------------------------------------------------------
     Total Costs and Expenses                           29.6%        24.9%       25.2%      23.8%        25.5%
                                                  -------------------------------------------------------------
   Total Operated Departmental Income                   70.4%        75.1%       74.8%      76.2%        74.5%

Undistributed Operating Expenses:**
   Administrative and General                           10.2%         8.7%        9.8%       8.4%         8.5%
   Franchise Fees                                        2.9          2.8         2.6        1.2          0.9
   Marketing and Guest Entertainment                     4.5          3.9         4.3        2.8          3.9
   Property Operation and Maintenance                    5.7          5.0         5.6        5.3          6.2
   Energy Costs                                          6.0          4.7         5.4        4.7          4.6
   Other Unallocated Operated Departments                0.1          --          --         --           --
                                                  -------------------------------------------------------------
     Total Undistributed Expenses                       29.4%        25.1%       27.9%      22.3%        24.1%
                                                  -------------------------------------------------------------
   Income before Fixed Charges                          40.9%        50.0%       46.9%      53.8 %       50.4%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       3.5%         4.2%        2.9%       1.4%         3.1%
   Property Taxes and Other Municipal Charges            5.5          4.7         3.6        3.9          3.5
   Insurance on Buildings and Contents                   0.7          0.7         1.1        1.3          1.2
                                                  -------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                     9.6%         9.6%        7.6%       6.6%         7.8%
                                                  -------------------------------------------------------------
Income before Other Fixed Charges***                    31.3%        40.4%       39.3%      47.2%        42.6%
                                                  =============================================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%     100.0%       100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                15.6%        13.6%       12.9%      12.3%        13.8%
   Payroll Taxes and Employee Benefits                   4.7          2.4         3.1        3.8          3.7
                                                  -------------------------------------------------------------
     Subtotal                                           20.3%        16.0%       16.0%      16.1%        17.5%
   Laundry, Linen, and Guest Supplies                    1.6          2.0         1.7        0.9          1.9
   Commissions and Reservation Expenses                  2.1          1.8         1.8        1.0          1.6
   Complimentary Food and/or Beverage Expenses           1.3          2.0         1.7        1.8          1.4
   All Other Expenses                                    3.0          2.4         2.6        3.0          2.4
                                                  -------------------------------------------------------------
     Total Rooms Expense                                28.3%        24.2%       23.8%      22.8%        24.8%
                                                  -------------------------------------------------------------
   Rooms Departmental Income                            71.7%        75.8%       76.2%      77.2%        75.2%
                                                  =============================================================
Percentage of Occupancy                                 69.0%        71.6%       70.9%      71.0%        66.8%
Average Daily Rate per Occupied Room                   $58.94       $49.83      $48.92     $49.93       $53.28
Average Size (Rooms)                                     116           80         123        122           96

================================================================================

 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
                                                  LIMITED-SERVICE HOTELS -- 1995
                                                        Ratios to Total Revenues
                                                    Figure Number 14 (Continued)
================================================================================

                                                      Property Size Classifications
                                                  -------------------------------------
                                                       Under        75 to        Over
                                                        75           150         150
                                                       Rooms        Rooms       Rooms
                                                  -------------------------------------
Revenues:
   Rooms                                                96.0%        95.9%       93.9%
   Telephone                                             2.6          2.3         2.6
   Other Operated Departments                            0.3          0.7         1.7
   Rentals and Other Income                              1.1          1.1         1.9
                                                  -------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%

Departmental Costs and Expenses:
   Rooms                                                22.1%        23.0%       24.5%
   Telephone                                             1.6          1.5         1.6
   Other Operated Departments                            0.2          0.5         1.2
                                                  -------------------------------------
     Total Costs and Expenses                           23.8%        25.0%       27.3%
                                                  -------------------------------------
   Total Operated Departmental Income                   76.2%        75.0%       72.7%

Undistributed Operating Expenses:**
   Administrative and General                            8.3%         9.0%        9.3%
   Franchise Fees                                        2.6          1.7         1.9
   Marketing and Guest Entertainment                     3.7          3.6         4.3
   Property Operation and Maintenance                    5.5          5.5         5.7
   Energy Costs                                          4.6          5.0         5.2
   Other Unallocated Operated Departments                --           --          --
                                                  -------------------------------------
     Total Undistributed Expenses                       24.7%        24.9%       26.5%
                                                  -------------------------------------
   Income before Fixed Charges                          51.5%        50.2%       46.2%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       6.2%         2.2%        2.5%
   Property Taxes and Other Municipal Charges            3.8          4.0         4.1
   Insurance on Buildings and Contents                   0.6          1.1         1.3
                                                  -------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                    10.6%         7.3%        8.0%
                                                  -------------------------------------
Income before Other Fixed Charges***                    40.9%        42.9%       38.2%
                                                  =====================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                13.0%        13.1%       14.3%
   Payroll Taxes and Employee Benefits                   2.1          3.5         4.3
                                                  -------------------------------------
     Subtotal                                           15.1%        16.6%       18.6%
   Laundry, Linen, and Guest Supplies                    2.6          1.4         1.5
   Commissions and Reservation Expenses                  1.6          1.5         1.8
   Complimentary Food and/or Beverage Expenses           1.6          1.8         1.1
   All Other Expenses                                    2.1          2.7         3.1
                                                  -------------------------------------
     Total Rooms Expense                                23.0%        24.0%       26.1%
                                                  -------------------------------------
   Rooms Departmental Income                            77.0%        76.0%       73.9%
                                                  =====================================
Percentage of Occupancy                                 69.0%        70.2%       69.9%
Average Daily Rate per Occupied Room                   $47.93       $50.46      $56.90
Average Size (Rooms)                                      54          118         186

================================================================================

 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

================================================================================
LIMITED-SERVICE HOTELS -- 1995 vs. 1994
Summary -- Dollars per Available Room
Figure Number 15
================================================================================

                                                    All Limited-Service              Average for
                                                           Hotels                      Top 25%*
                                                  -------------------------   ----------------------
                                                                  Compared                 Compared
                                                       1995       with 1994      1995      with 1994
                                                  --------------------------------------------------
Revenues:
   Rooms                                            $ 13,057          6.7%   $ 18,002          7.3%
   Telephone                                             331          4.0         449          4.1
   Other Operated Departments                            110          9.6         178        (12.0)
   Rentals and Other Income                              170         17.4         249         30.1
                                                  --------------------------------------------------
     Total Revenues                                 $ 13,669          6.8%   $ 18,878          7.2%

Departmental Costs and Expenses:
   Rooms                                            $  3,166          4.5%   $  3,950          3.4%
   Telephone                                             206          7.3         256          9.0
   Other Operated Departments                             80         34.5         139         27.9
                                                  --------------------------------------------------
     Total Costs and Expenses                       $  3,452          5.2%   $  4,345          4.4%
                                                  --------------------------------------------------
   Total Operated Departmental Income               $ 10,216          7.3%   $ 14,532          8.1%

Undistributed Operating Expenses:**
   Administrative and General                       $  1,225          8.4%   $  1,463          8.7%
   Franchise Fees                                        256         10.7         265         (4.6)
   Marketing and Guest Entertainment                     510          5.3         691          8.1
   Property Operation and Maintenance                    759          5.8         858          3.4
   Energy Costs                                          681         (3.2)        744         (3.5)
   Other Unallocated Operated Departments                  3          N/C         --           --
                                                  --------------------------------------------------
     Total Undistributed Expenses                   $  3,435          5.1%   $  4,021          4.1%
                                                  --------------------------------------------------
   Income before Fixed Charges                      $  6,782          8.4%   $ 10,511          9.8%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                  $    380        (24.0)%  $    597        (22.6)%
   Property Taxes and Other Municipal Charges            545          2.8         773          4.5
   Insurance on Buildings and Contents                   147         (3.2)        203          6.6
                                                  --------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                $  1,072         (9.3)%  $  1,573         (7.5)%
                                                  --------------------------------------------------
Income before Other Fixed Charges***                $  5,710         12.5%   $  8,938         13.5%
                                                  ==================================================

Rooms Department:
   Rooms Net Revenue                                $ 13,057          6.7%   $ 18,002          7.3%

Departmental Expenses:
   Salaries and Wages including Vacation            $  1,735          2.5%   $  2,107          1.5%
   Payroll Taxes and Employee Benefits                   456         (2.2)        606         (1.1)
                                                  --------------------------------------------------
     Subtotal                                       $  2,191          1.5%   $  2,713          0.9%
   Laundry, Linen, and Guest Supplies                    203        (13.3)        211        (20.1)
   Commissions and Reservation Expenses                  203          8.3         289          0.8
   Complimentary Food and/or Beverage Expenses           219         12.7         287          6.7
   All Other Expenses                                    350         38.1         450         45.0
                                                  --------------------------------------------------
     Total Rooms Expense                            $  3,166          4.5%   $  3,950          3.4%
                                                  --------------------------------------------------
   Rooms Departmental Income                        $  9,891          7.4%   $ 14,052          8.4%
                                                  ==================================================
Percentage of Occupancy                                 69.9%         0.8%       78.1%         0.8%
Average Daily Rate per Occupied Room                $   51.15         5.9%   $   63.13         6.4%
Average Size (Rooms)                                     107         (0.2)%       111          0.1%

================================================================================

N/C - Data not comparable.
  * Average for top 25% based on Income per Available Room before Other Fixed Charges.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
                                         LIMITED-SERVICE HOTELS -- 1995 vs. 1994
                                           Summary -- Dollars per Available Room
                                                    Figure Number 15 (Continued)
================================================================================

                                                                                               Rate Groups
                                                  ---------------------------------------------------------------------------
                                                        Under $35.00           $35.00 to $50.00             Over $50.00
                                                  -------------------------  -----------------------  -----------------------
                                                                  Compared                 Compared                 Compared
                                                       1995       with 1994     1995       with 1994     1995       with 1994
                                                  ---------------------------------------------------------------------------
Revenues:
1  Rooms                                            $  7,353          3.6%   $ 10,895          6.8%   $ 16,126          6.7%
2  Telephone                                             206         (2.2)        277          3.3         406          5.0
3  Other Operated Departments                            105          N/C          79         43.1         142         (7.0)
4  Rentals and Other Income                              123        (10.8)        132         11.1         217         25.1
                                                  ---------------------------------------------------------------------------
5    Total Revenues                                 $  7,788          3.8%   $ 11,384          7.0%   $ 16,891          6.8%

Departmental Costs and Expenses:
6  Rooms                                            $  2,202          8.5%   $  2,766          5.0%   $  3,721          3.8%
7  Telephone                                             166         (1.2)        184          6.6         235          8.8
8  Other Operated Departments                             46         (1.2)         55          N/C         111         30.2
                                                  ---------------------------------------------------------------------------
9    Total Costs and Expenses                       $  2,414          7.5%   $  3,005          5.7%   $  4,067          4.7%
                                                  ---------------------------------------------------------------------------
10 Total Operated Departmental Income               $  5,374          2.2%   $  8,379          7.4%   $ 12,824          7.5%

Undistributed Operating Expenses:**
11 Administrative and General                       $    875          7.9%   $  1,084          7.5%   $  1,422          9.2%
12 Franchise Fees                                        130          3.7         240         19.9         292          4.2
13 Marketing and Guest Entertainment                     351         (0.3)        379          5.4         669          5.6
14 Property Operation and Maintenance                    802         18.1         680          6.1         835          4.1
15 Energy Costs                                          589         (9.3)        626         (3.7)        751         (2.1)
16 Other Unallocated Operated Departments                 --          --            3          N/C           4          N/C
                                                  ---------------------------------------------------------------------------
17   Total Undistributed Expenses                   $  2,748          5.0%   $  3,013          5.3%   $  3,972          4.9%
                                                  ---------------------------------------------------------------------------
18 Income before Fixed Charges                      $  2,626         (0.6)%  $  5,366          8.7%   $  8,851          8.6%

Management Fees, Property Taxes, and Insurance:**
19 Management Fees                                  $    244          2.2%   $    300        (25.6)%  $    484        (24.4)%
20 Property Taxes and Other Municipal Charges            275        (10.2)        457          3.5         675          3.2
21 Insurance on Buildings and Contents                    90        (21.9)        124         (6.4)        178          1.0
                                                  ---------------------------------------------------------------------------
22   Total Management Fees, Property Taxes,
       and Insurance                                $    609         (7.7)%  $    881         (9.8)%  $  1,337         (9.1)%
                                                  ---------------------------------------------------------------------------
23 Income before Other Fixed Charges***             $  2,017          1.7%   $  4,485         13.3%   $  7,514         12.5%
                                                  ===========================================================================

Rooms Department:
24 Rooms Net Revenue                                $  7,353          3.6%   $ 10,895          6.8%   $ 16,126          6.7%

Departmental Expenses:
25 Salaries and Wages including Vacation            $  1,285          4.9%   $  1,548          2.8%   $  1,995          2.0%
26 Payroll Taxes and Employee Benefits                   296          6.6         369         (4.9)        568         (0.9)
                                                  ---------------------------------------------------------------------------
27   Subtotal                                       $  1,581          5.3%   $  1,917          1.2%   $  2,563          1.4%
28 Laundry, Linen, and Guest Supplies                    241         17.1         197         (7.9)        204        (21.5)
29 Commissions and Reservation Expenses                   74         12.5         158         13.5         269          5.2
30 Complimentary Food and/or Beverage Expenses            45         22.6         196         18.5         267          8.3
31 All Other Expenses                                    261         18.8         298         35.3         417         42.2
                                                  ---------------------------------------------------------------------------
32   Total Rooms Expense                            $  2,202          8.5%   $  2,766          5.1%   $  3,720          3.8%
                                                  ---------------------------------------------------------------------------
33 Rooms Departmental Income                        $  5,151          1.6%   $  8,129          7.5%   $ 12,406          7.7%
                                                  ===========================================================================
34 Percentage of Occupancy                              64.3%         2.2%       67.3%         1.1%       73.5%         0.3%
35 Average Daily Rate per Occupied Room             $   31.31         1.3%   $   44.34         5.7%   $   60.14         6.4%
36 Average Size (Rooms)                                   98         (0.6)%       100         (0.2)%       116         (0.2)%

================================================================================

N/C - Data not comparable.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
LIMITED-SERVICE HOTELS -- 1995 vs. 1994
Summary -- Dollars per Available Room
Figure Number 15 (Continued)
================================================================================

                                                         Geographic Divisions
   -----------------------------------------------------------------------------------------------------------------------------
         New England                   North                    South                    South                  Mountain
     and Middle Atlantic              Central                  Atlantic                 Central                and Pacific
   -------------------------  -----------------------  -----------------------  -----------------------  -----------------------
                   Compared                 Compared                 Compared                 Compared                 Compared
        1995       with 1994     1995       with 1994     1995       with 1994     1995       with 1994     1995       with 1994
   -----------------------------------------------------------------------------------------------------------------------------

1    $ 14,851          6.3%   $ 13,018          6.6%   $ 12,651         11.2%   $ 12,943          4.1%   $ 13,000          5.9%
2         465          0.1         369          8.1         355         13.6         270         (1.9)        313          0.1
3         240         34.0          58         36.6         166         33.3          46         (0.2)        122        (21.2)
4         191         16.7         200         20.3         178         15.9          95          5.0         233         24.8
   -----------------------------------------------------------------------------------------------------------------------------
5    $ 15,747          6.6%   $ 13,645          6.9%   $ 13,350         11.5%   $ 13,354          4.0%   $ 13,668          5.8%


6    $  4,191          5.1%   $  3,148          4.8%   $  3,019          6.8%   $  2,958          3.1%   $  3,227          3.8%
7         264         (5.3)        204          1.6         230          8.2         188         15.3         186          8.2
8         209         46.4          42          N/C         118         33.4          38          N/C          75          9.6
   -----------------------------------------------------------------------------------------------------------------------------
9    $  4,664          5.8%   $  3,394          5.1%   $  3,367          7.6%   $  3,185          4.1%   $  3,488          4.2%
   -----------------------------------------------------------------------------------------------------------------------------
10   $ 11,083          6.9%   $ 10,252          7.5%   $  9,984         12.9%   $ 10,169          4.0%   $ 10,180          6.3%


11   $  1,611          8.0%   $  1,187          5.6%   $  1,311         10.7%   $  1,118         10.4%   $  1,163          5.8%
12        463          4.3         384          6.8         353         12.8         160         10.7         122         24.0
13        715        (13.0)        537         10.0         575          4.2         372         13.8         530          7.3
14        894          3.6         679         (0.3)        754          8.2         702          2.7         843         11.7
15        945         (0.2)        645         (1.9)        725          1.2         627         (3.5)        633         (9.7)
16          8        (40.1)        --           --            6          --            4          --          --           --
   -----------------------------------------------------------------------------------------------------------------------------
17   $  4,636          1.2%   $  3,432          3.7%   $  3,724          7.6%   $  2,983          5.9%   $  3,290          4.6%
   -----------------------------------------------------------------------------------------------------------------------------
18   $  6,447         11.5%   $  6,820          9.6%   $  6,260         16.4%   $  7,186          3.2%   $  6,889          7.1%


19   $    544         15.2%   $    569         (3.5)%  $    387         (8.4)%  $    192          N/C    $    430        (20.4)%
20        863         15.3         640          2.6         476          0.3         518          0.3%        473          2.1
21        107        (39.2)         98        (13.6)        146         (6.4)        174         22.2         159         (9.4)
   -----------------------------------------------------------------------------------------------------------------------------
22   $  1,514          8.4%   $  1,307         (1.5)%  $  1,009         (4.1)%  $    884        (23.3)%  $  1,062         (9.9)%
   -----------------------------------------------------------------------------------------------------------------------------
23   $  4,933         12.4%   $  5,513         12.6%   $  5,251         21.3%   $  6,302          8.4%   $  5,828         11.0%
   =============================================================================================================================


24   $ 14,851          6.3%   $ 13,018          6.6%   $ 12,651         11.2%   $ 12,943          4.1%   $ 13,000          5.9%


25   $  2,317          2.8%   $  1,770          5.8%   $  1,637          3.0%   $  1,590          0.6%   $  1,790          2.1%
26        693          6.8         317        (12.3)        397          1.6         488         (3.2)        480         (3.0)
   -----------------------------------------------------------------------------------------------------------------------------
27   $  3,010          3.7%   $  2,087          2.6%   $  2,034          2.7%   $  2,078         (0.4)%  $  2,270          1.0%
28        237         (8.1)        260          2.9         215        (12.2)        120        (38.7)        247         (2.0)
29        306         (4.2)        234          1.0         224         15.9         136          8.3         211         14.2
30        199         48.4         260          8.6         211         24.8         234          4.2         187          8.5
31        440         18.1         307         25.7         334         39.6         389          N/C         311         24.3
   -----------------------------------------------------------------------------------------------------------------------------
32   $  4,192          5.1%   $  3,148          4.8%   $  3,018          6.8%   $  2,957          3.0%   $  3,226          3.8%
   -----------------------------------------------------------------------------------------------------------------------------
33   $ 10,659          6.8%   $  9,870          7.2%   $  9,633         12.6%   $  9,986          4.5%   $  9,774          6.7%
   =============================================================================================================================
27       69.0%         1.3%       71.6%         0.2%       70.9%         3.7%       71.0%        (1.2)%      66.8%         0.6%
28   $   58.94         5.0%   $   49.83         6.4%   $   48.92         7.2%   $   49.93         5.4%   $   53.28         5.3%
29        116         (1.0)%        80          --          123         (0.2)%       122         (0.3)%        96         (0.1)%

================================================================================

                                                                     (Continued)

================================================================================
                                         LIMITED-SERVICE HOTELS -- 1995 vs. 1994
                                           Summary -- Dollars per Available Room
                                                    Figure Number 15 (Continued)
================================================================================

                                                                         Property Size Classifications
                                                  ---------------------------------------------------------------------------
                                                             Under                  75 to 150                   Over
                                                           75 Rooms                   Rooms                  150 Rooms
                                                  -------------------------  -----------------------  -----------------------
                                                                  Compared                 Compared                 Compared
                                                       1995       with 1994     1995       with 1994     1995       with 1994
                                                  ---------------------------------------------------------------------------
Revenues:
   Rooms                                            $ 12,072          5.1%   $ 12,931          6.8%   $ 14,450          7.2%
   Telephone                                             330         10.5         316          3.2         399          2.6
   Other Operated Departments                             38         (7.5)         89          2.7         259         24.9
   Rentals and Other Income                              137         42.5         150         19.3         286          5.8
                                                  ---------------------------------------------------------------------------
     Total Revenues                                 $ 12,577          5.5%   $ 13,486          6.9%   $ 15,394          7.3%

Departmental Costs and Expenses:
   Rooms                                            $  2,779          2.7%   $  3,103          5.1%   $  3,770          3.9%
   Telephone                                             195         (0.2)        199          9.3         246          6.0
   Other Operated Departments                             25         28.6          65          N/C         191         16.2
                                                  ---------------------------------------------------------------------------
     Total Costs and Expenses                       $  2,999          2.7%   $  3,368          5.9%   $  4,206          4.6%
                                                  ---------------------------------------------------------------------------
   Total Operated Departmental Income               $  9,578          6.4%   $ 10,118          7.2%   $ 11,187          8.4%

Undistributed Operating Expenses:**
   Administrative and General                       $  1,038          6.4%   $  1,213          8.8%   $  1,437          8.3%
   Franchise Fees                                        332         10.1         232         14.5         297         (0.2)
   Marketing and Guest Entertainment                     465         (0.7)        485          7.8         656          1.6
   Property Operation and Maintenance                    692          7.3         745          5.6         878          5.5
   Energy Costs                                          576        (10.7)        673         (2.9)        803          0.8
   Other Unallocated Operated Departments                 --          N/C           4          N/C           4          --
                                                  ---------------------------------------------------------------------------
     Total Undistributed Expenses                   $  3,102          2.2%   $  3,352          5.8%   $  4,075          4.5%
                                                  ---------------------------------------------------------------------------
   Income before Fixed Charges                      $  6,476          8.5%   $  6,766          7.8%   $  7,112         10.7%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                  $    775          6.5%   $    299        (33.3)%  $    388        (26.8)%
   Property Taxes and Other Municipal Charges            473          0.1         539          3.0         634          4.0
   Insurance on Buildings and Contents                    81        (40.5)        146         (1.2)        206         14.1
                                                  ---------------------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                $  1,330         (0.6)%  $    984        (12.1)%  $  1,228         (7.0)%
                                                  ---------------------------------------------------------------------------
   Income before Other Fixed Charges***             $  5,146         11.1%   $  5,782         12.2%   $  5,884         15.3%
                                                  ===========================================================================

Rooms Department:
   Rooms Net Revenue                                $ 12,072          5.1%   $ 12,931          6.8%   $ 14,450          7.2%

Departmental Expenses:
   Salaries and Wages including Vacation            $  1,572          3.0%   $  1,691          2.7%   $  2,066          1.6%
   Payroll Taxes and Employee Benefits                   254        (14.3)        458         (2.3)        618          3.4
                                                  ---------------------------------------------------------------------------
     Subtotal $                                     $  1,826          0.2%   $  2,149          1.5%   $  2,684          2.0%
   Laundry, Linen, and Guest Supplies                    320         21.1         176        (20.7)        217        (16.4)
   Commissions and Reservation Expenses                  192         12.2         191         10.9         264         (1.1)
   Complimentary Food and/or Beverage Expenses           194          9.9         237         13.6         163          9.8
   All Other Expenses                                    247         (8.8)        349         49.1         442         37.8
                                                  ---------------------------------------------------------------------------
     Total Rooms Expense                            $  2,779          2.7%   $  3,102          5.0%   $  3,770          3.9%
                                                  ---------------------------------------------------------------------------
   Rooms Departmental Income                        $  9,293          5.8%   $  9,829          7.4%   $ 10,680          8.4%
                                                  ===========================================================================
   Percentage of Occupancy                              69.0%         0.1%       70.2%         0.7%       69.6%         1.8%
   Average Daily Rate per Occupied Room             $   47.93         5.0%   $   50.46         6.2%   $   56.90         5.3%
   Average Size (Rooms)                                   54         (0.1)%       118         (0.2)%       186         (0.2)%

================================================================================

N/C - Data not comparable.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                              SMITH TRAVEL RESEARCH
                     HOTEL OPERATING STATISTICS 1996 REPORT
================================================================================

LIMITED-SERVICE HIGHLIGHTS

o Limited-service hotels showed strong profitability improvement from 14.6 percent of total revenue in 1994 to 23.0 percent in 1995.

o     Sample Characteristics:

        -   Sample comprised of 1,410 limited-service hotels.

        - Occupancy was slightly lower at 72.7 percent...highest occupancies were in Southeast states.

        - Room Rates increased 1.4 percent to $55.18...highest ADR's were in Middle Atlantic (New York) and Pacific (Hawaii) regions.

        -   RevPAR improved to $40.12.

o Gross operating profit (GOP) (before management fees) improved from 45.2 percent in 1994 to 46.6 percent in 1995...GOP was above 44 percent across all census regions except New England.

o     Higher priced properties generally reported higher GOP and pre-tax income.

o     Total fixed charges (including property taxes and insurance) decreased
      12.5 percent from $3,530 per available room in 1994 to $3,087 in 1995...fixed charges were highest in Mountain and Pacific regions.

o Payroll and related expenses, as a ratio to sales, were higher for West South Central and Pacific region properties...highest labor expense per available room was in Pacific region (Hawaii).

o Expressed as an amount per available room, limited-service profits improved over 12 percent from $3,091 per room in 1994 to $3,474 in 1995 due to GOP enhancements and reduced fixed charges.

o Properties in the Central regions reported the highest pre-tax income ranging from 22.8 percent to 29.4 of total revenue, while properties in New England reported the lowest pre-tax income at 13.0 percent of total revenue.

o Chain-Affiliated properties, with pre-tax income of 23.8 percent, were more profitable than the reporting Independent properties at 10.4 percent.

Limited-Service Hotels--Statements of Operating Income & Expenses - 1995

--------------------------------     -----------------------------------------------------------------------------------------------
                                                                             Geographic Region
--------------------------------     -----------------------------------------------------------------------------------------------
Ratios to Sales                          New     Middle     South   East North  East South  West North  West South
                                       England  Atlantic  Atlantic    Central     Central     Central     Central  Mountain  Pacific
Occupancy                               66.1%     70.8%     75.0%      73.4%       74.7%        72.4%      72.3%      73.3%    68.7%
Average Size of Property (Rooms)         105       112       125        114         114          123        127        124      133
Average Rate                           $52.95    $60.23    $52.66     $53.88      $51.96       $54.46     $53.65     $58.05   $62.93

REVENUE
  Rooms                                 95.1%     95.7%     95.7%      95.9%       96.1%        95.7%      95.3%      95.1%    94.2%
  Food                                    .0        .0        .0         .0          .0           .0         .0         .0       .0
  Beverage                                .0        .0        .0         .0          .0           .0         .0         .0       .0
  Other Food & Beverage                   .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                              2.3       2.3       2.2        2.2         1.8          2.0        1.1        1.6      2.5
  Minor Operated Departments              .6       1.1        .9        1.2          .8          1.1         .5        1.0      1.3
  Rentals & Other Income                 2.0        .9       1.3         .7         1.3          1.3        3.1        2.2      2.1
------------------------------------------------------------------------------------------------------------------------------------
  Total Revenue                        100.0%    100.0%    100.0%     100.0%      100.0%       100.0%     100.0%     100.0%   100.0%

DEPARTMENTAL EXPENSES
  Rooms                                 25.0%     24.9%     25.5%      23.6%       25.7%        27.1%      28.5%      27.2%    28.3%
  Food & Beverage                         .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                             79.4      72.5      96.4       72.7        97.1         86.5       72.2       68.5     59.4
  Other Departmental Expenses             .9        .6        .5         .5          .7           .5         .6         .8      1.1
------------------------------------------------------------------------------------------------------------------------------------
  Total Departmental Expenses           26.5%     26.1%     27.0%      24.7%       27.1%        28.1%      28.6%      27.8%    29.2%
------------------------------------------------------------------------------------------------------------------------------------
  Total Departmental Profit             73.5%     73.9%     73.0%      75.3%       72.9%        71.9%      71.4%      72.2%    70.8%

UNDISTRIBUTED OPERATING EXPENSES
  Administrative & General              12.1%     10.9%     10.0%       9.7%        9.2%         9.4%       8.3%       8.6%     9.4%
  Marketing                              3.7       3.8       4.7        4.6         4.4          5.0        3.5        4.2      4.9
  Franchise Fee                          2.8       2.5       2.0        2.0         2.1          2.0         .9        2.0      1.7
  Energy                                 7.0       6.4       5.7        5.0         4.9          4.6        4.7        4.7      5.0
  Property Operation & Maintenance       5.8       5.2       5.7        5.6         4.8          5.4        3.8        4.6      5.2
------------------------------------------------------------------------------------------------------------------------------------
  Total Undistributed Operating
   Expenses                             31.3%     28.8%     28.1%      26.8%       25.5%        26.4%      21.2%      24.0%    26.0%

  GROSS OPERATING PROFIT                42.2%     45.1%     44.9%      48.5%       47.4%        45.5%      50.2%      48.2%    44.8%

  Management Fees                        2.3%      2.4%      3.2%       2.7%        3.2%         2.5%       3.9%       3.0%     2.8%
------------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE FIXED CHARGES*            39.9%     42.7%     41.7%      45.8%       44.2%        43.0%      46.3%      45.2%    42.0%
  Property Taxes                         4.5%      5.2%      3.1%       4.3%        2.6%         4.4%       3.8%       3.4%     3.2%
  Insurance                               .9        .9       1.0         .9         1.0          1.0        1.1        1.0      1.4
  Reserve For Replacement                 .3       1.1       1.1         .1          .2           .3         .1         .5       .6
------------------------------------------------------------------------------------------------------------------------------------
AMOUNT AVAILABLE FOR DEBT SERVICE
& OTHER FIXED CHARGES                   34.2%     35.5%     36.5%      40.5%       40.4%        37.3%      41.3%      40.3%    36.8%

Total Fixed Charges* (Including
  Property Taxes & Insurance)           26.9%     25.5%     19.3%      19.5%       14.8%        20.2%      18.0%      23.5%    24.9%
------------------------------------------------------------------------------------------------------------------------------------
Pre-Tax Income (Loss)                   13.0%     17.2%     22.4%      26.3%       29.4%        22.8%      28.3%      21.7%    17.1%
====================================================================================================================================
PAYROLL & RELATED EXPENSES
  Rooms                                 17.7%     18.2%     16.9%      15.7%       16.1%        17.7%      19.8%      17.0%    18.7%
  Food                                    .0        .0        .0         .0          .0           .0         .0         .0       .0
  Beverage                                .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                               .0       1.3        .7         .2          .0           .0         .0         .6       .6
  Other Operated Departments              .2        .3        .1         .1          .1           .2         .1         .2       .2
  Administrative & General               4.3       4.3       4.5        4.2         4.0          4.1        4.0        4.4      5.0
  Marketing                              1.7       1.3       1.7        1.6         1.2          1.8        1.9        1.6      1.8
  Property Operations & Maintenance      2.6       2.1       2.5        2.4         2.3          2.3        2.6        2.4      2.6
------------------------------------------------------------------------------------------------------------------------------------
  Total Payroll & Related Expenses      25.6%     25.5%     25.0%      23.4%       23.1%        25.3%      27.5%      24.8%    27.2%

* Total Fixed Charges does not include deductions for Replacements; but does include Depreciation and Amortization, Interest, Rent and Equipment Leases.

Expense ratios to sales for departmental expenses are based on their respective departmental revenues. All other expenses are based on total revenue. Totals may not add due to rounding.

----------------------------------------------   --------------------------------------  ---------------------------
                 Location                                     Price Category                        Size
----------------------------------------------   --------------------------------------  ---------------------------
                                                                                         Under 75  75-125   Over 125
 Urban   Suburban   Airport   Highway   Resort   Upscale   Mid-Price   Economy   Budget    Rooms    Rooms     Rooms
 73.2%     73.6%     74.4%     71.3%     70.8%     76.5%     72.4%      71.9%     69.1%    68.4%    73.1%     73.4%
  150       125       134       109       172       133       123        115       109       57      108       159
$70.88    $58.55    $53.02    $49.40    $61.51    $74.44    $54.25     $47.67    $39.99   $52.05   $51.89    $61.05

 94.2%     95.3%     95.3%     96.1%     92.9%     95.1%     95.0%      96.0%     96.3%    96.2%    95.8%     94.8%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
  2.1       2.3       1.8       1.7       2.0       2.5       1.7        1.8       2.1      2.2      1.9       2.1
  1.4       1.2        .7        .6       1.3       1.6       1.0         .6        .5       .6       .8       1.2
  2.2       1.3       2.2       1.6       3.8        .8       2.3        1.6       1.1       .9      1.4       1.9
--------------------------------------------------------------------------------------------------------------------
100.0%    100.0%    100.0%    100.0%    100.0%    100.0%    100.0%     100.0%    100.0%   100.0%   100.0%    100.0%

 27.3%     25.4%     28.5%     25.9%     28.8%     23.5%     26.9%      26.6%     26.9%    26.2%    25.5%      6.7%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
132.0      68.3      74.3      88.3      86.4      73.8      68.4       91.2      92.9     83.1     83.0      75.2
  1.0        .8        .5        .4       1.4       1.0        .8         .5        .3       .4       .5        .9
--------------------------------------------------------------------------------------------------------------------
 29.5%     26.6%     29.0%     26.8%     29.9%     25.2%     27.5%      27.7%     28.2%    27.5%    26.5%     27.8%
--------------------------------------------------------------------------------------------------------------------
 70.5%     73.4%     71.0%     73.2%     70.1%     74.8%     72.5%      72.3%     71.8%    72.5%    73.5%     72.2%

  9.4%      9.6%      9.4%      9.7%     10.6%      9.2%      9.1%       9.8%     10.9%    13.1%     9.3%      9.1%
  4.7       4.9       4.1       3.8       6.3       5.7       4.2        3.8       3.6      3.7      4.4       4.6
  1.5       2.2       1.7       1.6       1.4       2.1       2.2        1.2       1.9      3.5      1.7       1.7
  4.9       5.2       5.0       5.5       5.3       4.5       4.8        5.4       7.2      6.3      5.2       5.1
  5.2       5.0       4.3       5.6       5.1       4.6       4.2        5.5       7.4      5.2      5.5       4.7
--------------------------------------------------------------------------------------------------------------------
 25.8%     26.8%     24.5%     26.2%     28.7%     26.1%     24.5%      25.8%     30.9%    31.8%    26.1%     25.2%

 44.7%     46.6%     46.5%     47.0%     41.4%     48.7%     48.0%       6.5%      0.9%    40.7%    47.4%     47.0%

  3.3%      3.2%      3.4%      2.7%      3.2%      2.8%      3.8%       2.6%      2.2%     3.4%     2.6%     $3.5%
--------------------------------------------------------------------------------------------------------------------
 41.4%     43.4%     43.1%     44.3%     38.2%     45.9%     44.2%      43.9%     38.7%    37.3%    44.8%     43.5%

  3.9%      3.7%      4.1%      3.6%      2.1%      3.4%      3.4%       3.9%      4.2%     3.7%     3.6%      3.9%
  1.1       1.0       1.0       1.1       1.2       1.0       1.1        1.0       1.1      1.5      1.0       1.0
   .7        .5        .2        .6        .6        .2        .0         .5       1.2      1.5       .5        .4
--------------------------------------------------------------------------------------------------------------------
 35.7%     38.2%     37.8%     39.0%     34.3%     41.3%     39.3%      38.5%     32.2%    30.6%    39.7%     38.2%

 17.6%     22.3%     18.2%     19.8%     20.6%     18.4%     21.7%      19.7%     22.0%    33.3%    18.2%     20.4%
--------------------------------------------------------------------------------------------------------------------
 23.8%     21.1%     24.9%     24.5%     17.6%     27.5%     22.5%      24.2%     16.7%     4.0%    26.6%     23.1%
====================================================================================================================

 17.9%     15.7%     19.7%     18.7%     19.7%     11.9%     18.1%      19.7%     20.8%    18.3%    17.4%     17.2%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
  2.8        .1        .3        .4       5.6        .3        .4        1.2        .0       .0       .3        .9
   .3        .1        .0        .2        .4        .1        .1         .4        .7       .1       .1        .2
  4.0       4.2       4.1       4.6       5.2       3.8       4.0        4.8       4.8      4.9      4.3       4.2
  1.9       1.5       1.9       1.6       3.0       1.5       1.2        2.2       1.7       .3      1.7       2.0
  2.5       2.3       2.4       2.5       2.6       2.1       2.2        2.5       2.8      2.0      2.4       2.5
--------------------------------------------------------------------------------------------------------------------
 25.6%     23.1%     27.2%     26.9%     29.6%     18.8%     24.7%      28.8%     30.0%    24.9%    25.2%     25.2%

                                                                      ----------
                                                                       SPECIAL
                                                                      SUPPLEMENT
                                                                      ----------

================================================================================
TRENDS IN THE HOTEL INDUSTRY
United States Cities 1995 and 1996 Projections
================================================================================

                                         Occupancy                    Average Daily Rate
                                ---------------------------------------------------------------
                                 1994     1995        1996       1994       1995        1996
                                Actual  Estimated   Projected   Actual    Estimated   Projected
                                ---------------------------------------------------------------
South Central Cities
   Austin, TX                    74.4%     76.0%       75.0%    $63.13     $65.50      $68.00
   Baton Rouge, LA               66.4      67.0        67.0      49.78      51.75       54.00
   Birmingham, AL                68.4      68.6        69.0      57.00      59.75       60.75
   Corpus Christi, TX            63.7      67.0        66.0      53.45      55.00       57.00
   Dallas/Fort Worth, TX         68.5      70.0        70.0      72.31      76.00       79.00
   El Paso, TX                   72.8      72.5        73.0      43.76      44.50       46.00
   Houston, TX                   64.3      64.0        65.0      67.32      71.00       74.00
   Jackson, MS                   65.6      65.0        67.0      48.90      49.20       51.00
   Knoxville, TN                 63.4      64.7        65.7      55.38      56.49       57.25
   Little Rock, AR               64.4      61.0        61.5      45.32      48.25       49.00
   Memphis, TN                   70.8      71.0        73.0      63.05      65.95       66.75
   Nashville, TN                 78.0      82.8        84.0      93.32      97.62       99.00
   New Orleans, LA               73.4      73.5        75.0      89.61      92.75       95.00
   Oklahoma City, OK             62.0      66.3        67.5      46.47      49.21       51.00
   San Antonio, TX               71.5      71.0        72.0      69.79      71.75       74.00
   Tulsa, OK                     58.8      59.2        61.0      56.79      58.54       59.00
                               -----------------       ---------------     ------------------
             Subtotal            68.6%     69.3%       70.0%    $69.56     $72.66      $75.28

Mountain and Pacific Cities

   Albuquerque, NM               73.4%     71.3%       73.0%    $63.28     $67.24      $68.00
   Billings, MT                  60.2      60.4        62.0      48.58      49.35       52.00
   Boise, ID                     75.5      75.0        75.0      58.00      62.00       64.00
   Colorado Springs, CO          69.3      69.7        71.2      59.31      62.33       63.75
   Denver, CO                    72.0      74.0        75.0      64.42      69.72       71.00
   Great Falls, MT               60.0      65.2        66.0      48.29      48.02       50.00
   Honolulu, HI                  81.1      80.2        80.5      98.82     105.00      110.00
   Los Angeles, CA               66.3      67.0        68.0      83.05      85.00       88.00
   Orange County, CA             65.5      69.0        70.0      76.50      77.34       80.24
   Phoenix, AZ                   71.4      72.9        73.0      90.13      99.34      100.00
   Portland, OR                  75.0      77.0        75.0      85.00      89.00       92.00
   Sacramento, CA                71.3      70.9        72.0      70.09      74.88       77.00
   Salt Lake City, UT            79.7      78.9        80.0      58.44      62.28       64.75
   San Diego County, CA          67.1      70.0        71.0      77.71      81.00       84.00
   San Francisco, CA             70.1      73.8        75.7     105.92     108.68      112.50
   Santa Fe, NM                  71.2      70.5        71.5     109.21     108.45      109.75
   Scottsdale, AZ                70.9      72.8        73.0     112.76     121.21      123.50
   Seattle, WA                   75.5      77.0        78.0     100.00     104.00      107.00
   Tucson, AZ                    69.2      71.6        72.0      74.25      78.68       79.00

             Subtotal            71.2%     72.5%       73.2%    $84.25     $88.41      $91.19
                               -----------------       ---------------     ------------------
             Total Cities        70.1%     71.3%       72.1%    $83.65     $87.51      $90.64
                               -----------------       ---------------     ------------------
             National Average*   68.9%     70.2%       71.2%    $81.68     $85.24      $88.10

================================================================================

* Average property size: 210 rooms.

                                 Idaho Southeast

                           JANUARY 1989 SEPTEMBER 1996

SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96

                  OCCUPANCY             ROOM RATE              ROOM SUPPLY            ROOM DEMAND           ROOM REVENUE
                  -------------------   -------------------    --------------------   -------------------   -----------------------
                  CURRENT PRIOR  %      CURRENT PRIOR  %       CURRENT  PRIOR  %      CURRENT PRIOR  %      CURRENT   PRIOR    %
YEAR MONTH        YEAR    YEAR   CHNG   YEAR    YEAR   CHNG    YEAR     YEAR   CHNG   YEAR    YEAR   CHNG   YEAR      YEAR     CHNG
---- -----        ----    ----   ----   ----    ----   ----    ----     ----   ----   ----    ----   ----   ----      ----     ----
1990 January      45.7    43.9    4.1   31.61   30.27   4.4    95790    93868   2.0   43734   41214   6.1   1382546   1247713  10.8
1990 February     49.6    47.8    3.8   30.97   30.91    .2    86520    84784   2.0   42888   40502   5.9   1328157   1251900   6.1
1990 March        62.4    53.3   17.1   31.64   30.89   2.4    95790    93868   2.0   59779   50076  19.4   1891443   1546672  22.3
1990 April        57.8    55.2    4.7   31.38   30.64   2.4    92700    90840   2.0   53552   50173   6.7   1680346   1537387   9.3
1990 May          56.5    57.2   -1.2   30.82   30.94   -.4    95790    93868   2.0   54082   53668    .8   1666859   1660316    .4
1990 June         74.8    72.0    3.9   33.33   32.16   3.6    92700    90840   2.0   69362   65392   6.1   2311813   2102805   9.9
1990 July         87.4    78.7   11.1   37.85   32.50  16.5    95790    93868   2.0   83753   73854  13.4   3170424   2400582  32.1
1990 August       88.9    83.1    7.0   34.66   33.03   4.9    95790    93868   2.0   85145   77967   9.2   2951104   2575406  14.6
1990 September    71.5    71.8    -.4   32.91   32.17   2.3    92700    90840   2.0   66293   65226   1.6   2181704   2098556   4.0
1990 October      55.7    52.2    6.7   33.61   31.31   7.3    95790    95790    .0   53365   50040   6.6   1793375   1566902  14.5
1990 November     45.2    51.8  -12.7   32.71   31.33   4.4    92700    92700    .0   41865   48051 -12.9   1369497   1505379  -9.0
1990 December     35.7    38.5   -7.3   32.22   30.37   6.1    95790    95790    .0   34187   36872  -7.3   1101482   1119736  -1.6
                 ------------------------------------------------------------------------------------------------------------------
    TOTAL 1990    61.0    58.8    3.7   33.18   31.57   5.1  1127850  1110924   1.5  688005  653035   5.4  22828750  20613354  10.7

    ROOM SAMPLE PERCENT - 31.0 %       Number of Sample Properties - 9       Number of Census Properties - 39

1991 January      39.7    45.7  -13.1   34.20   31.61   8.2    95790    95790    .0   37999   43734 -13.1   1299560   1382546  -6.0
1991 February     47.6    49.6   -4.0   34.83   30.97  12.5    86520    86520    .0   41173   42888  -4.0   1434261   1328157   8.0
1991 March        57.7    62.4   -7.5   35.65   31.64  12.7    95790    95790    .0   55258   59779  -7.6   1969992   1891443   4.2
1991 April        62.8    57.8    8.7   35.24   31.38  12.3    92700    92700    .0   58240   53552   8.8   2052092   1680346  22.1
1991 May          55.0    56.5   -2.7   35.42   30.82  14.9    95790    95790    .0   52655   54082  -2.6   1865015   1666859  11.9
1991 June         70.6    74.8   -5.6   38.40   33.33  15.2    95520    92700   3.0   67462   69362  -2.7   2590510   2311813  12.1
1991 July         77.7    87.4  -11.1   38.31   37.85   1.2    98704    95790   3.0   76664   83753  -8.5   2937348   3170424  -7.4
1991 August       80.4    88.9   -9.6   38.90   34.66  12.2    98704    95790   3.0   79391   85145  -6.8   3088026   2951104   4.6
1991 September    65.7    71.5   -8.1   37.33   32.91  13.4    95520    92700   3.0   62748   66293  -5.3   2342267   2181704   7.4
1991 October      56.9    55.7    2.2   37.33   33.61  11.1    98704    95790   3.0   56202   53365   5.3   2098082   1793375  17.0
1991 November     49.6    45.2    9.7   34.86   32.71   6.6    95520    92700   3.0   47415   41865  13.3   1652977   1369497  20.7
1991 December     37.2    35.7    4.2   34.98   32.22   8.6    98704    95790   3.0   36727   34187   7.4   1284592   1101482  16.6
                 ------------------------------------------------------------------------------------------------------------------
    TOTAL 1991    58.5    61.0   -4.1   36.63   33.18  10.4  1147966  1127850   1.8  671934  688005  -2.3  24614722  22828750   7.8

    ROOM SAMPLE PERCENT - 34.7 %       Number of Sample Properties - 9       Number of Census Properties - 40

                                 Idaho Southeast

                           JANUARY 1989 SEPTEMBER 1996

SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96

                  OCCUPANCY             ROOM RATE              ROOM SUPPLY            ROOM DEMAND           ROOM REVENUE
                  -------------------   -------------------    --------------------   -------------------   -----------------------
                  CURRENT PRIOR  %      CURRENT PRIOR  %       CURRENT  PRIOR  %      CURRENT PRIOR  %      CURRENT   PRIOR    %
YEAR MONTH        YEAR    YEAR   CHNG   YEAR    YEAR   CHNG    YEAR     YEAR   CHNG   YEAR    YEAR   CHNG   YEAR      YEAR     CHNG
---- -----        ----    ----   ----   ----    ----   ----    ----     ----   ----   ----    ----   ----   ----      ----     ----
1992 January      45.1    39.7   13.6   36.50   34.20   6.7     98704    95790  3.0   44493   37999  17.1   1623840   1299560  25.0
1992 February     50.8    47.6    6.7   36.68   34.83   5.3     89152    86520  3.0   45324   41173  10.1   1662319   1434261  15.9
1992 March        55.4    57.7   -4.0   37.38   35.65   4.9    100316    95790  4.7   55608   55258    .6   2078830   1969992   5.5
1992 April        57.0    62.8   -9.2   37.41   35.24   6.2     97080    92700  4.7   55382   58240  -4.9   2072074   2052092   1.0
1992 May          52.7    55.0   -4.2   37.38   35.42   5.5    100316    95790  4.7   52895   52655    .5   1977070   1865015   6.0
1992 June         69.1    70.6   -2.1   37.97   38.40  -1.1     98340    95520  3.0   67922   67462    .7   2578924   2590510   -.4
1992 July         76.3    77.7   -1.8   39.13   38.31   2.1    101618    98704  3.0   77508   76664   1.1   3033121   2937348   3.3
1992 August       81.3    80.4    1.1   39.76   38.90   2.2    101618    98704  3.0   82665   79391   4.1   3287156   3088026   6.4
1992 September    68.6    65.7    4.4   38.36   37.33   2.8     98340    95520  3.0   67438   62748   7.5   2586823   2342267  10.4
1992 October      58.9    56.9    3.5   39.00   37.33   4.5    101618    98704  3.0   59828   56202   6.5   2333580   2098082  11.2
1992 November     46.4    49.6   -6.5   38.44   34.86  10.3     98340    95520  3.0   45646   47415  -3.7   1754807   1652977   6.2
1992 December     37.9    37.2    1.9   36.59   34.98   4.6    101618    98704  3.0   38485   36727   4.8   1408079   1284592   9.6
                 ------------------------------------------------------------------------------------------------------------------
    TOTAL 1992    58.4    58.5    -.2   38.08   36.63   4.0   1187060  1147966  3.4  693194  671934   3.2  26396623  24614722   7.2

    ROOM SAMPLE PERCENT - 39.1 %       Number of Sample Properties - 11       Number of Census Properties - 42

1993 January      46.7    45.1    3.5   36.79   36.50    .8    101618    98704  3.0   47440   44493   6.6   1745315   1623840   7.5
1993 February     53.8    50.8    5.9   37.88   36.68   3.3     91784    89152  3.0   49369   45324   8.9   1870296   1662319  12.5
1993 March        59.1    55.4    6.7   38.65   37.38   3.4    101618   100316  1.3   60085   55608   8.1   2322231   2078830  11.7
1993 April        56.6    57.0    -.7   39.34   37.41   5.2     98340    97080  1.3   55637   55382    .5   2188643   2072074   5.6
1993 May          54.3    52.7    3.0   38.63   37.38   3.3    101618   100316  1.3   55148   52895   4.3   2130264   1977070   7.7
1993 June         73.1    69.1    5.8   42.50   37.97  11.9     98340    98340   .0   71917   67922   5.9   3056489   2578924  18.5
1993 July         86.5    76.3   13.4   43.56   39.13  11.3    101618   101618   .0   87916   77508  13.4   3829414   3033121  26.3
1993 August       84.1    81.3    3.4   44.39   39.76  11.6    103354   101618  1.7   86932   82665   5.2   3858993   3287156  17.4
1993 September    71.3    68.6    3.9   41.39   38.36   7.9    100020    98340  1.7   71271   67438   5.7   2950111   2586823  14.0
1993 October      55.1    58.9   -6.5   40.57   39.00   4.0    103354   101618  1.7   56928   59828  -4.8   2309306   2333580  -1.0
1993 November     46.8    46.4     .9   40.13   38.44   4.4    100020    98340  1.7   46827   45646   2.6   1879224   1754807   7.1
1993 December     39.7    37.9    4.7   39.15   36.59   7.0    104036   101618  2.4   41303   38485   7.3   1617036   1408079  14.8
                 ------------------------------------------------------------------------------------------------------------------
    TOTAL 1993    60.6    58.4    3.8   40.72   38.08   6.9   1205720  1187060  1.6  730773  693194   5.4  29757322  26396623  12.7

    ROOM SAMPLE PERCENT - 49.6 %       Number of Sample Properties - 15       Number of Census Properties - 44

                                 Idaho Southeast

                           JANUARY 1989 SEPTEMBER 1996

SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96

                  OCCUPANCY             ROOM RATE              ROOM SUPPLY            ROOM DEMAND           ROOM REVENUE
                  -------------------   -------------------    --------------------   -------------------   -----------------------
                  CURRENT PRIOR  %      CURRENT PRIOR  %       CURRENT  PRIOR  %      CURRENT PRIOR  %      CURRENT   PRIOR    %
YEAR MONTH        YEAR    YEAR   CHNG   YEAR    YEAR   CHNG    YEAR     YEAR   CHNG   YEAR    YEAR   CHNG   YEAR      YEAR     CHNG
---- -----        ----    ----   ----   ----    ----   ----    ----     ----   ----   ----    ----   ----   ----      ----     ----
1994 January      44.8    46.7   -4.1   43.22   36.79  17.5    104036   101618  2.4   46596   47440  -1.8   2013818   1745315  15.4
1994 February     49.7    53.8   -7.6   41.45   37.88   9.4     93968    91784  2.4   46711   49369   5.4   1936253   1870296   3.5
1994 March        59.1    59.1     .0   41.31   38.65   6.9    104036   101618  2.4   61449   60085   2.3   2538685   2322231   9.3
1994 April        56.3    56.6    -.5   41.61   39.34   5.8    100680    98340  2.4   56709   55637   1.9   2359390   2188643   7.8
1994 May          56.1    54.3    3.3   41.94   38.63   8.6    104036   101618  2.4   58361   55148   5.8   2447819   2130264  14.9
1994 June         70.4    73.1   -3.7   44.37   42.50   4.4    100680    98340  2.4   70919   71917  -1.4   3146442   3056489   2.9
1994 July         80.9    86.5   -6.5   45.95   43.56   5.5    104036   101618  2.4   84149   87916   4.3   3866784   3829414   1.0
1994 August       84.0    84.1   - .1   45.82   44.39   3.2    104036   103354   .7   87370   86932    .5   4003327   3858993   3.7
1994 September    72.3    71.3    1.4   43.00   41.39   3.9    102480   100020  2.5   74070   71271   3.9   3184773   2950111   8.0
1994 October      56.7    55.1    2.9   42.03   40.57   3.6    105896   103354  2.5   60052   56928   5.5   2524033   2309306   9.3
1994 November     48.7    46.8    4.1   41.85   40.13   4.3    104040   100020  4.0   50710   46827   8.3   2122222   1879224  12.9
1994 December     37.9    39.7   -4.5   40.83   39.15   4.3    107508   104036  3.3   40717   41303  -1.4   1662624   1617036   2.8
                 ------------------------------------------------------------------------------------------------------------------
    TOTAL 1994    59.7    60.6   -1.5   43.11   40.72   5.9   1235432  1205720  2.5  737813  730773   1.0  31806170  29757322   6.9

     ROOM SAMPLE PERCENT -  55.1 %       Number of Sample Properties - 18       Number of Census Properties - 46

1995 January      41.0    44.8   -8.5   42.23   43.22  -2.3    107508   104036  3.3   44123   46596  -5.3   1863127   2013818  -7.5
1995 February     44.0    49.7  -11.5   42.95   41.45   3.6     97104    93968  3.3   42702   46711  -8.6   1834229   1936253  -5.3
1995 March        57.2    59.1   -3.2   43.57   41.31   5.5    110918   104036  6.6   63496   61449   3.3   2766619   2538685   9.0
1995 April        53.0    56.3   -5.9   43.42   41.61   4.3    107340   100680  6.6   56888   56709    .3   2470307   2359390   4.7
1995 May          54.8    56.1   -2.3   43.79   41.94   4.4    110918   104036  6.6   60796   58361   4.2   2662319   2447819   8.8
1995 June         73.4    70.4    4.3   45.69   44.37   3.0    107340   100680  6.6   78765   70919  11.1   3598645   3146442  14.4
1995 July         78.9    80.9   -2.5   48.15   45.95   4.8    110918   104036  6.6   87552   84149   4.0   4215800   3866784   9.0
1995 August       80.9    84.0   -3.7   49.17   45.82   7.3    110918   104036  6.6   89697   87370   2.7   4409988   4003327  10.2
1995 September    69.1    72.3   -4.4   45.23   43.00   5.2    107340   102480  4.7   74154   74070    .1   3354202   3184773   5.3
1995 October      54.3    56.7   -4.2   44.54   42.03   6.0    110918   105896  4.7   60252   60052    .3   2683764   2524033   6.3
1995 November     44.5    48.7   -8.6   43.05   41.85   2.9    107340   104040  3.2   47741   50710  -5.9   2055313   2122222  -3.2
1995 December     34.4    37.9   -9.2   41.54   40.83   1.7    110918   107508  3.2   38102   40717  -6.4   1582607   1662624  -4.8
                 ------------------------------------------------------------------------------------------------------------------
    TOTAL 1995    57.3    59.7   -4.0   45.01   43.11   4.4   1299480  1235432  5.2  744268  737813    .9  33496920  31806170   5.3

    ROOM SAMPLE PERCENT - 53.4 %       Number of Sample Properties - 18       Number of Census Properties - 47

                                 Idaho Southeast

                           JANUARY 1989 SEPTEMBER 1996

SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96

                  OCCUPANCY             ROOM RATE              ROOM SUPPLY            ROOM DEMAND           ROOM REVENUE
                  -------------------   -------------------    --------------------   -------------------   -----------------------
                  CURRENT PRIOR  %      CURRENT PRIOR  %       CURRENT  PRIOR  %      CURRENT PRIOR  %      CURRENT   PRIOR    %
YEAR MONTH        YEAR    YEAR   CHNG   YEAR    YEAR   CHNG    YEAR     YEAR   CHNG   YEAR    YEAR   CHNG   YEAR      YEAR     CHNG
---- -----        ----    ----   ----   ----    ----   ----    ----     ----   ----   ----    ----   ----   ----      ----     ----
1996 January      38.2    41.0   -6.8   43.14   42.23  2.2     112871   107508  5.0   43117   44123  -2.3   1860252   1863127   -.2
1996 February     42.7    44.0   -3.0   43.46   42.95  1.2     101948    97104  5.0   43539   42702   2.0   1892305   1834229   3.2
1996 March        54.3    57.2   -5.1   44.89   43.57  3.0     112871   110918  1.8   61321   63496  -3.4   2752682   2766619    .5
1996 April        51.7    53.0   -2.5   44.15   43.42  1.7     109230   107340  1.8   56450   56888   -.8   2492534   2470307    .9
1996 May          53.1    54.8   -3.1   44.77   43.79  2.2     114421   110918  3.2   60791   60796   -.0   2721839   2662319   2.2
1996 June         67.1    73.4   -8.6   46.31   45.69  1.4     114510   107340  6.7   76860   78765  -2.4   3559045   3598645  -1.1
1996 July         72.2    78.9   -8.5   47.94   48.15  -.4     118327   110918  6.7   85385   87552  -2.5   4092940   4215800  -2.9
1996 August       76.2    80.9   -5.8   48.82   49.17  -.7     120993   110918  9.1   92162   89697   2.7   4499671   4409988   2.0
1996 September    57.7    69.1  -16.5   45.07   45.23  -.4     117090   107340  9.1   67597   74154  -8.8   3046552   3354202  -9.2

     TOTAL 1996   57.4    61.6   -6.8   45.84   45.43   .9    1022261   970304  5.4  587222  598173  -1.8  26917820  27175236   -.9

     ROOM SAMPLE PERCENT - 51.6 %       Number of Sample Properties - 19       Number of Census Properties - 51

     SOURCE: SMITH TRAVEL RESEARCH - The information contained in this report is based upon independent surveys and research from sources considered reliable but no representation is made as to its completeness or accuracy. This information is in no way to be construed as a recommendation by Smith
                                     Travel Research of any industry standard and is intended solely for the internal purposes of your company and should not be published in any manner unless authorized by
                                     Smith Travel Research.

                         LIST OF PROPERTIES INCLUDED IN

                                 Idaho Southeast

                                                                11/07/96 Page: 1

                                                                    Zip
SIR CODE  Name of Establishment            City                 ST  Code   Telephone       YEAR
--------  ------------------------------   -------------------  --  -----  --------------  ----
  31255   AMERITEL INN                     POCATELLO            ID  83201  (208) 234-7500  9503
   4106   QUALITY CONVENTION CENTER        POCATELLO            ID  83201  (208) 233-2200
  22708   SUPER 8 POCATELLO                POCATELLO            ID  83201  (208) 234-0888  8705
   2365   BEST WESTERN COTTON TREE INN     POCATELLO            ID  83201  (208) 237-7650  7700
    822   HOLIDAY INN POCATELLO            POCATELLO            ID  83201  (208) 237-1400  6506
  28633   COMFORT INN POCATELLO            POCATELLO            ID  83201  (208) 237-8155  9203
   2366   BEST WESTERN WESTON INN POCATE   POCATELLO            ID  83201  (208) 233-5530  6400
  16448   SUNDIAL INN                      POCATELLO            ID  83201  (208) 233-0451
   5698   IMPERIAL 400                     POCATELLO            ID  83201  (208) 233-5120
  18159   BIDWELL MOTEL                    POCATELLO            ID  83201  (208) 232-3114
  16449   THUNDERBIRD                      POCATELLO            ID  83201  (208) 232-6330
   6402   MOTEL 6 POCATELLO                POCATELLO            ID  83202  (208) 237-7880
  16447   MENDELS POCATELLO                POCATELLO            ID  83202  (208) 237-3100
  16446   DAYS INN POCATELLO               POCATELLO            ID  83202  (208) 237-0020
   2350   HILLVIEW MOTEL                   AMERICAN FALLS       ID  83211  (208) 226-5151
  16413   D K MOTEL                        ARCO                 ID  83213  (208) 527-8282
  30575   BEST WESTERN BLACKFOOT INN       BLACKFOOT            ID  83221  (208) 785-4144  9409
   2351   RIVERSIDE INN                    BLACKFOOT            ID  83221  (208) 785-5000
  16433   LAVA SPA & TUMBLING WATER        LAVA HOT SPRINGS     ID  83246  (208) 776-5589
  33535   SUPER 8 MONTPELIER               MONTPELIER           ID  83254  (208) 847-8888  9605
   2361   BEST WESTERN CREST MOTEL         MONTPELIER           ID  83254  (208) 847-1782  6500
  16439   BUDGET INN                       MONTPELIER           ID  83254  (208) 847-1273
  16437   PARK MOTEL                       MONTPELIER           ID  83254  (208) 847-1911
  18160   PLAZA MOTEL                      PRESTON              ID  83263  (208) 852-2020
  16458   J R INN                          SODA SPRINGS         ID  83276  (208) 547-3366
  23253   COMFORT LODGE                    IDAHO FALLS          ID  83401  (208) 523-2960  5906
  16428   LITTLETREE INN                   IDAHO FALLS          ID  83401  (208) 523-5993
  33214   AMERITEL INN                     IDAHO FALLS          ID  83402  (208) 523-1400  9606
  22559   BEST WESTERN COTTONTREE INN      IDAHO FALLS          ID  83402  (208) 523-6000  9106
  16430   QUALITY IDAHO FALLS              IDAHO FALLS          ID  83402  (208) 523-6260  7006
   8605   SUPER 8 IDAHO FALLS              IDAHO FALLS          ID  83402  (208) 522-8880  8405
   2359   BEST WESTERN STARDUST            IDAHO FALLS          ID  83402  (208) 522-2910  6400
  14843   SHILO INN IDAHO FALLS            IDAHO FALLS          ID  83402  (208) 523-0088  8806
   6400   MOTEL 6 IDAHO FALLS              IDAHO FALLS          ID  83402  (208) 522-0112
  16429   MOTEL WEST                       IDAHO FALLS          ID  83402  (208) 522-1112
  29346   COMFORT INN IDAHO FALLS          IDAHO FALLS          ID  83402  (208) 528-2804  9308
   2358   BEST WESTERN DRIFTWOOD MOTEL     IDAHO FALLS          ID  83402  (208) 523-2242  6100
   4105   HOLIDAY INN IDAHO FALLS          IDAHO FALLS          ID  83402  (208) 523-8000

                                                   RESPONSE REPORT                Report #: Res-14
                                                   -----1995------ ---------------1996----------------
SIR CODE  Name of Establishment             ROOMS  SEP OCT NOV DEC JAN FEB MAR APR MAY JUN JUL AUG SEP
--------  ------------------------------    -----  --------------- -----------------------------------
  31255   AMERITEL INN                       110
   4106   QUALITY CONVENTION CENTER          152    X   X   X   X   X   X   X   X   X   X   X   X   X
  22708   SUPER 8 POCATELLO                   80    X   X   X   X   X   X   X   X   X   X   X   X
   2365   BEST WESTERN COTTON TREE INN       149    X       X   X   X   X   X   X   X   X   X   X   X
    822   HOLIDAY INN POCATELLO              206    X   X   X   X   X   X   X   X   X       X   X   X
  28633   COMFORT INN POCATELLO               52    X   X   X   X   X   X   X   X   X   X   X   X   X
   2366   BEST WESTERN WESTON INN POCATE      60
  16448   SUNDIAL INN                         53    X   X   X   X   X   X   X   X   X   X   X   X   X
   5698   IMPERIAL 400                        31
  18159   BIDWELL MOTEL                       27
  16449   THUNDERBIRD                         55
   6402   MOTEL 6 POCATELLO                  134    X   X   X   X   X   X   X   X   X   X   X   X   X
  16447   MENDELS POCATELLO                  104
  16446   DAYS INN POCATELLO                 115    X   X   X   X   X   X   X   X   X   X   X   X   X
   2350   HILLVIEW MOTEL                      34
  16413   D K MOTEL                           20
  30575   BEST WESTERN BLACKFOOT INN          60
   2351   RIVERSIDE INN                       73        X
  16433   LAVA SPA & TUMBLING WATER           34
  33535   SUPER 8 MONTPELIER                  50
   2361   BEST WESTERN CREST MOTEL            65
  16439   BUDGET INN                          24
  16437   PARK MOTEL                          25
  18160   PLAZA MOTEL                         31
  16458   J R INN                             44
  23253   COMFORT LODGE                       40
  16428   LITTLETREE INN                      92
  33214   AMERITEL INN                       126                                        X       X   X
  22559   BEST WESTERN COTTONTREE INN         94    X   X   X   X   X   X   X   X
  16430   QUALITY IDAHO FALLS                127    X   X   X   X   X   X   X   X   X   X   X   X   X
   8605   SUPER 8 IDAHO FALLS                 91
   2359   BEST WESTERN STARDUST              248    X   X   X   X   X   X   X   X   X   X   X   X   X
  14843   SHILO INN IDAHO FALLS              161
   6400   MOTEL 6 IDAHO FALLS                 80    X   X   X   X   X   X   X   X   X   X   X   X   X
  16429   MOTEL WEST                          80
  29346   COMFORT INN IDAHO FALLS             56    X   X   X   X       X   X   X   X   X   X   X   X
   2358   BEST WESTERN DRIFTWOOD MOTEL        74
   4105   HOLIDAY INN IDAHO FALLS            141    X   X   X   X   X   X   X   X   X   X   X   X   X

                         LIST OF PROPERTIES INCLUDED IN

                            Idaho Southeast

                                                                11/07/96 Page: 2


                                                                    Zip
SIR CODE  Name of Establishment            City                 ST  Code   Telephone       YEAR
--------  ------------------------------   -------------------  --  -----  --------------  ----
   32561  HAMPTON INN IDAHO FALLS          IDAHO FALLS          ID  83404 (208) 529-9800    9601
    2357  BEST WESTERN TETON W             DRIGGS               ID  83422 (208) 354-2363    7100
   30016  SUPER 8 DRIGGS                   DRIGGS               ID  83422 (208) 354-8888    9312
    2367  BEST WESTERN COTTONTREE INN      REXBURG              ID  83440 (208) 356-4646    7700
   30595  COMFORT INN REXBURG              REXBURG              ID  83440 (208) 359-1311    9411
   24346  SUPER 8 REXBURG                  REXBURG              ID  83440 (208) 356-8888    9206
   16453  DAYS INN REXBURG                 REXBURG              ID  83440 (208) 356-9222
    2368  BEST WESTERN WESTON INN          ST ANTHONY           ID  83445 (208) 624-3711    7100
   18161  TIMBERLINE MOTEL                 VICTOR               ID  83455 (208) 787-2769
   33630  SLEEP INN NAMPA                  NAMPA                ID  83687 (208) 463-6300    9608
   11180  SHILO INN NAMPA                  NAMPA                ID  83687 (208) 466-8993
   17090  SHILO INN NAMPA SUITES           NAMPA                ID  83687 (208) 465-3250
   27953  SUPER 8 NAMPA                    NAMPA                ID  83687 (208) 467-2888    8910



                                                  RESPONSE REPORT                Report #: Res-14
                                                  -----1995------ ---------------1996----------------
SIR CODE  Name of Establishment            ROOMS  SEP OCT NOV DEC JAN FEB MAR APR MAY JUN JUL AUG SEP
--------  ------------------------------   -----  --------------- -----------------------------------
   32561  HAMPTON INN IDAHO FALLS             63                    X   X   X   X   X   X   X   X   X
    2357  BEST WESTERN TETON W                42
   30016  SUPER 8 DRIGGS                      22
    2367  BEST WESTERN COTTONTREE INN        100    X       X   X   X   X   X   X   X   X   X   X   X
   30595  COMFORT INN REXBURG                 52    X   X   X   X   X   X   X   X   X   X   X   X   X
   24346  SUPER 8 REXBURG                     42
   16453  DAYS INN REXBURG                    42    X   X   X   X   X   X   X   X   X   X   X   X   X
    2368  BEST WESTERN WESTON INN             30    X   X   X   X   X   X   X   X   X   X   X   X   X
   18161  TIMBERLINE MOTEL                    20
   33630  SLEEP INN NAMPA                     86                                                    X
   11180  SHILO INN NAMPA                     61
   17090  SHILO INN NAMPA SUITES              83
   27953  SUPER 8 NAMPA                       62
                                            ----
                                            3903
                                                    X Denotes data received by Smith Travel Research.